As filed with the Securities and Exchange Commission on April 30, 2026
Investment Company Act File
No. 811-24079

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
N-2
(CHECK APPROPRIATE BOX OR BOXES)
REGISTRATION STATEMENT
UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 3	☒

StepStone Private Credit
Co-Investment
Fund
(Exact name of Registrant as specified in Charter)

277 Park Avenue, 44th Floor
New York,
NY
10172
(Address of principal executive offices)
Registrant’s Telephone Number, including Area Code: (212)
351-6100
Joseph Cambareri
Chief Financial Officer
StepStone Group Private Debt LLC
277 Park Avenue, 44th Floor
New York,
NY
10172
(Name and address of agent for service)

COPY TO:
Stephen T. Cohen, Esq.
Dechert LLP
1900 K Street NW
Washington, DC 20006

☐	Check box if the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans.

☐
Check box if any securities being registered on this Form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered in connection with a dividend reinvestment plan.

☐	Check box if this Form is a registration statement pursuant to General Instruction A.2 or a post-effective amendment thereto.

☐
Check box if this Form is a registration statement pursuant to General Instruction B or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

☐
Check box if this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction B to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act.

It is proposed that this filing will become effective (check appropriate box)

☐	when declared effective pursuant to section 8(c) of the Securities Act

If appropriate, check the following box:

☐	This [post-effective] amendment designates a new effective date for a previously filed [post-effective amendment] [registration statement].

☐
This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:   .

☐
This Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:   .

☐
This Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:   .

Check each box that appropriately characterizes the Registrant:

☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).

☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

☐	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).

☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”).

☐
If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☒	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Shares of Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and an “Eligible Investor” as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Registrant.
The information required to be included in this Registration Statement by Part
A-Information
Required in a Prospectus and Part
B-Information
Required in a Statement of Additional Information of Form
N-2
is contained in the memorandum (the “Memorandum”) that follows.

STEPSTONE PRIVATE CREDIT
CO-INVESTMENT
FUND

April 2026
In making an investment decision, an investor must rely upon his, her or its own examination of the StepStone Private Credit
Co-Investment
Fund (the “Fund”) and the terms of the offering, including the merits and risks involved, of acquiring shares of the Fund (“Shares”) as described in this Confidential Private Placement Memorandum (“Memorandum”). The Shares have not been approved or disapproved by the Securities and Exchange Commission or any other U.S. or
non-U.S.
federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Memorandum or the merits of an investment in the Shares. Any representation to the contrary is a criminal offense.

TO ALL INVESTORS
The Shares have not been and will not be registered under the 1933 Act, or the securities laws of any state. The offering contemplated by this Memorandum is made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws. This Memorandum does not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Shares be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Memorandum. Prospective investors should not rely on any information not contained in this Memorandum. This Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Shares and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). Prospective investors should not construe the contents of this Memorandum as legal, tax or financial advice. Each prospective investor should consult its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for the investor. The Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s Declaration of Trust, the 1933 Act and applicable state securities laws, pursuant to registration or exemption from those provisions.
The Fund’s Shares will not be listed on an exchange, and no secondary market is expected to develop. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.
Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
You should rely only on the information contained in this Memorandum. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer of Shares in any state or other jurisdiction where the offer is not permitted.

Important Considerations
This Memorandum is intended solely for the confidential use of the recipient named on the preceding cover page hereto in connection with evaluating an investment by such person in StepStone Private Credit
Co-Investment
Fund, a Delaware statutory trust (the “Fund”). This Memorandum may not be reproduced or given to any other person other than a legal, business, investment or tax advisor in connection with obtaining the advice of such persons with respect to an investment in the Fund. Prospective investors are not to construe the contents of this Memorandum as legal, business or tax advice. Each investor should consult his own attorney, business advisor and/or tax advisor with respect to such matters.
The Fund is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a diversified, closed-end
management investment company. The Fund has filed a registration statement on Form
N-2
(including any amendments thereto, the “Form
N-2
Registration Statement”) with the SEC under the 1940 Act. The Form
N-2
Registration Statement is not the offering document pursuant to which the Fund is conducting this offering; accordingly, investors should rely exclusively on information contained in the Memorandum in making their investment decisions. The Shares offered hereby may not be sold or transferred (i) except as permitted under the Fund’s subscription agreement for Shares (as amended, restated, and otherwise modified from time to time, the “Subscription Agreement”) and Declaration of Trust and other governing documents (“Governing Documents”) and (ii) unless they are registered under the Securities Act of 1933, as amended (the “Securities Act”), and under any other applicable securities laws or an exemption from such registration thereunder is available.
The Shares described in this Memorandum have not been registered under the Securities Act, or the securities laws of any state or any other country or jurisdiction. The Shares will be offered and sold under the exemption provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder (“Regulation D”) and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made. The Shares are being offered solely to investors that are “accredited investors,” as defined in Rule 501(a) of Regulation D (“accredited investors”).
Each prospective investor will be required to represent that it (i) is an accredited investor in accordance with Regulation D and (ii) is acquiring the Shares purchased by it for investment and not with a view to resale or distribution.
The Fund is managed by StepStone Group Private Debt LLC (the “Adviser”), an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser has engaged StepStone Group Europe Alternative Investments Limited (“SGEAIL” or the
“Sub-Adviser”
and, together with the Adviser, the “Advisers”) to act as our sub-advisor
to provide certain ongoing,
non-discretionary
investment advice and services to the Adviser in regard to the Adviser’s management of the Fund.
This Memorandum contains a summary of the Governing Documents, the Subscription Agreement, an Investment Advisory Agreement between the Fund and the Adviser (the “Advisory Agreement”), a
Sub-Advisory
Agreement by and among the Adviser, SGEAIL, and the Fund (the
“Sub-Advisory
Agreement”), an Administration Agreement between the Fund and the Adviser (the “Administration Agreement”), and other related documents referred to herein. The obligations of the Fund and holders of the Shares are set forth in and will be governed principally by the Governing Documents, the Subscription Agreement, the Advisory Agreement and other related documents. The discussions of these documents and agreements set forth in this Memorandum do not purport to be complete. Copies of the Subscription Agreement, the Advisory Agreement and other related documents will be provided to prospective investors, and each prospective investor and its advisers should carefully read these agreements, including any and all revisions thereto, prior to making an investment in the Fund. The Fund and its affiliates reserve the right to modify the terms of the offering and the Shares described herein, and the Shares are offered subject to the Fund’s right to reject any subscription in whole or in part.
Information contained on our or any of our affiliate’s websites is not incorporated by reference into this Memorandum, and you should not consider that information to be part of this Memorandum.

This Memorandum does not constitute an offer or solicitation to anyone in any jurisdiction in which such an offer or solicitation is not authorized by law. This offering is made subject to withdrawal, cancellation or modification by the Fund at any time without prior notice.
This Memorandum supersedes all prior written or verbal communications made on behalf of or pertaining to the Fund. During the course of this offering and prior to sale, each prospective investor and its advisor(s), if any, are invited to question the Fund concerning the terms and conditions of the offering and to obtain additional information concerning the offering or to verify the accuracy of information contained in this Memorandum. The delivery of this Memorandum does not imply that the information herein is correct as of any date subsequent to the date on the cover hereof.
THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY AUTHORITY OR COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN WHAT IS CONTAINED IN THIS MEMORANDUM OR THE SUBSCRIPTION AGREEMENT FOR THE FUND, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE INFORMATION CONTAINED IN THIS MEMORANDUM HAS BEEN COMPILED FROM SOURCES BELIEVED TO BE RELIABLE.
AN INVESTMENT IN THE FUND INVOLVES SIGNIFICANT RISKS AND REQUIRES THE FINANCIAL ABILITY AND WILLINGNESS TO ACCEPT THE HIGH RISKS AND LACK OF LIQUIDITY INHERENT IN AN INVESTMENT IN THE FUND. OFFERS AND SALES WILL ONLY BE MADE TO PERSONS THAT ARE “ACCREDITED INVESTORS” (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT). INVESTORS MUST ALSO BE SOPHISTICATED IN BUSINESS AND FINANCIAL MATTERS, HAVE THE KNOWLEDGE AND EXPERIENCE TO EVALUATE THE MERITS AND RISKS OF THE INVESTMENT AND HAVE SUFFICIENT FINANCIAL MEANS TO BOTH BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT.
No representations or warranties of any kind are intended or should be inferred with respect to the economic return from or the tax consequences of an investment in the Fund. No assurance can be given that existing laws will not be changed or interpreted adversely to the Fund or its shareholders (“Shareholders”). Before investing, investors should consult with their own attorney and personal business and tax advisors to determine the consequences of an investment and arrive at their own evaluation of the investment.
THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE EXCEPT AS DETAILED HEREIN AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.
* * * * *

NOTICE TO RESIDENTS OF CAYMAN ISLANDS
THIS MEMORANDUM AND THE INFORMATION CONTAINED HEREIN DOES NOT CONSTITUTE AND IS NOT INTENDED TO CONSTITUTE AN OFFER OF SECURITIES AND ACCORDINGLY SHOULD NOT BE CONSTRUED AS SUCH. THE COMPANY AND ANY OTHER PRODUCTS OR SERVICES REFERENCED IN THIS MEMORANDUM MAY NOT BE LICENSED IN ALL JURISDICTIONS, AND UNLESS OTHERWISE INDICATED, NO REGULATOR OR GOVERNMENT AUTHORITY HAS REVIEWED THIS DOCUMENT OR THE MERITS OF THE PRODUCTS AND SERVICES REFERENCED HEREIN. THIS MEMORANDUM AND THE INFORMATION CONTAINED HEREIN HAS BEEN MADE AVAILABLE IN ACCORDANCE WITH THE RESTRICTIONS AND/OR LIMITATIONS IMPLEMENTED BY ANY APPLICABLE LAWS AND REGULATIONS. THIS MEMORANDUM IS DIRECTED AT AND INTENDED FOR INSTITUTIONAL INVESTORS (AS SUCH TERM IS DEFINED IN EACH JURISDICTION IN WHICH THE COMPANY IS MARKETED). THIS MEMORANDUM IS PROVIDED ON A CONFIDENTIAL BASIS FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE REPRODUCED IN ANY FORM. BEFORE ACTING ON ANY INFORMATION IN THIS MEMORANDUM, PROSPECTIVE INVESTORS SHOULD INFORM THEMSELVES OF AND OBSERVE ALL APPLICABLE LAWS, RULES AND REGULATIONS OF ANY RELEVANT JURISDICTIONS AND OBTAIN INDEPENDENT ADVICE IF REQUIRED. THIS MEMORANDUM IS FOR THE USE OF THE NAMED ADDRESSEE ONLY AND SHOULD NOT BE GIVEN, FORWARDED OR SHOWN TO ANY OTHER PERSON (OTHER THAN EMPLOYEES, AGENTS OR CONSULTANTS IN CONNECTION WITH THE ADDRESSEE’S CONSIDERATION THEREOF).
* * * * *
Please direct any questions or requests for further information to:
StepStone Group Private Debt LLC
277 Park Avenue, 44th Floor
New York, NY, 10172

i

THE FUND
The Fund is registered under the 1940 Act as a diversified,
closed-end
management investment company. The Fund was organized as a Delaware statutory trust on February 19, 2025. The Fund’s principal office is located at 277 Park Avenue, 44th Floor, New York, NY, 10172, and its telephone number is
212-351-6100.
Investment advisory services are provided to the Fund by StepStone Group Private Debt LLC (the “Adviser”) and StepStone Group Europe Alternative Investments Limited (“SGEAIL” or the
“Sub-Adviser”)
pursuant to an investment advisory agreement (the “Advisory Agreement”) and an investment sub-advisory
agreement (the
“Sub-Advisory
Agreement”), respectively. Responsibility for monitoring and overseeing the Fund’s investment program and its management and operation is vested in the individuals who serve on the Board of Trustees. See “Management of the Fund.”
STRUCTURE
The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” with those of a registered closed-end
investment fund. The Fund is similar to a private investment fund in that it will be actively managed and Shares will be sold in private placements solely to Eligible Investors. Unlike many private investment funds, however, the Fund, as a registered closed-end
investment fund, can offer Shares without limiting the number of Eligible Investors that can participate in its investment program. The Fund intends to raise equity capital through private placements of its Shares on a continuous basis by holding multiple closings at which it will accept Capital Commitments (as defined herein) to purchase Shares from investors, pursuant to which arrangements investors will be required to fund drawdowns to purchase Shares up to the amount of their respective Capital Commitments each time the Fund delivers a drawdown notice. The policy of the Fund is not to hold an annual meeting of Shareholders unless a meeting is required to be held under the 1940 Act.
SUMMARY OF FEES AND EXPENSES
The following table illustrates the fees and expenses that the Fund expects to incur.

SHAREHOLDER FEES
Maximum sales load (percentage of purchase amount)	None
ANNUAL FUND OPERATING EXPENSES (as a percentage of the Fund’s average net assets)
Management Fee	0.60%
Other Expenses (1) , (2)	0.44%
Total Annual Fund Operating Expenses	1.04%

(1)
Other Expenses include all other expenses incurred by the Fund, such as its organizational and offering expenses, certain administrative costs, certain origination or similar fees paid with respect to Private Credit Investments (as defined herein) approved by the Adviser that are sourced by a variety of Investment Partners (as defined herein) or through Investment Funds, and expenses relating to the offering and sale of Shares. Other Expenses are estimated for the first 12 months of operations. For more details regarding the Fund’s estimated organizational and offering expenses, please see “Fund Expenses – Organizational and Offering Expenses.”

(2)
Includes amounts paid under an administration agreement (the “Administration Agreement”) between the Fund and StepStone Private Debt LLC as administrator (the “Administrator”). Under the Administration Agreement, the Fund pays the Administrator an administration fee (the “Administration Fee”) in an amount up to 0.175% on an annualized basis of the Fund’s net assets. From the proceeds of the Administration Fee, the Administrator pays SEI Investments Global Funds Services (the
“Sub-Administrator”)
a

sub-administration
fee (the
“Sub-Administration
Fee”) in an amount up to 0.065% on an annualized basis of the Fund’s net assets, subject to a minimum annual fee. The
Sub-Administration
Fee is paid pursuant to a
sub-administration
agreement and a fund accounting agreement each between the Administrator and the
Sub-Administrator.
The Administration Fee will be computed based on the value of the net assets of the Fund as of the close of business on the last calendar day of each month (including any assets in respect of shares that will be repurchased by the Fund on such date) and payable in arrears within three business days of the determination of the Fund’s net assets but no later than 25 business days after the end of the month. The
Sub-Administration
Fee is calculated in a manner substantially similar to the Administration Fee and is payable monthly in arrears.
EXAMPLE:
You would pay the following fees and expenses on a $1,000 investment, assuming a 5.00% annual return, and the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

If You SOLD Your Shares

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$11	$34	$59	$134

If You HELD Your Shares

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$11	$34	$59	$134
The examples should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown
. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5.00% return used in the Example.
The purpose of the table above is to assist investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see “Fund Expenses,” “Management Fee” and “Purchases of Shares.”
FINANCIAL HIGHLIGHTS
The Fund’s financial highlights are incorporated by reference from the Fund’s annual report for the fiscal period ended December
 31, 2025 (File No.
 811-24079)
, as filed with the SEC on Form
N-CSR
on March 3, 2026 (Accession
No. 0001193125-26-087251).
INVESTMENT PROGRAM
Investment Objectives
The Fund’s investment objectives are to seek to generate current income and, to a lesser extent, long-term capital appreciation.
Investment Strategy
Under normal circumstances, the Fund will invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments (“Private Credit Investments”). The Fund defines Private

Credit Investments to consist of the Lending Strategy and Specialty Credit Strategy, each as defined below, as well as other investment strategies that are substantially private credit-related (for example, litigation finance). In determining whether the Fund has invested at least 80% of its total assets (net assets plus borrowings for investment purposes) in Private Credit Investments, the Fund will look through any underlying funds or other investment vehicles to their underlying investments. In addition, the Fund intends to count the value of any money market funds, cash, other cash equivalents or U.S. Treasury securities with remaining maturities of one year or less that cover unfunded commitments to invest equity in Investment Funds (as defined below) or special purpose vehicles controlled by unaffiliated general partners that will acquire a Private Credit Investment, in each case that the Fund reasonably expects to be called in the future, as qualifying Private Credit Investments for purposes of its 80% policy.
Except as otherwise disclosed in this Memorandum, we may modify or waive our investment objectives and any of our investment policies, restrictions, strategies, and techniques without prior notice and without shareholder approval. However, we may change our 80% Private Credit Investments policy without shareholder approval so long as we provide shareholders with at least 60 days’ advance notice of such change.
Under the Fund’s 80% policy, the Fund is not limited in relation to the investment strategies to which it has exposure, provided such investment strategies are substantially private credit-related. The Fund may undertake a variety of investment strategies in connection with its Lending Strategy and Specialty Credit Strategy, as discussed further below.
The Fund intends to primarily use a “multi-lender” approach to achieve its investment objectives, whereby the Advisers utilize a variety of a variety of non-bank
or corporate lenders (“Investment Partners”) to source investment opportunities for the Fund. There can be no assurance that the Fund will achieve its investment objectives.
With respect to Private Credit Investments approved by the Adviser that are sourced by Investment Partners or through investments in private investment funds (primarily private funds that are excluded from the definition of “investment company” pursuant to Sections 3(c)(1) or 3(c)(7) of the 1940 Act) that make investments consistent with the Lending Strategy and Specialty Credit Strategy (“Investment Funds”), the Fund may be required to pay an origination or similar fee in connection with making such investment, as well as any ongoing fees for administrative services provided by the Investment Partners to the Fund with respect to such investments, which fees will be directly borne by the Fund’s shareholders and are in addition to the fees charged to the Investment Funds by their managers or general partner.
The Fund may invest up to 20% of its assets in warrants or other equity and equity-linked securities of U.S. private companies and other borrowers.
The Fund will use data and analysis throughout all stages of the investment process, including in the sourcing, underwriting, and monitoring stages. The Fund will use various data sources throughout the process, including the institutional expertise of StepStone private debt and private equity teams, StepStone’s access to a network of private debt general partners, sponsors, and industry experts, and access to databases containing credit-specific data.
“Loans,” as used in this Memorandum, refers to loans of any type including, but not limited to, loan promissory notes, secured or unsecured loans, debtor-in-possession
loans, priority or lien loans, assignments, participations or sub-interests
in loans, syndicated loans, term loans, revolving loans, delayed draw loans or synthetic interests in loans. In connection with a direct Loan, the Fund may receive non-cash
income features, including
payment-in-kind
(“PIK”) interest and original issue discount (“OID”). The Fund may make investments at different levels of a borrower’s capital structure or otherwise in different classes of a borrower’s securities, to the extent permitted by law.
The Loans in which we expect to invest may pay floating interest rates based on a variable base rate. The secured debt (including first lien senior secured, unitranche and second lien debt) in which we will invest generally have stated terms of five to eight years, and the mezzanine, unsecured or subordinated debt investments that we may make will generally have stated terms of up to ten years, but the expected average life of such securities is generally between three and five years. However, there is no limit on the maturity or duration of any security we may hold in our portfolio. Loans and securities purchased in the secondary market will generally have shorter remaining terms to maturity than newly issued investments. We expect most of our debt investments will be unrated. Our debt investments may also be rated by a nationally recognized statistical rating organization, and, in such case, generally will carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc. or lower than
“BBB-”
by Standard & Poor’s Ratings Services). These types of loans are often called “junk” bonds. We expect that our unrated debt investments will generally have credit quality consistent with below investment grade securities.
The Advisers will allocate the Fund’s assets in such proportions as the Advisers deem appropriate from time to time, in accordance with the Advisers’ allocation policy. The Fund may invest in U.S., European and other
non-U.S.
companies, including to a limited extent companies in emerging markets. The Fund generally considers emerging market countries to be countries included in the MSCI Emerging Markets Index.
We are classified as a diversified investment Fund within the meaning of the 1940 Act, which means that we are limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Under the 1940 Act, a “diversified” investment Fund is required to invest at least 75% of the value of its total assets in cash and cash items, government securities, securities of other investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the value of the total assets of such Fund and no more than 10% of the outstanding voting securities of such issuer. As a diversified investment Fund, we are subject to this requirement. In addition, we intend to elect to be treated and to qualify as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, we will be subject to the diversification requirements applicable to RICs under Subchapter M of the Code.
Notwithstanding the above, the Advisers do not follow a rigid investment policy with respect to the Fund’s investment portfolio that would restrict it from participating in any market, strategy or investment, and the Fund’s investment portfolio may be concentrated in one or more investment strategies from time to time. The Fund’s assets may be deployed in whatever investment strategies are deemed appropriate under prevailing economic and market conditions to seek to achieve the Fund’s investment objectives, as long as they are consistent with the Fund’s investment policies, including its 80% policy.
Lending Strategy
To effectuate the Fund’s Lending Strategy, the Advisers intend to utilize a variety of Investment Partners to source Private Credit Investments consisting of the following:

(1)
Direct Loans to U.S. and international private companies that are privately originated and negotiated directly by a non-bank
lender (for example, traditional direct lenders include asset management firms (on behalf of their investors), insurance companies, business development companies (“BDCs”) and specialty finance companies) primarily including (a) first lien senior secured and unitranche loans, (b) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans, club deals (generally investments made by a small group of investment firms), and (c) other lending instruments,

(2)	Investments in bank Loans to U.S. and international private companies, including securities representing ownership or participation in a pool of such Loans,

(3)
Notes or other pass-through obligations representing the right to receive the principal and interest payments on direct Loans to U.S. and international private companies (or fractional portions thereof), and

(4)
Privately offered structured products, such as collateralized loan obligations (“CLOs”), which are backed by any of the investments described in clauses (1), (2) and (3) (the investments described in clauses (1), (2), (3) and (4) collectively referred to as the “Lending Strategy”).

Specialty Credit Strategy
To effectuate the Fund’s Specialty Credit Strategy, the Advisers intend to utilize a variety of Investment Partners to source Private Credit Investments consisting of the following:

(1)
Privately originated
non-corporate
lending (including, for example, core real estate (debt financing for stabilized, income-generating properties in prime locations with long-term leases and strong tenant profiles) and transitionary real estate (financing for properties undergoing renovation, repositioning, lease-up,
or development) and infrastructure-related debt);

(2)
Other privately originated lending (including, for example, trade and supply chain finance, marketplace lending (consumers, lending to lenders, etc.), royalty-backed lending, aviation financing, shipping, residential whole loan real estate, regulatory capital financing and net asset value lending); and

(3)	Privately originated non-performing loans (including, for example, US residential mortgage loans and business loans in the EU), and

(4)
Privately offered structured products, such as CLOs, which are backed by any of the investments described in clauses (1), (2) and (3) (the investments described in clauses (1), (2), (3) and (4) collectively referred to as the “Specialty Credit Strategy”).

In addition to utilizing Investment Partners to source investments for its Lending Strategy and Specialty Credit Strategy, the Fund may originate loans and debt instruments, and may also have the ability to acquire investments through secondary transactions, including through loan portfolios, receivables, contractual obligations to purchase subsequently originated loans and other debt instruments. The Advisers may also invest the Fund’s assets in Loans acquired from Investment Funds managed by non-affiliated
third-party managers (“Investment Managers”) in which the Fund is not invested. With respect to investments approved by the Advisers that are sourced by Investment Partners or through Investment Funds, the Fund may be required to pay an origination or similar fee in connection with making such investment, which fees will be indirectly borne by the Fund’s shareholders and are in addition to the fees charged to the Investment Funds by their managers or general partners. The Fund also expects to allocate a smaller share of the Fund’s available capital to “primary” transactions.
For purposes of the Fund’s 80% policy, the Fund will include investments in Investment Funds.
With respect to individual companies, the Advisers believe that the increased time to liquidity of many private companies can provide a significant source of investment opportunity. As a result, Fund management teams, in some cases, pursue secondary offerings to expedite liquidity. The Advisers believe their networks and value-added approach will provide a strong pipeline of opportunities, and their versatile financing approach gives the team the flexibility to source high quality opportunities.
The Fund may undertake a variety of investment strategies including, without limitation: in asset-backed securities representing ownership or participation in a pool of direct Loans; high yield securities, including securities representing ownership or participation in a pool of such securities; special purpose vehicles (“SPVs”) and/or joint ventures that primarily hold loans or credit-like securities;
CLO-related
strategies (including equity, warehousing and mezzanine); convertible debt;
non-corporate
lending (including, for example and without limitation, core and value add real estate, structured products and infrastructure-related debt); other lending (including, for example, trade and supply chain finance, marketplace lending (consumers, lending to lenders, etc.), royalty-backed lending, aviation financing, shipping, residential whole loan real estate, regulatory capital financing and net asset value lending); and
non-performing
Loans (including, for example, U.S. residential mortgage loans and
non-U.S.
business loans).

The Fund may also opportunistically invest, on a limited basis, in publicly traded securities of large corporate issuers and liquid credit (including, for example, long/short credit (including public securities) and non-control
distressed strategies).
Environmental, Social and Governance Due Diligence
The Adviser, with respect to the Fund, excludes direct investments in Loans to borrowers that are materially involved in:

•
the gambling, tobacco, armaments and defense (to the extent more than 50% of the revenues are generated in military aerospace and defense equipment), genetic engineering, nuclear energy, adult entertainment or oil, gas and consumable fuels industries, or

•	investments that are in violation of the Swiss War Materials Act.
The Adviser, with respect to the Fund, excludes direct investments in companies which, at the time of the investment are materially involved in any of the following:

•	the production of or trade in tobacco and coal products;

•	the production, distribution, rental or licensing of pornographic contents;

•	the production of or trade in controversial weapons;

•	the production of or trade in narcotics;

•	the management or ownership of gambling enterprises or companies;

•	human trafficking; and

•	the production of or trade in coal, including coal-fired power generation, or oil and gas from new oil and gas fields.
In addition, the Adviser, with respect to the Fund, excludes direct investments in any StepStone Group LP (“StepStone Group”) underlying fund or other investment vehicle which, at the time of the investment invests directly or indirectly in any company which operates in one of the following sectors and derives more than 30% of such company’s revenues from coal (with reference to the Global Industry Classification Standard):

•	5510501 – Independent Power Producers & Energy Traders.

•	55101010 – Electric Utilities.

•	151040 – Metals & Mining.
The Adviser, using StepStone Group policies, conducts an environmental, social and governance due diligence on each investment.
Investment Process
The Adviser and the
Sub-Adviser
intend to adhere to a disciplined, focused investment screening and selection process with an emphasis on fundamental analysis and due diligence in connection with investing the Fund’s assets. The Advisers will also retain, in certain situations, external consultants, advisors and accountants to augment due diligence. The Advisers’ approach of working closely with lenders and issuers on transactions is expected to allow for a thorough due diligence process as well as providing the Advisers with the requisite time to complete each step in its screening, due diligence and monitoring process for the Fund, which will typically include the below steps in connection with the Fund’s Lending Strategy.

The Adviser’s Investment Committee
The Adviser carries out portfolio management through its Investment Committee (the “Investment Committee”). The Investment Committee comprises senior personnel of the StepStone Group. The committee functions include the consideration, and if appropriate, approval of proposed investments based on investment memorandum prepared by the investment teams within the Advisers, decisions on allocations to eligible funds, ongoing monitoring of the investments and incidents, among other matters.
The Investment Committee review process is multi-step and iterative and occurs in parallel with the diligence of investments. Once the diligence process has begun, the investment team presents updates at twice-weekly Investment Committee meetings. The Investment Committee reviews all activity from the prior week, with a focus on detailed updates of ongoing situations and in-depth
review of all new investment opportunities.
The ultimate results and findings of the investment analysis are compiled into an investment memorandum that is used as the basis to support the investment thesis and utilized by the Investment Committee for final investment review and approval.
The Investment Process Steps
The Adviser’s investment process for an investment opportunity spans one to two months, from the initial screen through final approval and funding. The process begins with the work of the investment team. The investment team are investment professionals in StepStone Group to whom the Adviser has access by virtue of a resource sharing agreement.
Sourcing and Initial Review
In order to source transactions, the Adviser primarily utilizes its significant access to transaction flow through more than 100 different co-investment
relationships with Investment Partners. With respect to StepStone’s origination channels, the global presence of StepStone generates access to a substantial amount of opportunities with attractive investment characteristics. The broad network of Investment Partners includes private credit asset managers, origination platforms, private equity asset managers, financial intermediaries, and other parties.
The investment team examines information furnished by the Investment Partner and, as applicable, the target company and external sources. The investment team determines whether the investment meets the Fund’s basic investment criteria and offers an acceptable probability of attractive risk adjusted returns.
Only the most attractive opportunities are pursued further, meaning that many opportunities are declined by the investment team at this stage with respective communication to the Investment Partner. For opportunities that proceed to the next stage, a list of initial due diligence questions and a request for additional diligence materials are prepared.
Evaluation and Further Review
The investment team reviews additional diligence materials to answer initial due diligence questions identified in the Initial Review.
Due Diligence
Once the diligence process has begun, the investment team presents updates at twice-weekly Investment Committee meetings. The Investment Committee conducts a thorough and rigorous review of the opportunity with the investment team to ensure the potential investment fits the Fund’s investment strategy. The investment team may examine some or all of the following deal attributes, along with other factors:

•	transaction dynamics such as deal rationale, use of proceeds, co-investment rationale;

•	borrower credit profile including credit metrics, size of the borrower, resiliency of business model, market position, industry fundamentals, and relative value assessment;

•
historical financial performance; including asset valuation, financial analysis, scenario analysis, future projections, growth assumptions, free cash flow generation, de-leveraging
profile, other key financial credit metrics, and comparable credit and equity analyses;

•	legal considerations including the strength of the credit structure and related documentation;

•	performance track record of the Investment Partner who sourced the opportunity;

•	performance track record and experience of the private equity sponsor;

•	analysis of the structure and leverage of the transaction; and

•	analysis on how the particular investment fits into the overall investment strategy of the Fund.
To enhance the analysis of potential investments, the investment team may review additional materials including but not limited to consulting and accounting reports, legal documents and other relevant borrower information. The investment team may also conduct reference calls with other Investment Partners and industry participants. In addition, the Adviser may schedule meetings and/or calls with the private equity sponsor(s).
Final Approval
Once all investment team questions are answered appropriately, the investment team seeks final Investment Committee approval. A majority approval of the Investment Committee is required to approve any initial or follow-on
investment or disposition for the Fund.
Monitoring
The Advisers will receive financial reports typically detailing operating performance, sales volumes, margins, cash flows, financial position and other key operating metrics on a quarterly basis from portfolio companies. The Advisers will use this data to conduct an ongoing assessment of the investment’s operating performance and prospects.
The Advisers will regularly monitor the Fund’s investments, including Investment Funds, with regard to their adherence to investment strategy and style, their performance and their exposure to adverse market developments.
Primary Investment Types
The Fund’s portfolio will primarily consist of the following investment types:
Direct Loans
The Fund’s portfolio will have exposure to direct Loans to U.S. and international private companies by purchasing or investing in Loans or other credit-related investments from/with non-bank
lenders (for example, traditional direct lenders include asset management firms (on behalf of their investors), insurance companies, BDCs and specialty finance companies) that specialize in direct Loan originations. The Fund generally targets the following characteristics with respect to direct Loans: (i) senior secured first lien Loans, (ii)
7-year
maximum Loan maturity, and (iii) U.S. headquartered businesses/borrowers. The underwriting process for analyzing a direct Loan includes, among other things, reviewing collateral quality, credit support, structure, market conditions, geographic concentration and interest rate and pre-payment
risk, among other factors. The Fund will utilize a variety of Investment Partners to source direct Loans. The Fund’s direct Loans will primarily include secured debt (including first lien senior secured, unitranche and second lien debt) and mezzanine loans, but may also include unsecured debt (including senior unsecured and subordinated debt) or structured credit, as well as broadly syndicated loans and club deals (generally investments made by a small group of investment firms). First lien senior secured debt has first claim to any underlying collateral of a loan, second lien debt is secured but subordinated in payment and/or lower in lien priority to first lien holders, and unitranche loans are secured loans that combine both senior and subordinated debt into one tranche of debt, generally in a first lien position. In connection with a direct Loan, the Fund may receive non-cash
income features, including PIK interest and OID. The Fund may make investments at different levels of a borrower’s capital structure or otherwise in different classes of a borrower’s securities, to the extent permitted by law.
A portion of the Fund’s debt portfolio investment exposure will be made in certain high-yield securities known as mezzanine investments, which are subordinated debt securities that may be issued together with an equity security (
e.g
., with attached warrants). Those mezzanine investments may be issued with or without registration rights. Mezzanine investments can be unsecured and generally subordinate to other obligations of the issuer. The expected average life of the Fund’s mezzanine investments may be significantly shorter than the maturity of these investments due to prepayment rights.
Bank Loans
The Fund’s portfolio will have exposure to Loans originated by banks and other financial institutions, which will primarily consist of Loans to U.S. and international private companies. These loans may include term loans and revolving loans, may pay interest at a fixed or floating rate and may be senior or subordinated.
Loan Participations and Assignments
The Fund may acquire interests in Loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off
against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the participation.
Opportunistic Credit
The Fund expects to invest opportunistically from time to time, with a view to enhance returns, in asset-backed securities, convertible debt, loan participations, bridge loans, structured products such as CLOs, debtor-in-possession
financings, lending to lenders and equity in loan portfolios or portfolios of receivables. With its opportunistic credit investments, the Fund expects to provide flexible financing solutions across the capital structure. The Fund expects to make investments in opportunities that involve complexity and structural inefficiencies and retains the ability to invest across the capital structure in both public and private markets, including senior secured credit, structurally- or lien-subordinated credit. The Fund’s opportunistic credit investments may include (i) highly-structured and privately-negotiated capital solutions supporting corporate borrowers as an alternative to traditional capital markets (including through secured loans, senior subordinated debt, mezzanine debt, convertible notes, preferred equity, warrants and other debt-like instruments, as well as equity in such corporate borrowers) and (ii) event-driven opportunities that exhibit hybrid credit and equity features (
e.g
., asset-level investing or bank regulatory capital replacement).

Special Situations
The Fund expects to invest in directly negotiated and highly structured transactions, providing bespoke (
i.e.
, tailored) solutions for company specific needs and/or complex situations. The Fund expects to make investments in debt and equity securities of companies seeking liability management, growth or broader strategic objectives. To a lesser extent, the Fund may seek to invest in the following: (i) corporate debt instruments relating to stressed and distressed industries or issuers; (ii) rescue-capital opportunities; (iii) public and private stock issued in connection with restructurings and reorganizations or otherwise; and (iv) other opportunistic investments resulting from periods of market dislocation, including primary and secondary market investments in liquid debt instruments that arise as a result of temporary market volatility (
e.g.
, hung bank syndications and stressed liquid credit). A hung bank syndication occurs when a bank provides funding for a transaction, expecting it to be refinanced at a later date, and market forces cause the bank to sell the debt at a discount in order to attract investor interest to meet prior expectations.
Collateralized Loan Obligations
The Fund expects to invest in the debt and equity tranches of CLOs that are backed by senior secured corporate loans made to companies. The Fund expects this aspect of its strategy to focus on CLO investments sourced from the secondary market that are priced at a discount to par. The Fund expects that it may purchase tranches from sellers who are impacted by fund redemptions or regulatory pressures. The Fund may also invest in asset-backed securities and other structured products. CLOs are typically backed by a portfolio of senior secured loans. The Fund’s CLO investments may include senior/mezzanine CLO debt tranches (rated investment grade), mezzanine CLO debt tranches (rated below investment grade or unrated), subordinated CLO equity tranches (unrated), leveraged loans (including warehouse facilities that hold such loans) and vehicles that invest indirectly in CLO securities or leveraged loans.
Co-Investment
As stated above, the Advisers intend to utilize a variety of Investment Partners to source Loans. The Fund may also co-invest
in Loans and Investment Funds alongside one or more other investment funds or investment vehicles managed, sponsored or advised by the Advisers or their affiliates. As a closed-end
fund registered under the 1940 Act, the Fund is subject to certain limitations relating to co-investments
and joint transactions with affiliates, which, in certain circumstances, likely may limit the Fund’s ability to make investments or enter into other transactions alongside other clients. On March 9, 2026, the Fund, the Adviser and certain affiliated entities received an order for co-investment
exemptive relief from the SEC to allow certain managed funds and investment vehicles, each of whose investment adviser is the Adviser or an investment adviser controlling, controlled by or under common control with the Adviser, to participate in negotiated co-investment
transactions where doing so is consistent with regulatory requirements and other pertinent factors, and pursuant to the conditions of the exemptive relief (the
“Co-Investment
Exemptive Order”). The
Co-Investment
Exemptive Order requires, among other things, that allocations be “fair and equitable” to the Fund and that the Adviser (or the applicable investment adviser) considers the interests of the Fund and other affiliated 1940
Act-regulated
funds that rely on the
Co-Investment
Exemptive Order in allocations. Under the
Co-Investment
Exemptive Order, among other requirements, the terms, conditions, price, class of securities to be purchased in respect of a particular investment, the date on which such investment is to be made and any registration rights applicable thereto, must be generally the same for the Fund and each other participating affiliated entity. The requirements of the
Co-Investment
Exemptive Order (including any requirements for board approval thereunder), as well as other regulatory requirements associated with the Fund and other affiliated 1940
Act-regulated
funds that rely on the
Co-Investment
Exemptive Order, potentially will impact the investment allocations among participating entities (including, for the avoidance of doubt, the Fund) or otherwise impact allocation results. Any changes to the
Co-Investment
Exemptive Order or the rules and other guidance promulgated by the SEC and its staff under the 1940 Act could impact allocations made available to the Fund and thereby affect (and potentially decrease) the allocation made to the Fund or otherwise impact the process for allocations in transactions in which the Fund participates.

Ancillary Investments
The Fund may also invest in ancillary liquid assets, being investments primarily in cash or equivalent instruments, including money market funds and other investment grade liquid financial instruments issued by governments or by corporate issuers such as commercial paper, fixed and/or floating rate bonds, notes, bills, deposits and certificates of deposit, to make follow-on
investments, if necessary, in existing portfolio companies, for the purposes of maintaining liquidity for the Fund’s share repurchase program or to take advantage of new opportunities.
The Fund may employ, utilize, acquire or dispose of derivative instruments and techniques of all kinds for investment or for the efficient management of the Fund’s assets to hedge against currency, interest rate and market risks as may be permitted by applicable law and regulation and, without prejudice to the generality of the foregoing, to enter into (whether by way of ISDA master agreement, ancillary documentation or any other form of agreement or contract), accept, issue, write and otherwise deal with long and short sales of securities, futures contracts of any type, options, forwards, warrants, securities lending agreements, when issued, delayed delivery and forward commitment agreements, foreign currency spot and forward rate exchange contracts, forward rate agreements, synthetic agreements for foreign exchange, range forward contracts, break forward contracts, participating forward contracts, currency, interest rate or asset swaps, swaptions, collars, floors and caps, contracts for differences, convertible bonds and any foreign exchange or interest rate hedging and investment arrangements and such other instruments, whether exchanged traded or
“over-the-counter”
as are similar to or derived from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose. The use of such instruments will expose the Fund to counterparty and derivative risks.
For the purpose of providing margin or collateral in respect of transactions in techniques and instruments, the Fund may transfer, mortgage, charge or encumber any assets or cash.
Investment Funds
In furtherance of the Fund’s Lending Strategy and Specialty Credit Strategy, the Fund may invest in Investment Funds. The Fund’s investments in Investment Funds will primarily be made in private investment funds and investment vehicles that are excluded from the definition of “investment company” pursuant to Sections 3(c)(1) or 3(c)(7) of the 1940 Act, which are managed by non-affiliated
third-party managers that operate various Private Credit-related strategies. The Fund’s investments in Investment Funds also will include investments in the equity or debt of both non-traded
registered and traded
closed-end
funds and BDCs that primarily originate and manage private middle market and specialty finance debt, subject to compliance with the 1940 Act limitations on such investments.
Investment Funds themselves may originate loans and debt instruments, and they may also have the ability to acquire investments through secondary transactions, including through loan portfolios, receivables, contractual obligations to purchase subsequently originated loans and other debt instruments. Certain Investment Funds may invest in co-investments
or secondary loan transactions in the above instruments. Investment Funds may invest in opportunistic investments with a view to enhance returns, asset-backed securities, convertible debt, loan participations, bridge loans, structured products such as CLOs, debtor-in-possession
financings, lending to lenders and equity in loan portfolios or portfolios of receivables. In addition, Investment Funds may also invest in equities, including warrants and equity related to relevant debt investments on limited basis. The Fund may invest in Investments Fund through secondary or primary market activity.
The market for purchasing Investment Funds on the secondary market may be very limited and competitive, and the strategies and Investment Funds to which the Fund wishes to allocate capital may not be available for secondary investment at any given time. However, the Advisers expect to have ample opportunities for sourcing secondary investments in Investment Funds. In the Advisers’ and StepStone Group’s experience, seller motivations are myriad, and such motivations continue to increase in immediacy particularly due to enhanced time to liquidity among private credit markets. Further, the Advisers and StepStone Group also believe that larger investment firms that buy and sell limited partner interests in Investment Funds from existing limited partners continue to exhibit general indifference to many Private Credit Investment Fund secondary transactions as they are often sub-scale
for the larger firms and are difficult to evaluate due to a minimal level of provided or obtainable information necessary to conduct investment due diligence (such as loan tapes, quarterly reports and discussions with the general partner), operational due diligence (such as legal documentation, audited financial statements and background checks) and legal due diligence (such as organizational documentation). Additionally, investment managers of the funds in these types of transactions typically seek to avoid adding new investor relationships, posing a challenge to potential secondary buyers who are not existing investors in the funds. The Advisers believe their value-added approach will allow the Fund to garner access and more effectively transact on these opportunities. Finally, the sponsors of funds are becoming increasingly proactive about offering secondary liquidity options to existing investors as their funds approach the end of their respective terms with substantial remaining unrealized value. Examples of such liquidity options include tender offers or investment manager-led
restructurings. StepStone Group believes that its position as a meaningful primary fund investor in many funds globally and its deep relationships with a large number of investment managers position StepStone Group and its affiliates as a preferred partner to lead these transactions, further enhancing possible deal flow.
The Advisers expect to allocate a smaller share of the Fund’s available capital to Investment Funds on a primary basis, leveraging StepStone Group’s longstanding relationship with historically top-performing
fund managers across stage, sectors and geographies. Primary Investment Funds, or “Primaries,” refer to investments in newly established private funds which have not yet begun operation. Capital commitments in Primary Investment Funds are called down by the applicable fund and utilized to finance its investments in portfolio companies during a predefined period. An Investment Fund’s NAV will typically exhibit a
“J-Curve,”
undergoing a decline in the early portion of the fund’s lifecycle as investment-related expenses and fees accrue prior to the realization of investment gains from portfolio investments, with the trend typically reversing in the later portion of the fund’s lifecycle as portfolio investments are sold and gains from investments are realized and distributed. The Fund will also invest in seasoned Primary Investment Funds (“Seasoned Primaries”), a sub-category
of Primary Investment Funds made after the Primary has already invested a certain percentage of its capital commitments (e.g., 25%, at the time of closing). As Seasoned Primaries are made later in an Investment Fund’s lifecycle than typical Primaries, these investments, like secondaries, may receive earlier distributions, and the investment returns from these investments may exhibit to a lesser degree the delayed cash flow and return
“J-curve”
performance associated with investments in Primaries. In addition, Seasoned Primaries may enable the Fund to deploy capital more readily with less blind pool risk than investments in typical Primaries. There can be no assurance that any or all Primary Investment Funds made by the Fund will exhibit this pattern of investment returns and realization of later gains is dependent upon the performance and disposition of each Primary Investment Fund’s underlying portfolio investments.
In assessing Investment Funds, the Advisers will assess the Investment Funds’ strategies with a view to whether such strategies offer attractive risk-adjusted returns, diversified exposures, capital deployment management, market capacity and experienced investment managers. The managers or general partners of the Investment Funds may impose management fees or performance-based fees, a proportionate share of which will be borne by the Fund and, indirectly, its shareholders.
StepStone Group Allocation Policy
Allocation decisions may arise when there is more demand from the Fund and other StepStone Group clients for a particular investment opportunity, such as the capacity in an Investment Fund or a direct investment, than supply. StepStone Group employs an allocation policy designed to ensure that all of its clients will be treated fairly and equitably over time. The Fund’s portfolio managers have discretion to lower the allocation as appropriate for portfolio construction purposes.

With respect to primary purchases of Investment Funds, StepStone Group uses its best efforts to defer the allocation decision to the relevant investment manager, mitigating the potential conflict. With regard to secondary purchases of Investment Funds, StepStone Group typically manages the allocation of the transactions across its clients. Under the StepStone Group allocation policy, if clients are similarly situated, considering all relevant facts and circumstances, allocations will be made pro rata based on the deployment pace for each client determined in accordance with StepStone Group’s standard operational processes and specified in each client’s annual portfolio plan. Allocation of direct investments is a hybrid of StepStone Group’s approach on Investment Funds; in certain cases, direct investments are allocated by the investment manager leading the transaction, while in others, StepStone Group has the ability to allocate the transaction across its clients, in which case the allocation method outlined with respect to secondaries is used. Due to these processes, StepStone Group does not believe there is a material risk of a conflict arising in the area of allocations that would disadvantage the Fund relative to another StepStone Group client. With respect to evergreen funds such as the Fund, StepStone Group may evaluate the deployment pace, investment budget and portfolio plan of such client more frequently than annually.
Importantly, StepStone Group’s allocation process is managed independently by StepStone Group’s Finance team and ratified by the StepStone Group’s Legal and Compliance department.
Leverage
To the extent that the Fund utilizes leverage, the Fund’s borrowings will at all times be subject to the Asset Coverage Requirement (as defined below). The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). This requirement means that the value of the investment company’s total indebtedness may not exceed one third the value of its total assets (including the indebtedness). The 1940 Act also requires that dividends may not be declared if this Asset Coverage Requirement is breached.
The Fund’s assets may also utilize leverage in their investment activities. Borrowings at the individual investment level are not subject to the Asset Coverage Requirement. Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain assets and the volatility of the value of Shares may be great, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during late 2008 or the recent global pandemic. In general, the use of leverage by the Fund’s assets may increase the volatility of their values and of the value of the Shares. See “Types of Investments and Related Risks — Principal Investment Related Risks — Leverage Utilized by the Fund.”
TYPES OF INVESTMENTS AND RELATED RISKS
General
The value of the Fund’s total net assets may be expected to fluctuate in response to fluctuations in the value of the Private Credit Investments in which the Fund invests. Discussed below are the investments generally made by the Fund and the principal risks that the Advisers and the Fund believe are associated with those investments. These principal risks will, in turn, have an effect on the Fund. In addition, the Fund may also make these types of investments pending the investment in Private Credit Investments or to maintain the liquidity necessary to effect repurchases of Shares. When the Fund takes a defensive position or otherwise makes these types of investments, it may not achieve its investment objectives.
Principal Investment Related Risks
General Economic and Market Conditions
. The value of the Fund’s total net assets should be expected to fluctuate. The use of leverage is likely to cause the Fund’s average net assets to appreciate or depreciate at a greater rate than if leverage were not used.

An investment in the Fund involves a high degree of risk, including the risk that the Shareholder’s entire investment may be lost. The Fund’s performance depends largely upon the Advisers’ selection of Private Credit Investments, the allocation of offering proceeds thereto and the performance of the Private Credit Investments. The Fund’s investment activities involve the risks associated with private market investments generally. Risks include adverse changes in national or international economic conditions, adverse local market conditions, the financial conditions of portfolio companies, changes in the availability or terms of financing, changes in interest rates, exchange rates, tariffs, corporate tax rates and other operating expenses, environmental laws and regulations, and other governmental rules and fiscal policies, energy prices, changes in the relative popularity of certain industries or the availability of purchasers to acquire companies, and dependence on cash flow, as well as acts of God, uninsurable losses, war, terrorism, earthquakes, hurricanes or floods and other factors which are beyond the control of the Fund or the underlying assets. Unexpected volatility or lack of liquidity, such as the general market conditions that had prevailed in 2008, could impair the Fund’s profitability or result in its suffering losses.
There is currently significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify
macroeconomic and political risks with potentially
far-reaching
implications. The presidential administration’s changes to U.S. policy may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Such changes could adversely affect the Fund’s business, financial condition, operating results and cash flows.
There have recently been significant changes to U.S. trade policies, treaties and tariffs, and in the future there may be additional significant changes. These and any future developments, and continued uncertainty surrounding trade policies, treaties and tariffs, may have a material adverse effect on global economic conditions, inflation and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict the Fund’s portfolio companies’ access to suppliers or customers, increase their supply-chain costs and expenses and could have material adverse effects on the Fund’s business, financial condition and results of operations.
No Operating History.
The Fund is a newly formed diversified,
closed-end
management investment company with no performance history that Shareholders can use to evaluate the Fund’s investment performance. The initial operating expenses for a newly formed fund, including start-up
costs, which may be significant, may be higher than the expenses of an established fund.
Unlisted
Closed-end
Fund
. The Fund is a diversified,
closed-end
management investment company and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares and the Fund expects that no secondary market will develop in the foreseeable future. An investor should not invest in the Fund if the investor needs a liquid investment.
Closed-end
funds differ from
open-end
management investment companies, commonly known as mutual funds, in that investors in a closed-end
fund do not have the right to redeem their shares on a daily basis at a price based on NAV.
Availability of Investment Opportunities
. The business of identifying and structuring investments of the types contemplated by the Fund is competitive and involves a high degree of uncertainty. The availability of investment opportunities generally is subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to fully invest its subscriptions. Similarly, identification of attractive investment opportunities by investment managers is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by an investment manager, it may not be permitted to take advantage of the opportunity to the fullest extent desired. Other investment vehicles sponsored, managed or advised by the Advisers and their affiliates may seek investment opportunities similar to those the

Fund may be seeking. The Advisers will allocate fairly between the Fund and such other investment vehicles any investment opportunities that may be appropriate for the Fund and such other investment vehicles. See “Conflicts of Interest — The Advisers.”
Sourcing Investment Opportunities Risk.
The Advisers will rely on third-party Investment Partners to source investment opportunities. On an ongoing basis, it cannot be certain that the Advisers will be able to continue to locate a sufficient number of suitable investment opportunities through Investment Partners to allow the Fund to fully implement its investment strategy. In addition, privately negotiated investments in loans and illiquid securities of private companies and issuers require substantial due diligence and structuring, and the Fund may not be able to achieve its anticipated investment pace. Additionally, while the Fund expects that its allocation between primary and secondary investments will vary, the Advisers’ reliance on third-party Investment Partners may impact the ability of the Fund to reach its intended allocation between such investments. These factors increase the uncertainty, and thus the risk, of investing in the Fund. To the extent the Fund is unable to deploy its capital, its investment income and, in turn, the results of its operations, will likely be materially adversely affected.
Competition for Assets Risk.
The current lending market in which the Fund participates is competitive and rapidly changing. The Fund may face increasing competition for access to loans and especially direct loans as the lending industry continues to evolve. The Fund may face competition from other institutional lenders such as pooled investment vehicles and commercial banks that are substantially larger and have considerably greater financial and other resources than the Fund. These potential competitors may have higher risk tolerances or different risk assessments than the Fund, which could allow them to consider a wider variety of investments than the Fund and establish relationships with direct lending managers. A direct lending manager may have similar arrangements with other parties, thereby reducing the potential investments of the Fund through such manager. There can be no assurance that the competitive pressures the Fund may face will not erode the Fund’s ability to deploy capital. If the Fund is limited in its ability to invest in loans, it may be forced to invest in cash, cash equivalents or other assets that may result in lower returns than otherwise may be available through investments in loans. If the Fund’s access to loans is limited, it would also be subject to increased concentration and counterparty risk. The lending business is highly competitive. Without a sufficient number of new qualified loan requests, there can be no assurances that the Fund will be able to compete effectively for loans with other market participants. General economic factors and market conditions, including the general interest rate environment, unemployment rates, and perceived consumer demand may affect borrower willingness to seek loans and investor ability and desire to invest in such loans.
Leverage Utilized by the Fund.
The Fund may borrow money in connection with its investment activities and to otherwise provide the Fund with liquidity — i.e., the Fund may utilize leverage. Specifically, the Fund may borrow money through a credit facility or other arrangements to fund investments in Private Credit Investments up to the limits of the Asset Coverage Requirement. Leverage may be used to provide the Fund with temporary liquidity to acquire investments in advance of the Fund’s receipt of proceeds from the realization of other assets or additional sales of Shares. See “Investment Program—Leverage.” The use of leverage is speculative and involves certain risks. Although leverage will increase the Fund’s investment return if the Fund’s interest in an asset purchased with borrowed funds earns a greater return than the interest expense the Fund pays for the use of those funds, the use of leverage will decrease the return on the Fund if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Fund, especially in times of a “credit crunch” or during general market turmoil, such as that experienced during late 2008. The Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender to the Fund may terminate or refuse to renew any credit facility into which the Fund has entered. If the Fund is unable to access additional credit, it may be forced to sell its interests in Investment Funds at inopportune times, which may further depress the returns of the Fund. The 1940 Act’s Asset Coverage Requirement requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one third of the value of its total assets (including the indebtedness). The 1940 Act also requires that dividends may not be declared if this Asset Coverage Requirement is breached. The Fund’s borrowings will at all times be subject to the Asset Coverage Requirement.
Investments in the Debt Securities of Small or Middle-Market Portfolio Companies.
Our investments may consist of loans to small and/or less well-established privately held companies. While smaller private companies may have potential for rapid growth, investments in private companies pose significantly greater risks than investments in public companies. For example, private companies:

•	have reduced access to the capital markets, resulting in diminished capital resources and the ability to withstand financial distress;

•
may have limited financial resources and may be unable to meet their obligations under their debt securities, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of realizing any guarantees that may have obtained in connection with the investment;

•
may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

•
generally, are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on a portfolio company and, in turn, on the Investment Fund that has invested in the portfolio company; and

•
generally, have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than those of larger, more established companies, as these securities typically are less liquid, traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.
In addition, investments in private companies tend to be less liquid. The securities of many of the companies in which we invest are not publicly traded or actively traded on the secondary market and are, instead, traded on a privately negotiated over-the-counter
secondary market for institutional investors only. Such securities may be subject to legal and other restrictions on resale. As such, we may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal amortization schedule. As a result, the relative lack of liquidity and the potential diminished capital resources of target portfolio companies may affect our investment returns.
First Lien Senior Secured Loans, Second Lien Senior Secured Loans and Unitranche Debt
. When we invest, directly or indirectly, in first lien senior secured loans, second lien senior secured loans, and unitranche debt of portfolio companies, we will generally seek to take a security interest in the available assets of those portfolio companies, including the equity interests of the portfolio companies’ subsidiaries. There is a risk that the collateral securing these loans may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. To the extent a debt investment is collateralized by the securities of a portfolio company’s subsidiaries, such securities may lose some or all of their value in the event of the bankruptcy or insolvency of the portfolio company. Also, in some circumstances, the Fund’s lien may be contractually or structurally subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Loans that are under- collateralized involve a greater risk of loss. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should the remedies be enforced. Finally, particularly with respect to a unitranche debt structure, unitranche debt will generally have higher leverage levels than a standard first lien term loan.
Mezzanine Investments.
We may, directly or indirectly, invest in mezzanine loans. Structurally, mezzanine loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured. However, mezzanine loans rank senior to common and preferred equity in a borrower’s capital structure. Mezzanine debt is often used in leveraged buyout and real estate finance transactions. Typically, mezzanine loans have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. Due to their higher risk profile and often less restrictive covenants as compared to senior loans, mezzanine loans generally earn a higher return than senior secured loans. The warrants associated with mezzanine loans are typically detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining their equity interest in the borrower. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula. Mezzanine investments may be issued with or without registration rights. Similar to other high yield securities, maturities of mezzanine investments are typically seven to ten years, but the expected average life is significantly shorter at three to six years. Mezzanine investments are usually unsecured and subordinate to other debt obligations of an issuer.
Risks Associated with Covenant-Lite Loans.
A significant number of leveraged loans in the market may consist of loans that do not contain financial maintenance covenants (“Covenant-Lite Loans”). While the Fund does not intend to invest in Covenant-Lite Loans as part of its principal investment strategy, it is possible that such loans may comprise a portion of the Fund’s portfolio. Such loans do not require the borrower to maintain debt service or other financial ratios. Ownership of Covenant-Lite Loans may expose the Fund to different risks, including with respect to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation than is the case with loans that also contain financial maintenance covenants.
High Yield Securities and Distressed Securities
. Our Private Credit Investments may include investments in fixed income securities rated investment grade or non-investment
grade (commonly referred to as high yield securities or “junk” securities) and may include investments in unrated fixed income securities.
Non-investment
grade securities are fixed income securities rated below Baa3 by Moody’s Investors Service, Inc. (“Moody’s”) or lower than
“BBB-”
by Standard & Poor’s Ratings Services by Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), or if unrated considered by an investment manager to be equivalent quality.
Non-investment
grade debt securities in the lowest rating categories or unrated debt securities determined to be of comparable quality may involve a substantial risk of default or may be in default. Private Credit Investments in non-investment
grade securities expose it to a substantial degree of credit risk.
Non-investment
grade securities may be issued by companies that are restructuring, are smaller and less creditworthy or are more highly indebted than other companies, and therefore they may have more difficulty making scheduled payments of principal and interest.
Non-investment
grade securities are subject to greater risk of loss of income and principal than higher rated securities and may be considered speculative.
Non-investment
grade securities may experience reduced liquidity, and sudden and substantial decreases in price. An economic downturn affecting an issuer of
non-investment
grade debt securities may result in an increased incidence of default. In the event of a default, an Investment Fund or the Fund may incur additional expenses to seek recovery. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.
Certain Private Credit and Income investments may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. The characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. These securities may also present a substantial risk of default. An Investment Fund’s or the Fund’s investment in any instrument is subject to no minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Fund or the Fund may invest may be non-investment
grade (commonly referred to as “junk” securities), which may result in the Investment Fund or the Fund experiencing greater risks than it would if investing in higher rated instruments.
Special Situations and Distressed Investments.
We may, directly or indirectly, invest in securities and other obligations of companies that are in special situations involving significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. There is no assurance that we or an investment manager will correctly evaluate the value of the assets securing these debt investments or the prospects for a successful reorganization or similar action in respect of any company. In any reorganization or liquidation proceeding relating to such companies, the Fund may lose its entire investment, may be required to accept cash or securities with a value less than the original investment and/or may be required to accept payment over an extended period of time. Troubled company investments and other distressed asset-based investments require active monitoring.
Financial Institutions Risk.
Financial institutions in which the Fund may invest, directly or indirectly, are subject to extensive government regulation. This regulation may limit both the amount and types of loans and other financial commitments a financial institution can make, and the interest rates and fees it can charge. In addition, interest and investment rates are highly sensitive and are determined by many factors beyond a financial institution’s control, including general and local economic conditions (such as inflation, recession, money supply and unemployment) and the monetary and fiscal policies of various governmental agencies such as the Federal Reserve Board. These limitations may have a significant impact on the profitability of a financial institution since profitability is attributable, at least in part, to the institution’s ability to make financial commitments such as loans. Profitability of a financial institution is largely dependent upon the availability and cost of the institution’s funds and can fluctuate significantly when interest rates change.
U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and
non-U.S.
banks, which could be harmful to a Fund and issuers in which it invests. For example, if a bank in which the Fund or issuer has an account fails, any cash or other assets in bank accounts may be temporarily inaccessible or permanently lost by the Fund or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to an issuer fails, the issuer could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms. Even if banks used by issuers in which the Fund invests remain solvent, continued volatility in the banking sector could cause or intensify an economic recession, increase the costs of banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Fund and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Fund and issuers in which it invests.
Geographic Concentration Risks.
Our investments may be concentrated in specific geographic regions. This focus may constrain the liquidity and the number of portfolio companies available for investment. In addition, our investments will be disproportionately exposed to the risks associated with the region of concentration.
Emerging Markets.
We may invest, directly and indirectly, in companies located in emerging industrialized or less developed countries or that derive their revenues principally from such countries. Risks particularly relevant to such emerging markets may include greater dependence on exports and the corresponding importance of international trade, higher risk of inflation, more extensive controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in, and control over, the economies, decisions by the relevant government to cease its support of economic reform programs or to impose restrictions, and less established laws and regulations regarding fiduciary duties of officers and directors and protection of investors.
Non-U.S.
Risk.
Certain Private Credit Investments may include assets outside of the United States.
Non-U.S.
securities or instruments involve certain factors not typically associated with investing in U.S. securities or instruments, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various
non-U.S.
currencies in which the Fund’s
non-U.S.
investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between the U.S. and
non-U.S.
securities markets, including higher rates of inflation, higher transaction costs and potential price volatility in, and relative illiquidity of, some
non-U.S.
securities markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less governmental supervision and regulation in some countries; (v) certain economic, social and political risks, including potential exchange control regulations and restrictions on
non-U.S.
investment and repatriation of capital, the risks of political, economic or social instability, including the risk of sovereign defaults, and the possibility of expropriation or confiscatory taxation and adverse economic and political development; (vi) the possible imposition of
non-U.S.
taxes on income and gains recognized with respect to such securities or instruments; (vii) differing, and potentially less well developed or well-tested laws regarding creditor’s rights (including the rights of secured parties), corporate governance, fiduciary duties and the protection of investors; (viii) difficulty in enforcing contractual obligations; (ix) differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (x) reliance on a more limited number of commodity inputs, service providers and/or distribution mechanisms; (xi) political hostility to investments by foreign or private investment fund investors; and (xii) less publicly available information.
Additionally, certain Private Credit Investments may include or invest in foreign portfolio companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States. Accordingly, information supplied regarding the Private Market Assets may be incomplete, inaccurate and/or significantly delayed. The Fund and the Investment Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such portfolio companies, which may ultimately have an adverse impact on the NAV of the Fund.
The Fund’s Private Credit Investments could be negatively impacted by the current hostilities in Eastern Europe, including direct and indirect effects on their operations and financial condition. In the event these hostilities escalate, the impact could more significant. Certain of the Private Credit Investments in which the Fund may invest may operate in, or have dealings with, countries subject to sanctions or embargos imposed by the U.S. government, foreign governments, or the United Nations or other international organizations. In particular, as a result of recent events involving Ukraine and Russia, the United States and other countries have imposed economic sanctions on Russian sovereign debt and on certain Russian individuals, financial institutions, and others. Sanctions could result in Russia taking counter measures or retaliatory actions which may further impair the value and liquidity of Russian securities. These sanctions could also impair the Fund’s ability to meet its investment objectives. For example, the Fund may be prohibited from investing in securities issued by companies subject to such sanctions. In addition, the sanctions may require the Fund to freeze its existing investments in companies operating in or having dealings with sanctioned countries, prohibiting the Fund from selling or otherwise transacting in these investments. This could impact the Fund’s ability to sell securities or other financial instruments as needed to meet shareholder redemptions. The Fund could seek to suspend redemptions in the event that an emergency exists in which it is not reasonably practicable for the Fund to dispose of its securities or to determine the value of its net assets.
Similarly, certain armed conflict, territorial disputes, historical animosities, regional instability, terrorist activities and religious, ethnic and/or socioeconomic unrest, such as the conflict between Israel and Hamas and other militant groups in the Middle East and other related events, could cause significant market disruptions and volatility and disrupt regional trade and supply chains. Such developments could have a negative effect on economic growth and could result in significant disruptions in the securities markets, including securities held by the Fund.
Debt Securities.
Under normal market conditions, the Fund expects to primarily invest in debt and debt-related securities. One of the fundamental risks associated with such investments is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. Adverse changes in the financial condition of an issuer or in general economic conditions (or both) may impair the ability of such issuer to make such payments and result in defaults on, and declines in, the value of its debt. The Fund’s return to Shareholders would be adversely impacted if an issuer of debt securities in which the Fund invests becomes unable to make such payments when due. Other risk factors include interest rate risk (a rise in interest rates causes a decline in the value of debt securities) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.
Direct Lending Risk.
To the extent the Fund is the sole lender in privately offered debt, it may be solely responsible for the expense of servicing that debt, including, if necessary, taking legal actions to foreclose on any security instrument securing the debt (
e.g.
, the mortgage or, in the case of a mezzanine loan, the pledge). This may increase the risk and expense to the Fund compared to syndicated or publicly offered debt.
Direct Origination Risk.
A significant portion of the Fund’s investments may be originated. The results of the Fund’s operations depend on several factors, including the availability of opportunities for the origination or acquisition of target investments, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions. Further, the Fund’s inability to raise capital and the risk of portfolio company defaults may materially and adversely affect the Fund’s investment originations, business, liquidity, financial condition, results of operations and its ability to make distributions to its Shareholders. In addition, competition for originations of and investments in the Fund’s target investments may lead to the price of such assets increasing or the decrease of interest income from loans originated by the Fund, which may further limit its ability to generate desired returns. Also, as a result of this competition, desirable investments in the Fund’s target investments may be limited in the future, and the Fund may not be able to take advantage of attractive investment opportunities from time to time, as the Fund can provide no assurance that the Advisers will be able to identify and make investments that are consistent with its investment objective.
Interest Rate Risk.
The Fund is subject to the risks of changes in interest rates. While it is expected that the majority of the Fund’s investments will be in floating rate loans, which typically re-price
every 90 days, some of

the Fund’s investments may be in fixed rate loans and similar debt obligations. The value of such fixed rate loans is susceptible to general changes in interest rates. A decline in interest rates could reduce the amount of current income the Fund is able to achieve from interest on fixed-income securities and convertible debt. An increase in interest rates could reduce the value of any fixed income securities and convertible securities owned by the Fund. To the extent that the cash flow from a fixed income security is known in advance, the present value (
i.e.
, discounted value) of that cash flow decreases as interest rates increase; to the extent that the cash flow is contingent, the dollar value of the payment may be linked to then prevailing interest rates. Moreover, the value of many fixed income securities depends on the shape of the yield curve, not just on a single interest rate. Thus, for example, a callable cash flow, the coupons of which depend on a short term rate, may shorten (
i.e.
, be called away) if the long rate decreases. In this way, such securities are exposed to the difference between long rates and short rates.
The Fund expects to invest the majority of its assets in variable and floating rate securities. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. When the Fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the NAV of the Fund’s shares.
In periods of rising interest rates, the Fund’s cost of funds could increase. Adverse developments resulting from changes in interest rates could have a material adverse effect on the Fund’s financial condition and results of operations.
In addition, a decline in the prices of the debt the Fund owns could adversely affect the Fund’s NAV. Changes in market interest rates could also affect the ability of operating companies in which the Fund invests to service debt, which could materially impact the Fund in which the Fund may invest, thus impacting the Fund.
Extension Risk.
Rising interest rates tend to extend the duration of long-term, fixed rate securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.
Prepayment Risk.
When interest rates decline, fixed income securities with stated interest rates may have their principal paid earlier than expected. This may result in the Fund having to reinvest that money at lower prevailing interest rates, which can reduce the returns of the Fund.
Reinvestment Risk.
Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels, NAV and/or overall return of the Fund’s shares.
Inflation/Deflation Risk.
Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of the Fund’s portfolio could decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

PIK Interest.
To the extent that the Fund invests in loans with a PIK interest component and the accretion of PIK interest constitutes a portion of the Fund’s income, the Fund will be exposed to risks associated with the requirement to include such non-cash
income in taxable and accounting income prior to receipt of cash, including the following: (i) loans with a PIK interest component may have higher interest rates that reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (ii) loans with a PIK interest component may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (iii) the deferral of PIK interest increases the loan-to-value
ratio, which is a fundamental measure of loan risk; and (iv) even if the accounting conditions for PIK interest accrual are met, the borrower could still default when the borrower’s actual payment is due at the maturity of the loan.
Inclusion of
non-cash
income in taxable and accounting income prior to receipt of cash.
To the extent the Fund makes investments that produce income that is not matched by a corresponding cash receipt by the Fund, such as OID instruments, which may arise, for example, if the Fund receives warrants in connection with the making of a loan, or PIK interest representing contractual interest added to the loan principal balance and due at the end of the loan term, investors will be exposed to the risks associated with the inclusion of such non-cash
income in taxable and accounting income prior to receipt of cash, including the following:

•	The interest payments deferred on a PIK loan are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the loan;

•	The interest rates on PIK loans are higher to reflect the time-value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments;

•	PIK instruments may have unreliable valuations because the accruals require judgments about ultimate collectability of the deferred payments and the value of the associated collateral;

•	Market prices of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash;

•	The deferral of interest on a PIK loan increases its loan-to-value ratio, which is a measure of the riskiness of a loan;

•
The Fund will be required under the tax laws to make distributions of OID income to shareholders without receiving any cash. Such required cash distributions may have to be paid from offering proceeds or the sale of assets without investors being given any notice of this fact; and

•
The required recognition of OID, including PIK, interest for U.S. federal income tax purposes may have a negative impact on the Fund’s available cash, because it represents a non-cash
component of the Fund’s taxable income that must, nevertheless, be distributed in cash to investors to avoid it being subject to corporate level taxation.

Bank Loans.
The Fund may invest in loans originated by banks and other financial institutions. The loans invested in by the Fund may include term loans and revolving loans, may pay interest at a fixed or floating rate and may be senior or subordinated. Special risks associated with investments in bank loans and participations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws,
(ii) so-called
lender-liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations, (iv) the risk that bank loans may not be securities and therefore may not have the protections afforded by the federal securities laws, and (v) limitations on the ability of the Fund to directly enforce its rights with respect to participations. Successful claims in respect of such matters may reduce the cash flow and/or market value of the investment. In addition, the bank loan market may face illiquidity and volatility. There can be no assurance that future levels of supply and demand in bank loan trading will provide an adequate degree of liquidity or the market will not experience periods of significant illiquidity in the future.

In addition to the special risks generally associated with investments in bank loans described above, the Fund’s investments in second-lien and unsecured bank loans will entail additional risks, including (i) the subordination of the Fund’s claims to a senior lien in terms of the coverage and recovery from the collateral and (ii) with respect to second-lien loans, the prohibition of or limitation on the right to foreclose on a second-lien or exercise other rights as a second-lien holder, and with respect to unsecured loans, the absence of any collateral on which the Fund may foreclose to satisfy its claim in whole or in part. In certain cases, therefore, no recovery may be available from a defaulted second-lien or unsecured loan. The Fund’s investments in bank loans of below investment grade companies also entail specific risks associated with investments in non-investment
grade securities.
Loan Participations And Assignments.
The Fund may acquire interests in loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off
against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the participation. A selling institution voting in connection with a potential waiver of a default by a borrower may have interests different from those of the Fund, and the selling institution might not consider the interests of the Fund in connection with its vote. Notwithstanding the foregoing, many participation agreements with respect to loans provide that the selling institution may not vote in favor of any amendment, modification or waiver that forgives principal, interest or fees, reduces principal, interest or fees that are payable, postpones any payment of principal (whether a scheduled payment or a mandatory prepayment), interest or fees or releases any material guarantee or collateral without the consent of the participant (at least to the extent the participant would be affected by any such amendment, modification or waiver). In addition, many participation agreements with respect to loans that provide voting rights to the participant further provide that if the participant does not vote in favor of amendments, modifications or waivers, the selling institution may repurchase such participation at par.
Non-Performing
Loans.
The Fund may invest in
non-performing
and
sub-performing
loans which often involve workout negotiations, restructuring and the possibility of foreclosure. These processes are often lengthy and expensive. In addition, the Fund’s investments may include securities and debt obligations of financially distressed issuers, including companies involved in bankruptcy or other reorganization and liquidation proceedings. As a result, the Fund’s investments may be subject to additional bankruptcy related risks, and returns on such investments may not be realized for a considerable period of time.
Business Development Companies (“BDCs”).
The Fund may invest in private BDCs and publicly traded BDCs. A BDC is a type of closed-end
investment company regulated under the Investment Company Act. BDCs typically invest in and lend to small and medium-sized
private and certain public companies that may not have access to public equity or debt markets for capital raising. BDCs invest in such diverse industries as healthcare, chemical and manufacturing, technology and service companies. At least 70% of a BDC’s investments must be made in private and certain public U.S. businesses, and BDCs are required to make available significant managerial assistance to their portfolio companies. Unlike corporations, BDCs are not taxed on income at the corporate level, provided the income is distributed to their shareholders and that the BDC qualifies as a RIC and complies with the applicable requirements of Subchapter M of Subtitle A, Chapter 1 of the Code.
Investments in BDCs may be subject to a high degree of risk. BDCs typically invest in small and medium-sized
private and certain public companies that may not have access to public equity or debt markets for capital raising. As a result, a BDC’s portfolio typically will include a substantial amount of securities purchased in private placements, and its portfolio may carry risks similar to those of a private equity or venture capital fund.

Securities that are not publicly registered may be difficult to value and may be difficult to sell at a price representative of their intrinsic value. Small and medium-sized
companies also may have fewer lines of business so that changes in any one line of business may have a greater impact on the value of their stock than is the case with a larger company. To the extent a BDC focuses its investments in a specific sector, the BDC will be susceptible to adverse conditions and economic or regulatory occurrences affecting the specific sector or industry group, which tends to increase volatility and result in higher risk. Investments in BDCs are subject to various risks, including management’s ability to meet the BDC’s investment objective and to manage the BDC’s portfolio when the underlying securities are redeemed or sold, during periods of market turmoil and as investors’ perceptions regarding a BDC or its underlying investments change. Private BDCs are illiquid investments, and there is no guarantee the Fund will be able to liquidate or sell its private BDC investments.
Certain BDCs may use leverage in their portfolios through borrowings or the issuance of preferred stock. While leverage may increase the yield and total return of a BDC, it also subjects the BDC to increased risks, including magnification of any investment losses and increased volatility. In addition, a BDC’s income may fall if the interest rate on any borrowings of the BDC rises.
To comply with the Investment Company Act, the investment manager may be required to vote shares of a BDC held by the Fund in the same general proportion as shares held by other shareholders of the BDC. Please see “Investment Fund Risk” above for additional information regarding recent SEC regulations with respect to the Fund’s investments in other investment companies.
Asset-Backed Securities Risk.
Asset-backed securities often involve risks that are different from or more acute than risks associated with other types of debt instruments. For instance, asset-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, the underlying assets are subject to prepayments that shorten the securities’ weighted average maturity and may lower their return. Asset-backed securities are also subject to risks associated with their structure and the nature of the assets underlying the security and the servicing of those assets. Payment of interest and repayment of principal on asset-backed securities is largely dependent upon the cash flows generated by the assets backing the securities and, in certain cases, supported by letters of credit, surety bonds or other credit enhancements. The values of asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. Furthermore, debtors may be entitled to the protection of a number of state and federal consumer credit laws with respect to the assets underlying these securities, which may give the debtor the right to avoid or reduce payment. In addition, due to their often complicated structures, various asset-backed securities may be difficult to value and may constitute illiquid investments. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in asset-backed securities.
An investment in subordinated (residual) classes of asset-backed securities is typically considered to be an illiquid and highly speculative investment, as losses on the underlying assets are first absorbed by the subordinated classes. The risks associated with an investment in such subordinated classes of asset-backed securities include credit risk, regulatory risk pertaining to the Fund’s ability to collect on such securities and liquidity risk.
Collateralized Loan Obligations (“CLOs”) and Collateralized Debt Obligations (“CDOs”).
The Fund may invest in CLOs and CDOs. CLOs and CDOs are created by the grouping of certain private loans and other lender assets/collateral into pools. A sponsoring organization establishes a SPV to hold the assets/collateral and issue securities. Interests in these pools are sold as individual securities. Payments of principal and interest are passed through to investors and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty or senior/subordination. Payments from the asset pools may be divided into several different tranches of debt securities, offering investors various maturity and credit risk characteristics. Some tranches entitled to receive regular installments of principal and interest, other tranches entitled to receive regular installments of interest, with principal payable at maturity or upon specified call dates, and other tranches only entitled to receive payments of principal and accrued interest at maturity or upon specified call dates. Different tranches of securities will bear different interest rates, which may be fixed or floating.
Investors in CLOs and CDOs bear the credit risk of the assets/collateral. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of credit risk. If there are defaults or the CDO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Senior and mezzanine tranches are typically rated, with the former receiving S&P of A to AAA and the latter receiving ratings of B to BBB. The ratings reflect both the credit quality of underlying collateral as well as how much protection a given tranche is afforded by tranches that are subordinate to it.
Because the loans held in the pool often may be prepaid without penalty or premium, CLOs and CDOs can be subject to higher prepayment risks than most other types of debt instruments. Prepayments may result in a capital loss to the Fund to the extent that the prepaid securities purchased at a market discount from their stated principal amount will accelerate the recognition of interest income by the Fund, which would be taxed as ordinary income when distributed to the Shareholders. The credit characteristics of CLOs and CDOs also differ in a number of respects from those of traditional debt securities. The credit quality of most CLOs and CDOs depends primarily upon the credit quality of the assets/collateral underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement to such securities.
CLOs and CDOs are typically privately offered and sold, and thus, are not registered under the securities laws, which means less information about the security may be available as compared to publicly offered securities and only certain institutions may buy and sell them. As a result, investments in CLOs and CDOs may be characterized by the Fund as illiquid securities. An active dealer market may exist for CLOs and CDOs that can be resold in Rule 144A transactions, but there can be no assurance that such a market will exist or will be active enough for the Fund to sell such securities.
In addition to the typical risks associated with fixed-income securities and asset-backed securities, CLOs and CDOs carry other risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default, decline in value or quality, or be downgraded by a rating agency; (iii) the Fund may invest in tranches of CLOs and CDOs that are subordinate to other tranches, diminishing the likelihood of payment; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes with the issuer or unexpected investment results; (v) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (vi) the manager of the CLO or CDO may perform poorly.
Structured Products.
The CLOs and other CDOs in which the Fund may invest are structured products. Holders of structured products bear risks of the underlying assets and are subject to counterparty risk.
The Fund may have the right to receive payments only from the structured product and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of assets underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter-term financing to purchase longer-term securities, the issuer may be forced to sell its securities at below-market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Certain structured products may be thinly traded or have a limited trading market. CLOs, CDOs and credit-linked notes are typically privately offered and sold. As a result, investments in structured products may be characterized by the Fund as illiquid securities. In addition to the general risks associated with fixed-income securities, structured products carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in structured products are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
Distressed Securities.
Certain of the companies in whose securities the Fund may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. The characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic factors affecting a particular industry or specific developments within the companies. Such investments can result in significant or even total losses. In addition, the markets for distressed investment assets are frequently illiquid. Also, among the risks inherent in investments in a troubled issuer is that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Advisers’ judgment about the credit quality of a financially distressed issuer and the relative value of its securities may prove to be wrong.
In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Fund of the security in respect to which such distribution was made. Consequently, the Fund will be subject to significant uncertainty as to when, and in what manner, and for what value obligations evidenced by securities of financially distressed issuers will eventually be satisfied (
e.g.
, through a liquidation of the issuer’s assets, an exchange offer or plan of reorganization, or a payment of some amount in satisfaction of the obligation). In certain transactions, the Fund may not be “hedged” against market fluctuations, or, in liquidation situations, may not accurately value the assets of the company being liquidated. This can result in losses, even if the proposed transaction is consummated.
Default Risk.
The ability of the Fund to generate income through its loan investments is dependent upon payments being made by the borrower underlying such loan investments. If a borrower is unable to make its payments on a loan, the Fund may be greatly limited in its ability to recover any outstanding principal and interest under such loan.
A portion of the loans in which the Fund may invest will not be secured by any collateral, will not be guaranteed or insured by a third party and will not be backed by any governmental authority. The Fund may need to rely on the collection efforts of third parties, which also may be limited in their ability to collect on defaulted loans. The Fund may not have direct recourse against borrowers, may not be able to contact a borrower about a loan and may not be able to pursue borrowers to collect payment under loans. To the extent a loan is secured, there can be no assurance as to the amount of any funds that may be realized from recovering and liquidating any collateral or the timing of such recovery and liquidation and hence there is no assurance that sufficient funds (or, possibly, any funds) will be available to offset any payment defaults that occur under the loans. Loans are credit obligations of the borrowers and the terms of certain loans may not restrict the borrowers from incurring additional debt. If a borrower incurs additional debt after obtaining a loan through a platform, the additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress, insolvency or bankruptcy of the borrower. This circumstance would ultimately impair the ability of that borrower to make payments on its loans and the Fund’s ability to receive the principal and interest payments that it expects to receive on such loan. To the extent borrowers incur other indebtedness that is secured, the ability of the secured creditors to exercise remedies against the assets of that borrower may impair the borrower’s ability to repay its loans, or it may impair a third party’s ability to collect, on behalf of the Fund, on the loan upon default. To the extent that a loan is unsecured, borrowers may choose to repay obligations under other indebtedness (such as loans obtained from traditional lending sources) before repaying an unsecured loan because the borrowers have no collateral at risk. The Fund will not be made aware of any additional debt incurred by a borrower or whether such debt is secured.
If a borrower files for bankruptcy, any pending collection actions will automatically be put on hold and further collection action will not be permitted absent court approval. It is possible that a borrower’s liability on its loan will be discharged in bankruptcy. In most cases involving the bankruptcy of a borrower with an unsecured loan, unsecured creditors will receive only a fraction of any amount outstanding on the loan, if anything.
Secured Debt.
Secured debt holds the most senior position in the capital structure of a borrower. Secured debt in most circumstances is fully collateralized by assets of the borrower. Thus, it is generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. However, there is a risk that the collateral securing the Fund’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the borrower to raise additional capital. Also, substantial increases in interest rates may cause an increase in loan defaults as borrowers may lack resources to meet higher debt service requirements. In some circumstances, the Fund’s security interest could be subordinated to claims of other creditors. In addition, any deterioration in a borrower’s financial condition and prospects, including any inability on its part to raise additional capital, may result in the deterioration in the value of the related collateral. Consequently, the fact that debt is secured does not guarantee that the Fund will receive principal and interest payments according to the investment terms or at all, or that the Fund will be able to collect on the investment should the Fund be forced to enforce its remedies. Moreover, the security for the Fund’s investments in secured debt may not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Fund may not have priority over other creditors as anticipated.
Secured debt usually includes restrictive covenants, which must be maintained by the borrower. The Fund may have an obligation with respect to certain senior secured term loan investments to make additional loans, including delayed draw term loans and revolving facilities, upon demand by the borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, while having a stated term, may be prepaid, often without penalty. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the borrower. Prepayment would cause the actual duration of a senior loan to be shorter than its stated maturity.
Secured debt typically will be secured by pledges of collateral from the borrower in the form of tangible and intangible assets. In some instances, the Fund may invest in secured debt that is secured only by stock of the borrower or its Subsidiaries or affiliates. The value of the collateral may decline below the principal amount of the senior secured term loans subsequent to an investment by the Fund.
Unsecured Loans.
The Fund may make unsecured loans to borrowers, meaning that such loans will not benefit from any interest in collateral of such borrowers. Liens on such a borrower’s collateral, if any, will secure the borrower’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the borrower under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before the Fund. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy the Fund’s unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the Fund’s unsecured claims generally would rank equally with the unpaid portion of such secured creditors’ claims against the borrower’s remaining assets, if any.
Equity Investments.
When the Fund invests in loans and debt securities, the Fund may acquire warrants or other equity securities of borrowers as well. The Fund may also invest in warrants and equity securities directly. To the extent the Fund holds equity investments, the Fund will attempt to dispose of them and realize gains upon the disposition of such equity investments. However, the equity interests the Fund receives may not appreciate in value and may decline in value. As a result, the Fund may not be able to realize gains from its equity interests, and any gains that the Fund does realize on the disposition of any equity interests may not be sufficient to offset any other losses the Fund experiences.
Warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the warrants, or a related company, at a fixed price either on a date certain or during a set period. The price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.
Private Investment Funds Risk.
The Fund may invest in private Investment Funds that are not registered as investment companies. As a result, the Fund as an investor in these funds would not have the benefit of certain protections afforded to investors in registered investment companies. The Fund may not have the same amount of information about the identity, value, or performance of the private Investment Funds’ investments as such private Investment Funds’ managers. Investments in private Investment Funds generally will be illiquid and generally may not be transferred without the consent of the fund. The Fund may be unable to liquidate its investment in a private Investment Fund when desired (and may incur losses as a result), or may be required to sell such investment regardless of whether it desires to do so. Upon its withdrawal of all or a portion of its interest in a private Investment Fund, the Fund may receive securities that are illiquid or difficult to value. The Fund may not be able to withdraw from a private Investment Fund except at certain designated times, thereby limiting the ability of the Fund to withdraw assets from the private fund due to poor performance or other reasons. The fees paid by private Investment Funds to their advisers and general partners or managing members often are higher than those paid by registered funds and generally include a percentage of gains. The Fund will bear its proportionate share of the management fees and other expenses that are charged by a private Investment Fund in addition to the management fees and other expenses paid by the Fund.
Investment Fund Risk.
The Fund will incur higher and duplicative expenses, including advisory fees, when it invests in shares of mutual funds (including money market funds), BDCs, closed-end
funds, ETFs and other registered and private investment funds (“Investment Funds”). There is also the risk that the Fund may suffer losses due to the investment practices of the Investment Funds (such as the use of derivatives). The ETFs in which the Fund invests that attempt to track an index may not be able to replicate exactly the performance of the indices they track, due to transactions costs and other expenses of the ETFs. The existence of extreme market volatility or potential lack of an active trading market for an ETF’s shares could result in such shares trading at a significant premium or discount to their NAV. The shares of listed closed-end
funds may also frequently trade at a discount to their NAV. There can be no assurance that the market discount on shares of any closed-end
fund purchased by the Fund will ever decrease, and it is possible that the discount may increase.
The SEC adopted revisions to the rules permitting funds to invest in other investment companies to streamline and enhance the regulatory framework applicable to fund of funds arrangements. While Rule
12d1-4

permits more types of fund of fund arrangements without reliance on an exemptive order or no-action
letters, it imposes certain conditions, including limits on control and voting of acquired funds’ shares, evaluations and findings by investment advisers, fund investment agreements, and limits on most three-tier fund structures. The requirements of Rule
12d1-4
have been implemented by the Fund with respect to its fund of funds arrangements.
Secondary Investments Risks.
The performance of the Fund’s secondary investments will be influenced, in part, by the acquisition price paid, which can be determined through negotiations relying on incomplete or imperfect information. There is a risk that investors who exit a co-investment
or an investment fund through a secondary transaction may have access to superior knowledge regarding the value of their investment. As a result, the Fund may end up paying a higher price for a secondary investment compared to what it would have paid if it had the same information. In certain instances, the Fund may acquire certain secondary investments as a portfolio, and in such situations, it may not be feasible for the Fund to selectively exclude investments that the Advisers deem less appealing due to commercial, tax, legal, or other considerations. When the Fund acquires a secondary investment fund, it is typically not empowered to make modifications or amendments to the constituent documents (
e.g.
, limited partnership agreements) of that secondary investment fund. Additionally, the Fund usually does not have the authority to negotiate the economic terms of the interests it is acquiring except with regard to the acquisition price paid which is negotiated directly with and affected to the sellers of such positions, rather than the underlying general partner of said investment fund(s). Furthermore, it is important to note that the costs and resources necessary for investigating the commercial, tax, and legal aspects of secondary investments may be higher compared to those associated with primary investments. When the Fund acquires a secondary investment fund, it may also assume contingent liabilities related to that interest. Specifically, if the seller of the interest has previously received distributions from the relevant secondary investment fund and, subsequently, the secondary investment fund demands the return of any portion of those distributions, the Fund (as the purchaser of the interest) may be obliged to pay an equivalent amount to the secondary investment fund. While the Fund may have the option to seek reimbursement from the seller for any funds paid to the secondary investment fund, there is no guarantee that the Fund would possess such a right or succeed in such a claim.
Lack Of Control Over Private Investment Funds And Other Portfolio Investments.
Once the Fund has invested in a private investment fund or other similar investment vehicle, the Advisers generally will have no control over the investment decisions made by such investment fund. The Advisers may be constrained by the withdrawal limitations imposed by private investment funds, which may restrict the Fund’s ability to terminate investments in private investment funds that are performing poorly or have otherwise had adverse changes. The Advisers will be dependent on information provided by the private investment funds, including quarterly unaudited financial statements, which if inaccurate, could adversely affect the Adviser’s ability to manage the Fund’s investment portfolio in accordance with its investment objectives and/or the Fund’s ability to calculate its NAV accurately. By investing in the Fund, a Shareholder will not be deemed to be an investor in any investment fund and will not have the ability to exercise any rights attributable to an investor in any such investment fund related to their investment.
Illiquid Portfolio Investments.
The Fund is expected to invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such securities may be volatile and the Fund may not be able to sell them when the Advisers desires to do so or to realize what the Advisers perceives to be their fair value in the event of a sale. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over the counter markets. Restricted securities may sell at prices that are lower than similar securities that are not subject to restrictions on resale.
Investors acquiring direct loans hoping to recoup their entire principal must generally hold their loans through maturity. Direct loans may not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and are not listed on any securities exchange. Accordingly, those loan investments may not be transferred unless they are first registered under the Securities Act and all applicable state or foreign securities laws or the transfer qualifies for an exemption from such registration. A reliable secondary market has yet to develop, nor may one ever develop for direct loans and, as such, these investments should be considered illiquid. Until an active secondary market develops, the Fund intends to primarily hold its direct loans until maturity. The Fund may not be able to sell any of its direct loans even under circumstances when the Advisers believes it would be in the best interests of the Fund to sell such investments. In such circumstances, the overall returns to the Fund from its direct loans may be adversely affected. Moreover, certain direct loans may be subject to certain additional significant restrictions on transferability. Although the Fund may attempt to increase its liquidity by borrowing from a bank or other institution, its assets may not readily be accepted as collateral for such borrowing.
Distributions
In-Kind.
In the event that the Fund distributes investments
in-kind
as payment for repurchased Shares, there can be no assurance that any Shareholder would be able to readily dispose of such investments or dispose of them at the value determined by the Adviser. In addition, investments received may be subject to market risk and a tendering Shareholder could incur taxable gains and brokerage or other charges in converting the investments to cash.
Large Shareholder Transaction Risk.
The Fund may experience adverse effects when a large shareholder purchases or requests repurchases of large numbers of shares of the Fund. A shareholder (or multiple shareholders) may purchase shares or request repurchases of the Fund in large amounts unexpectedly. Such transactions could adversely affect the ability of the Fund to conduct its investment program. Such large shareholder repurchase requests may cause the Fund to seek to dispose of investments at times when it would not otherwise do so, which may negatively impact the Fund’s net asset value. Large repurchase requests could also cause the Fund’s repurchase offers to be oversubscribed and result in shareholders only having a prorated portion of the shares they requested repurchased. Similarly, large Fund share purchases may adversely affect the Fund’s performance to the extent that the Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would have. These transactions may also accelerate the realization of taxable income to shareholders if such sales of investments result in gains and may also increase transaction costs.
Lender Liability Considerations And Equitable Subordination.
A number of U.S. judicial decisions have upheld judgments obtained by borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.
In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (a) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”
Because affiliates of, or persons related to, the Advisers may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.
Force Majeure Risk
.
Issuers may be affected by force majeure events (
i.e.
, events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including an issuer or a counterparty to the Fund or an issuer) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to an issuer or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more issuers or its assets, could result in a loss to the Fund, including if its investment in such issuer is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.
Valuation of the Funds’ Interests in Investment Funds.
The valuation of the Fund’s investments in Investment Funds is ordinarily determined based upon valuations provided by the investment managers on a quarterly basis. Although such valuations are provided on a quarterly basis, the Fund will provide valuations, and will issue Shares, on at least a monthly basis. A large percentage of the securities in which the Fund invests will not have a readily ascertainable market price and will be fair valued by the investment manager. In this regard, an investment manager may face a conflict of interest in valuing the securities, as their value may affect the investment manager’s compensation or its ability to raise additional funds. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any investment manager, the accuracy of the valuations provided by the investment managers, that the investment managers will comply with their own internal policies or procedures for keeping records or making valuations, or that the investment managers’ policies and procedures and systems will not change without notice to the Fund. As a result, an investment manager’s valuation of the securities may fail to match the amount ultimately realized with respect to the disposition of such securities.
An investment manager’s information could also be inaccurate due to fraudulent activity, mis-valuation
or inadvertent error. The Fund may not uncover errors in valuation for a significant period of time, if ever.
Valuations Subject to Adjustment.
The Fund determines its NAV at least monthly based upon the quarterly valuations reported by the investment managers. The Fund will fair value its holdings in Investment Funds to reflect market or other events occurring subsequent to the quarter-end,
consistent with its valuation policies; however, there is no guarantee the Fund will correctly fair value such investments. Additionally, the valuations reported by investment managers may be subject to later adjustment or revision. For example, fiscal year-end
NAV calculations of the Investment Funds may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. The Fund’s NAV also may be revised as part of the preparation of its financial statements to include adjustments made in accordance with U.S. generally accepted accounting principles required at period end for financial reporting purposes, which may result in differences from the NAV and returns for Shareholder transactions. Because such adjustments or revisions, whether increasing or decreasing the NAV of the Fund, and therefore the Fund, at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the investment managers or revisions to the NAV of an Investment Fund adversely affect the Fund’s NAV, the remaining outstanding Shares may be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a NAV higher than the adjusted amount. Conversely, any increases in the NAV resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a NAV lower than the adjusted amount. The same principles apply to the purchase of Shares. New Shareholders may be affected in a similar way.
Commitment Strategy
. The Fund may maintain a sizeable cash position in anticipation of funding capital calls. The Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by Investment Funds. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be negative.
The Fund will employ an “over-commitment” strategy, which could result in an insufficient cash supply to fund unfunded commitments to Investment Funds. Such a short fall would have negative impacts on the Fund, including an adverse impact on the Fund’s ability to pay for repurchases of Shares by Shareholders, pay distributions or to meet expenses generally. Moreover, if the Fund defaults on its unfunded commitments or fails to satisfy capital calls in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Investment Fund. Any failure by the Fund to make timely capital contributions in respect of its unfunded commitments may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, indirectly cause the Fund, and, indirectly, the Shareholders to be subject to certain penalties from the Investment Funds (including the complete forfeiture of the Fund’s investment in an Investment Fund), or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).
Allocation Risk.
StepStone Group advises clients and sponsors, administers, manages and/or advises traditional and non-traditional
investment funds and investment programs, accounts and businesses (collectively, together with any new or successor funds, programs, accounts or businesses, the “Related Investment Accounts”). Certain Related Investment Accounts may have investment objectives and/or utilize investment strategies that are similar or comparable to those of the Fund (the “Related Funds”). As a result, certain investments may be appropriate for the Fund and also for other Related Investment Accounts.
Decisions as to the allocation of investment opportunities among the Fund and other Related Investment Accounts present numerous inherent conflicts of interest, particularly where an investment opportunity has limited availability. In order to address these conflicts of interest, StepStone Group adopted allocation policies and procedures that were designed to require that all investment allocation decisions made by the investment team are being made fairly and equitably among Related Investment Accounts over time.
Subject to applicable law, StepStone Group will allocate opportunities among the Fund and the Related Investment Accounts in its sole discretion. StepStone Group will determine such allocations among its Related Investment Accounts in its sole discretion in accordance with their respective guidelines and based on such factors and considerations as it deems appropriate. Subject to the foregoing and the paragraph below, available capacity with respect to each investment opportunity generally will be allocated among the various Related Investment Accounts for which the investment has been approved pro rata.
The 1940 Act imposes significant limits on
co-investments
with affiliates of the Fund. On March 9, 2026, the Fund, the Adviser and certain affiliated entities received the
Co-Investment
Exemptive Order. The
Co-Investment
Exemptive Order requires, among other things, that allocations be “fair and equitable” to the Fund and that the Adviser (or the applicable investment adviser) considers the interests of the Fund and other affiliated 1940
Act-regulated
funds that rely on the
Co-Investment
Exemptive Order in allocations. Under the
Co-Investment
Exemptive Order, among other requirements, the terms, conditions, price, class of securities to be purchased in respect of a particular investment, the date on which such investment is to be made and any registration rights applicable thereto, must be generally the same for the Fund and each other participating affiliated entity. The requirements of the
Co-Investment
Exemptive Order (including any requirements for board approval thereunder), as well as other regulatory requirements associated with the Fund and other affiliated 1940
Act-regulated
funds that rely on the
Co-Investment
Exemptive Order, potentially will impact the investment allocations among participating entities (including, for the avoidance of doubt, the Fund) or otherwise impact allocation results. Any changes to the
Co-Investment
Exemptive Order or the rules and other guidance promulgated by the SEC and its staff under the 1940 Act could impact allocations made available to the Fund and thereby affect (and potentially decrease) the allocation made to the Fund or otherwise impact the process for allocations in transactions in which the Fund participates. Additionally, third parties, such as the investment managers of primary investments, may not prioritize an allocation to the Fund when faced with a more established pool of capital also competing for allocation. Ultimately, an inability to receive the desired allocation to certain Private Credit Investments could represent a risk to the Fund’s ability to achieve the desired investment returns. See “Investment Program — StepStone Group’s Allocation Policy.”
Capital Commitments Risk.
If an investor fails to pay any amount of its capital commitment to purchase Shares (“Capital Commitment”) when called, other investors who have an undrawn Capital Commitment may be required to fund their respective Capital Commitment sooner and in a greater amount (but not more than their undrawn Capital Commitment) than they otherwise would have absent such a default.
In addition, if funding of Capital Commitments by other investors and borrowings by the Fund are inadequate to cover defaulted Capital Commitments, the Fund may make fewer investments than if all investors had paid their contributions. Additionally, the Fund may be forced to obtain substitute sources of liquidity by selling investments to meet the Fund’s funding obligations. Such forced sales of investment assets by the Fund may be at disadvantageous prices. In addition, if the Fund is not able to obtain substitute sources of liquidity, the Fund may default on its funding obligations. In addition, investors may need to maintain a substantial portion of their assets from which they intend to fund their Capital Commitments in assets that can be readily converted to cash, given that investors may have as little as one business day notice to fund a drawdown.
Tax Status
. The Fund intends to qualify and maintain its qualification to be treated as a RIC under the Code. To qualify as a RIC under the Code, the Fund must, among other things, diversify its holdings so that, at the end of each quarter of each taxable year, (A) at least 50% of the market value of the Fund’s assets is represented by cash, cash items, U.S. government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer and (B) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other regulated investment companies) of (1) any one issuer, (2) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (3) any one or more “qualified publicly traded partnerships.” As such, the Advisers typically endeavor to limit the Fund’s investments in any one issuer to no more than 25% of the Fund’s gross assets (measured at the time of purchase).
Participation On Creditors’ Committees And Boards Of Directors.
The Advisers or their affiliates, on behalf of the Fund or of other funds or accounts they manage, may participate on committees formed by creditors to negotiate with the management of financially troubled companies that may or may not be in bankruptcy. The Advisers may also seek to negotiate directly with debtors with respect to restructuring issues. In the situation where a representative of the Advisers choose to join a creditors’ committee, the representative would likely be only one of many participants, each of whom would be interested in obtaining an outcome that is in its individual best interest. There can be no assurance that the representative would be successful in obtaining results most favorable to the Fund in such proceedings, although the representative may incur significant legal fees and other expenses in attempting to do so. As a result of participation by the representative on such committees, the representative may be deemed to have duties to other creditors represented by the committees, which might thereby expose the Fund to liability to such other creditors who disagree with the representative’s actions.
Need For
Follow-On
Investments.
Following an initial investment in a portfolio company, the Fund may make additional investments in that portfolio company as
“follow-on”
investments, including exercising warrants, options or convertible securities that were acquired in the original or subsequent financing; in seeking to: (i) increase or maintain in whole or in part the Fund’s position as a creditor or the Fund’s equity ownership percentage in a portfolio company; or (ii) preserve or enhance the value of the Fund’s investment. The Fund has discretion to make follow-on
investments, subject to the availability of capital resources. Failure to make follow-on
investments may, in some circumstances, jeopardize the continued viability of an underlying portfolio company and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even if the Fund has sufficient capital to make a desired follow-on

investment, the Advisers may elect not to make a
follow-on
investment because the Advisers may not want to increase the Fund’s level of risk or because the Advisers prefer other opportunities for the Fund.
Preferred Securities.
The Fund may invest in preferred securities. There are various risks associated with investing in preferred securities, including credit risk, interest rate risk, deferral and omission of distributions, subordination to bonds and other debt securities in a company’s capital structure, limited liquidity, limited voting rights and special redemption rights. Interest rate risk is, in general, the risk that the price of a debt security falls when interest rates rise. Securities with longer maturities tend to be more sensitive to interest rate changes. Credit risk is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. Holders of preferred securities may not receive dividends, or the payment can be deferred for some period of time. In bankruptcy, creditors are generally paid before the holders of preferred securities.
Convertible Securities.
The Fund may invest in convertible securities. Convertible securities are hybrid securities that have characteristics of both bonds and common stocks and are subject to risks associated with both debt securities and equity securities. Convertible securities are similar to fixed-income securities because they usually pay a fixed interest rate (or dividend) and are obligated to repay principal on a given date in the future. The market value of fixed-income and preferred securities tends to decline as interest rates increase and tends to increase as interest rates decline. Convertible securities have characteristics of a fixed-income security and are particularly sensitive to changes in interest rates when their conversion value is lower than the value of the bond or preferred share. Fixed-income and preferred securities also are subject to credit risk, which is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. In addition, the Fund may invest in fixed-income and preferred securities rated less than investment grade that are sometimes referred to as high yield. These securities are speculative investments that carry greater risks and are more susceptible to real or perceived adverse economic and competitive industry conditions than higher quality securities. Fixed-income and preferred securities also may be subject to prepayment or redemption risk. If a convertible security held by the Fund is called for redemption, the Fund will be required to surrender the security for redemption, convert it into the issuing company’s common stock or cash or sell it to a third party at a time that may be unfavorable to the Fund. Such securities also may be subject to resale restrictions. The lack of a liquid market for these securities could decrease the Fund’s share price. Convertible securities with a conversion value that is the same as the value of the bond or preferred share have characteristics similar to common stocks. The price of equity securities may rise or fall because of economic or political changes. Stock prices in general may decline over short or even extended periods of time. Market prices of equity securities in broad market segments may be adversely affected by a prominent issuer having experienced losses or by the lack of earnings or such an issuer’s failure to meet the market’s expectations with respect to new products or services, or even by factors wholly unrelated to the value or condition of the issuer, such as changes in interest rates.
Derivative Instruments.
The Fund may use options, swaps, futures contracts, forward agreements, reverse repurchase agreements and other similar transactions. The Fund’s derivative investments have risks, including the imperfect correlation between the value of such instruments and the underlying asset, rate or index, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying asset, rate or index; the loss of principal; the possible default of the other party to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding, or may not recover at all. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to the underlying security. Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. The ability to successfully use derivative investments depends on the ability of the Advisers to predict pertinent market movements, which cannot be assured. In addition, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain.
Rule
18f-4
under the Investment Company Act permits a fund to enter into derivatives transactions (as defined below) and certain other transactions notwithstanding the restrictions on the issuance of senior securities contained in Section 18 of the Investment Company Act, provided that the fund complies with the conditions of the Rule. The fund’s use of derivatives transactions and other similar instruments is generally subject to a value-at-risk
leverage limit, derivatives risk management program, and reporting requirements under Rule
18f-4
unless the fund qualifies as a “limited derivatives user” as defined in the rule or the fund’s use of such an instrument satisfies the conditions of certain exemptions under the rule. Derivatives, reverse repurchase agreements and other such instruments may represent a form of economic leverage and create special risks. The use of these forms of leverage increases the volatility of the fund’s investment portfolio and could result in larger losses to shareholders than if these strategies were not used.
Under Rule
18f-4,
“Derivatives Transactions” include the following: (1) any swap, security-based swap (including a contract for differences), futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which a fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; (3) reverse repurchase agreements and similar financing transactions (
e.g
., recourse and
non-recourse
tender option bonds, and borrowed bonds), if a fund elects to treat these transactions as Derivatives Transactions under Rule
18f-4;
and (4) when-issued or forward-settling securities (
e.g
., firm and standby commitments, including
to-be-announced
(“TBA”) commitments, and dollar rolls (transactions involving the sale, and future repurchase, of mortgage-backed securities)) and non-standard
settlement cycle securities, unless the fund intends to physically settle the transaction and the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). The ultimate impact of the new rule remains unclear, but it may limit the Fund’s ability to engage in derivatives transactions and/or increase the costs of such transactions.

•
Foreign Currency Forwards.
Forward foreign currency contracts do not eliminate fluctuations in the value of
non-U.S.
securities but rather allow the Fund to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain. In order to execute such an agreement, the Fund would contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually widespread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, the Fund will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Fund of any profit potential or force the Fund to cover its commitments for resale, if any, at the then market price and could result in a loss to the Fund.

•
Reverse Repurchase Agreements.
Reverse repurchase agreements involve the risk that the buyer of the securities sold by the Fund might be unable to deliver them when the Fund seeks to repurchase. In the event that the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer, trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.

•
Futures.
A futures contract is a standardized agreement to buy or sell a specific quantity of an underlying instrument at a specific price at a specific future time. The value of a futures contract tends to increase and decrease in tandem with the value of the underlying instrument. Depending on the terms of the particular contract, futures contracts are settled through either physical delivery of the underlying instrument on the settlement date or by payment of a cash settlement amount on the settlement date. A decision as to whether, when and how to use futures involves the exercise of skill and judgment, and even a well-conceived futures transaction may be unsuccessful because of market behavior or unexpected events. In addition to the derivatives risks discussed above, the prices of futures can be highly volatile, using futures can lower total return, and the potential loss from futures can exceed the Fund’s initial investment in such contracts.

•
Options.
If the Fund buys an option, it buys a legal contract giving it the right to buy or sell a specific amount of the underlying instrument or futures contract on the underlying instrument at an agreed-upon price typically in exchange for a premium paid by the Fund. If the Fund sells an option, it sells to another person the right to buy from or sell to the Fund a specific amount of the underlying instrument or futures contract on the underlying instrument at an agreed-upon price typically in exchange for a premium received by the Fund.

A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived option transaction may be unsuccessful because of market behavior or unexpected events. The prices of options can be highly volatile, and the use of options can lower total returns.

•
Swaps.
A swap contract is an agreement between two parties pursuant to which the parties exchange payments at specified dates on the basis of a specified notional amount, with the payments calculated by reference to specified securities, indexes, reference rates, currencies or other instruments. Most swap agreements provide that when the period payment dates for both parties are the same, the payments are made on a net basis (
i.e.
, the two payment streams are netted out, with only the net amount paid by one party to the other). The Fund’s obligations or rights under a swap contract entered into on a net basis will generally be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by each counterparty. Swap agreements are particularly subject to counterparty credit, liquidity, valuation, correlation and leverage risk. Certain standardized swaps are now subject to mandatory central clearing requirements, and others are now required to be exchange-traded. While central clearing and exchange-trading are intended to reduce counterparty and liquidity risk, they do not make swap transactions risk-free. Swaps could result in losses if interest rate or foreign currency exchange rates or credit quality changes are not correctly anticipated by the Fund or if the reference index, security or investments do not perform as expected. The Fund’s use of swaps may include those based on the credit of an underlying security, commonly referred to as “credit default swaps.” Where the Fund is the buyer of a credit default swap contract, it would be entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract only in the event of a default or similar event by a third party on the debt obligation. If no default occurs, the Fund would have paid to the counterparty a periodic stream of payments over the term of the contract and received no benefit from the contract. When the Fund is the seller of a credit default swap contract, it receives the stream of payments but is obligated to pay an amount equal to the par (or other agreed-upon) value of a referenced debt obligation upon the default or similar event of that obligation. The use of credit default swaps can result in losses if the Fund’s assumptions regarding the creditworthiness of the underlying obligation prove to be incorrect.

Derivatives Management Risk.
Certain portfolio management techniques, such as, among other things, entering into swap agreements, using reverse repurchase agreements, futures contracts or other derivative transactions, may be considered senior securities under the Investment Company Act. Under Rule
18f-4
under the Investment Company Act, a fund’s derivatives exposure is limited through a value-at-risk
test. Funds whose use of derivatives is more than a limited specified exposure amount are required to adopt and implement a value-at-risk
based limit to their use of certain derivatives instruments, maintain a comprehensive derivatives risk management program, subject to oversight by a fund’s board of trustees, and appoint a derivatives risk manager.

Rule
18f-4
categorizes funds for purposes of compliance into one of three types: funds that are not derivatives users, funds that are “limited derivatives users” and funds that are derivatives users that must adopt a derivatives risk management program in compliance with Rule
18f-4.
A fund that limits its use of derivatives instruments is not subject to the full requirements of Rule
18f-4
and qualifies as a “limited derivatives user.” The Fund will comply with Rule
18f-4.
Rule
18f-4
also governs a fund’s use of certain other transactions that create future payment and/or delivery obligations by the fund, such as short sale borrowings and reverse repurchase agreements or similar financing transactions, and certain transactions entered into on a when-issued, delayed-delivery or forward-commitment basis. In addition, Rule
18f-4
may restrict the Fund’s ability to engage in certain derivatives transactions and certain other transactions noted above and/or increase the cost of such transactions, which could adversely impact the value or performance of the Fund.
Currency Risk.
The Fund may engage in practices and strategies that will result in exposure to fluctuations in foreign exchange rates, in which case the Fund will be subject to foreign currency risk. The Fund’s shares are priced in U.S. dollars and the distributions paid by the Fund to Shareholders are paid in U.S. dollars. However, a portion of the Fund’s assets may be denominated directly in foreign
(non-U.S.)
currencies or in securities that trade in, and receive revenues in, foreign
(non-U.S.)
currencies, or in derivatives that provide exposure to foreign
(non-U.S.)
currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.
Currency rates in foreign
(non-U.S.)
countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, rates of inflation, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign
(non-U.S.)
governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. These fluctuations may have a significant adverse impact on the value of the Fund’s portfolio and/or the level of Fund distributions made to Shareholders. The Fund intends to hedge exposure to reduce the risk of loss due to fluctuations in currency exchange rates relative to the U.S. dollar. There is no assurance, however, that these strategies will be available or will be used by the Fund or, if used, that they will be successful. As a result, the Fund’s investments in foreign currency-denominated securities may reduce the returns of the Fund.
Currency risk may be particularly high to the extent that the Fund invests in foreign
(non-U.S.)
currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign
(non-U.S.)
currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.
Investments In Cash, Cash-Equivalent Investments or Money Market Funds.
A portion of the Fund’s assets may be invested in cash, cash-equivalent investments or money market funds when, for example, other investments are unattractive, to provide a reserve for anticipated obligations of the Fund or for other temporary purposes. Although such a practice may assist in the preservation of capital, the assumption of cash positions may also impact overall investment return. Cash investment practices of the Fund may be expected, therefore, to affect total investment performance of the Fund. Although a money market fund seeks to preserve a $1.00 per share NAV, it cannot guarantee it will do so. The sponsor of a money market fund has no legal obligation to provide financial support to the money market fund and investors in money market funds should not expect that the sponsor will provide support to a money market fund at any time.
Uncertain Tax Treatment.
The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary in connection with the Fund’s intention to distribute sufficient income each tax year to minimize the risk that it becomes subject to U.S. federal income or excise tax. If the treatment of these instruments prevents the Fund from complying with the requirements of a RIC under the Code, the Fund may become subject to U.S. federal income or excise tax, which would reduce a Shareholder’s return on investment.
Warehouse Investment Risk.
The Fund may invest in Warehouses, which are financing structures created prior to and in anticipation of CLO or CDO closings and issuing securities and are intended to aggregate direct loans, corporate loans and/or other debt obligations that may be used to form the basis of CLO or CDO vehicles (“Warehouses”). To finance the acquisition of a Warehouse’s assets, a financing facility (a “Warehouse Facility”) is often opened by (i) the entity or affiliates of the entity that will become the collateral manager of the CLO or CDO upon its closing and/or (ii) third-party investors that may or may not invest in the CLO or CDO. The period from the date that a Warehouse is opened and asset accumulation begins to the date that the CLO or CDO closes is commonly referred to as the “warehousing period.” In practice, investments in Warehouses (“Warehouse Investments”) are structured in a variety of legal forms, including subscriptions for equity interests or subordinated debt investments in SPVs that obtain a Warehouse Facility secured by the assets acquired in anticipation of a CLO or CDO closing.
A Warehouse Investment generally bears the risk that (i) the warehoused assets (typically senior secured corporate loans) will drop in value during the warehousing period, (ii) certain of the warehoused assets default or for another reason are not permitted to be included in a CLO or CDO and a loss is incurred upon their disposition, and (iii) the anticipated CLO or CDO is delayed past the maturity date of the related Warehouse Facility or does not close at all, and, in either case, losses are incurred upon disposition of all of the warehoused assets. In the case of (iii), a particular CLO or CDO may not close for many reasons, including as a result of a market-wide material adverse change, a manager-related material adverse change or the discretion of the manager or the underwriter.
There can be no assurance that a CLO or CDO related to Warehouse Investments will be consummated. In the event a planned CLO or CDO is not consummated, investors in a Warehouse (which may include the Fund) may be responsible for either holding or disposing of the warehoused assets. Because leverage is typically used in Warehouses, the potential risk of loss may be increased for the owners of Warehouse Investments. This could expose the Fund to losses, including in some cases a complete loss of all capital invested in a Warehouse Investment.
The Warehouse Investments represent leveraged investments in the underlying assets of a Warehouse. Therefore, the value of a Warehouse Investment is often affected by, among other things, (i) changes in the market value of the underlying assets of the Warehouse; (ii) distributions, defaults, recoveries, capital gains, capital losses and prepayments on the underlying assets of the Warehouse; and (iii) the prices, interest rates and availability of eligible assets for reinvestment. Due to the leveraged nature of a Warehouse Investment, a significant portion (and in some circumstances all) of the Warehouse Investments made by the Fund may not be repaid.
Exclusive Forum and Jury Trial Waiver Risk
. Pursuant to the Subscription Agreement, to the fullest extent permitted by law, Shareholders have irrevocably consented that the resolution of all matters arising out of or related to the Subscription Agreement must be brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction. This exclusive forum provision may make it more expensive or inconvenient for a Shareholder to bring a suit against the Fund. In addition, pursuant to the Subscription Agreement, Shareholders waive the right to a jury trial to the fullest extent permitted by law. These provisions limit a Shareholder’s ability to litigate a claim in the jurisdiction and in a manner that may be more favorable to the Shareholder, which may discourage such lawsuits. Notwithstanding any of the foregoing, neither the Fund nor any of the Shareholders are permitted to waive compliance with any provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

LIMITS OF RISK DISCLOSURES
The above discussions of the various risks associated with the Fund reflect all principal risks with respect to an investment in the Fund. Some risks may not be known or anticipated to be material to the Fund at this time. Prospective investors should read this entire Memorandum and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Memorandum. The Fund will update this Memorandum to account for any material changes in the risks involved with an investment in the Fund.
MANAGEMENT OF THE FUND
General
The Fund’s Board of Trustees provides broad oversight over the operations and affairs of the Fund. A majority of the Fund’s Board of Trustees is comprised of persons who are independent trustees.
StepStone Group Private Debt LLC (“StepStone Private Debt” or “Adviser”) serves as the Fund’s Adviser. The Adviser has engaged StepStone Group Europe Alternative Investments Limited (“SGEAIL” or
“Sub-Adviser”)
to serve as the Fund’s
sub-adviser.
StepStone Private Debt and SGEAIL, each an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, are wholly-owned subsidiaries of StepStone Group Private Debt AG (“SPD AG”). SPD AG is a subsidiary of StepStone Group Inc., which is the sole managing member of StepStone Group Holdings LLC, which in turn is the general partner of StepStone Group LP.
As affiliates of StepStone Group, the Advisers benefit from the organization’s scale and depth across private markets. StepStone Group is a global private markets investment firm focused on providing customized investment solutions and advisory and data services to its clients. StepStone Group’s clients include some of the world’s largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients. As of June 30, 2024, StepStone Group was responsible for $701 billion of “private market allocations” which includes $170 billion of assets under management and $531 billion of assets under advisement.
1
StepStone Group has over 980 professionals across 27 cities in 16 countries. StepStone Group LP is not performing investment advisory services to the Fund.
StepStone Group Inc. is the sole managing member of StepStone Group Holdings LLC, which in turn is the general partner of StepStone Group LP. StepStone Group Inc. is listed and trades on the Nasdaq Global Select Market under the trading symbol STEP. Please see StepStone Group Inc.’s website at www.stepstonegroup.com for additional information.
StepStone Group advises and/or manages accounts other than that of the Fund, which may give rise to certain conflicts of interest. See “Conflicts of Interest.”
Under the terms of the Advisory Agreement, the Adviser is responsible for the overall management of the Fund’s activities. The Adviser is responsible for formulating and updating (as needed) the overall investment strategy of the Fund. The Adviser is also responsible for the structuring and distribution functions for the Fund.

1
“Private market allocations” means the total amount of assets under management and assets under advisement. StepStone Group LP classifies assets under management if the StepStone Group LP has full discretion over the investment decisions in an account or has responsibility or custody of assets. Assets under advisement consists of client assets for which StepStone Group LP does not have full discretion to make investment decisions but plays a role in advising the client or monitoring their investments.

In addition, the Adviser is responsible for the operational and governance aspects of the Fund, including the selection and management of the Fund’s service providers and the management of the Fund’s tender offers and distributions and dividend reinvestment plan. The Adviser is also responsible for the Fund’s SEC and other regulatory reporting obligations. The Adviser is subject to the ultimate supervision of, and any policies established by, the Board of Trustees.
The Adviser has entered into a
Sub-Advisory
Agreement with SGEAIL. The
Sub-Adviser
will be responsible for the
day-to-day
management of the Fund’s assets and activities. The
Sub-Adviser
will provide certain ongoing,
non-discretionary
investment advice and services to the Adviser in regard to the Adviser’s management of the Fund.
A description of the factors considered by the Fund’s Board of Trustees in approving the Advisory Agreement and the
Sub-Advisory
Agreement is available in the Fund’s Form
N-CSR
for the fiscal period ended June 30, 2025.
Management Team
The personnel of the Advisers principally responsible for management of the Fund are experienced and educated investment professionals with a long performance record in private market investments. They have identified, evaluated, structured, managed and monitored billions of dollars in a wide range of private market investments globally and maintain a strong network within the private markets investment community as a result of their prior and ongoing experience. The Advisers believe that, as a result of these relationships, the Fund should have access to a large number of Private Credit opportunities from which to select.
StepStone Private Debt Team
As portfolio managers, Gary Gipkhin and Ariel Goldblatt have primary responsibility for ongoing research, recommendations, and portfolio management regarding the Fund’s investment portfolio.
Gary Gipkhin
Gary Gipkhin is a director and member of the private debt investment team at StepStone Group. Prior to joining StepStone Group in July 2018, Mr. Gipkhin worked in investment banking at SunTrust Robinson Humphrey from July 2015 to June 2018, where he originated and executed a variety of M&A, debt and equity transactions for clients in the industrials space. Mr. Gipkhin received his BS in finance and accounting from the Kelley School of Business at Indiana University.
Ariel Goldblatt
Ariel Goldblatt is a partner and member of the private debt team at StepStone Group. Prior to joining StepStone Group in April 2019, Ms. Goldblatt was a director of business development at CNBC, Inc., where she led business development and M&A activity. Prior to that, Ms. Goldblatt was a senior analyst at Eachwin Capital, L.P. an institutionally oriented investment management firm, from February 2013 to February 2017. Before that she worked in private equity, private credit and investment banking at Apax Partners LLP, Crescent Capital Group L.P. and Merrill Lynch & Co. Ms. Goldblatt received her MBA from The Wharton School, University of Pennsylvania and her BS in finance from the Schreyer Honors College, Pennsylvania State University.
Control Persons
A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. The Adviser has provided the initial investment for the Fund. For so long as the Adviser has a greater than 25% interest in the Fund, it may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

Administrator
The Adviser also serves as the Fund’s Administrator under an Administration Agreement with the Fund, and performs certain administrative, accounting and other services for the Fund. In consideration of these administrative services, the Fund pays the Administrator the Administration Fee in an amount up to 0.175% on an annual basis of the Fund’s net assets. The Administration Fee will be computed based on the value of the net assets of the Fund as of the close of business on the last calendar day of each month (including any assets in respect of shares that will be repurchased by the Fund on such date) and payable in arrears within three business days of the determination of the Fund’s net assets but no later than 25 business days after the end of the month. The Administration Fee is an expense paid out of the Fund’s net assets. The Administrator’s principal business address is 277 Park Avenue, 44th Floor, New York, NY, 10172. The Administrator may delegate or sub-contract
certain of its services to other entities, including a
sub-administrator,
and has done so as described below.
Sub-Administrator
SEI Investments Global Funds Services serves as the Fund’s
Sub-Administrator
to provide certain
sub-administration
and
sub-accounting
services for the Fund. Pursuant to a
sub-administration
agreement and a fund accounting agreement, the Administrator pays the
Sub-Administration
Fee to the
Sub-Administrator
from the proceeds of the Administration Fee in an amount up to 0.065% on an annual basis of the Fund’s net assets, subject to a minimum annual fee. The
Sub-Administration
Fee is calculated in a manner substantially similar to the Administration Fee and is payable monthly in arrears. The
Sub-Administrator’s
principal business address is 1 Freedom Valley Drive, Oaks, Pennsylvania 19456.
Custodian and Transfer Agent
UMB Bank, N.A. (the “Custodian”) serves as the custodian of the Fund’s assets. The Custodian’s principal business address is 928 Grand Blvd., 5th Floor, Kansas City, Missouri 64106.
UMB Fund Services, Inc. (the “Transfer Agent”) serves as transfer agent with respect to maintaining the registry of the Fund’s Shareholders and processing matters relating to subscriptions for, and repurchases of, Shares. The Transfer Agent’s principal business address is 235 West Galena Street, Milwaukee, Wisconsin 53212.
FUND EXPENSES
The Advisers bear all of their own costs incurred in providing investment advisory services to the Fund. As described below, however, the Fund bears all other expenses related to its investment program. The Administrator provides or arranges for certain administrative services to be provided to the Fund, among those services are: providing office space, adequate personnel, and communications and other facilities necessary for administration of the Fund, performing certain administrative functions to support the Fund and its service providers, supporting the Fund’s Board and providing it with information, providing accounting and legal services in support of the Fund, compliance testing services, analyzing the value of the Fund’s assets, and reviewing and arranging for payment of the Fund’s expenses and other support services. Such administrative services are included in the Administration Fee. In addition to the services above, the Administrator is responsible for overseeing the
Sub-Administrator.
Expenses borne by the Fund (and thus indirectly by Shareholders) include:

•
all expenses related to its investment program, including, but not limited to, expenses borne indirectly through the Fund’s investments in the underlying assets, including any fees and expenses charged by the investment managers (including management fees, carried interest or incentive fees and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to due diligence of portfolio transactions for the Fund such as direct and indirect expenses associated with the Fund’s investments (whether or not consummated), and enforcing the Fund’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on
non-U.S.
dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

•
attorneys’ fees and disbursements associated with preparing and updating the Fund’s registration statement and other regulatory filings, and with reviewing potential investments to be made and executing the Fund’s investments;

•
attorneys’ fees and disbursements associated with preparing and filing exemptive applications with the SEC in respect of certain co-investment
transactions and the ability of offer multiple classes of shares;

•
fees and disbursements of all accountants or auditors engaged by the Fund, expenses related to the annual audit of the Fund, expenses related to the unaudited financial statements of the Fund and expenses related to the preparation, review, approval and filing of the Fund’s tax information;

•	recordkeeping, custody and transfer agency fees and expenses;

•	the costs of errors and omissions/Trustees’ and officers’ liability insurance and a fidelity bond;

•	the Management Fee (as defined herein) and the Administration Fee;

•	fees paid to third-party consultants or service providers relating to the Fund’s establishment or operations and fees paid to third-party providers for due diligence and valuation services;

•	the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence, annual reports or similar materials, to Shareholders;

•
fees of Trustees who are not “interested persons” and travel and administrative expenses of Trustees who are not “interested persons” relating to meetings of the Board of Trustees and committees thereof;

•
costs and charges related to electronic or other platforms through which investors may access, complete and submit subscription and other fund documents or otherwise facilitate activity with respect to their investment in the Fund;

•
costs of administrative,
sub-accounting,
recordkeeping or investor related services charged by financial intermediaries in conjunction with processing through the National Securities Clearing Corporation’s Fund/SERV and Networking or similar systems;

•	all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund;

•	any extraordinary expenses (as defined below), including indemnification expenses as provided for in the Fund’s organizational documents;

•
the allocable portion of cost, including the rent and overhead, of the Fund’s Chief Compliance Officer and their administrative support staff, including the costs of any outsourced third-party Chief Compliance Officer; and

•
other expenses not explicitly borne by the Adviser or Administrator associated with the investment operations of the Fund; and all reasonable costs and expenses incurred in connection with the formation and organization of, and offering and sale of Shares in, the Fund, as determined by the Adviser, including all out-of-pocket
legal, accounting, registration and filing fees and expenses will be borne by the Fund. The Fund will also bear certain administrative costs.

The Adviser and Administrator will be reimbursed by the Fund for any of the above expenses that it pays on behalf of the Fund, except as otherwise provided above.

Expense Support and Conditional Reimbursement Agreement
The Fund has entered into the Expense Support Agreement with the Adviser effective June 12, 2025. Under this Expense Support Agreement, the Adviser may voluntarily pay certain Fund expenses (excluding interest) on behalf of the Fund. These payments, once elected in writing, become assets of the Fund and must be reimbursed to the Adviser if specific conditions are met.
Reimbursement is permitted only when the Fund’s Available Operating Funds (as defined in the Expense Support Agreement) exceed accrued shareholder distributions for a given month, and only to the extent that the Fund’s Operating Expense Ratio (as defined in the Expense Support Agreement) does not exceed the ratio at the time the original expense was paid. Reimbursement is limited to expenses incurred within the prior three years and may be waived by the Adviser. The Expense Support Agreement may be terminated at any time and includes provisions for automatic termination under certain corporate events. The Operating Expense Ratio is calculated by dividing operating expenses, excluding organizational and offering expenses, base management fees owed to the Adviser, and interest expense, by the Fund’s net assets.
Expenses of Investment Funds
The Fund’s Investment Funds bear various expenses in connection with their operations similar to those incurred by the Fund. Investment managers generally assess asset-based fees to, and receive performance or incentive-based fees from, the Investment Funds (or their investors), which effectively will reduce the investment returns of the Fund. These expenses and fees will be in addition to those incurred by the Fund itself. As an investor in the Investment Funds, the Fund will bear its proportionate share of their expenses and fees and will also be subject to incentive fees to the investment managers.
Organizational and Offering Costs
The initial operating expenses for a new fund, including
start-up
costs, which may be significant, may be higher than the expenses of an established fund. The Fund incurred organizational and offering expenses of approximately $219,647 in connection with the initial offering of Shares.
Organizational costs include, among other things, the cost of organizing as a Delaware statutory trust, including the cost of legal services and other fees pertaining to the Fund’s organization. These costs were paid by the Adviser on behalf of the Fund prior to commencement of operations.
The Fund’s initial offering costs include, among other things, legal, printing and other expenses pertaining to this offering. Costs associated with the offering of its shares, capitalized as deferred offering costs, are amortized over a twelve-month period from the date of the associated offering. Following such time, costs associated with the organization and offering of the Fund will be expensed as incurred.
MANAGEMENT FEE
In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund will pay the Adviser a management fee (“Management Fee”) equal to 0.60% on an annualized basis of the Fund’s month-end
net assets. The Management Fee will be accrued monthly and payable monthly in arrears within ten (10) business days after the end of the month. The Management Fee is an expense paid out of the Fund’s net assets. For the avoidance of doubt, the Management Fee is applied to any assets in respect of Shares that will be repurchased by the Fund on such date.
The Adviser will pay 20% of the Management Fee proceeds to the
Sub-Adviser
on a monthly basis.

The table below sets forth information about the total Management Fee paid by the Fund to the Adviser (which include amounts paid by the Adviser to the
Sub-Adviser),
and the Management Fee waived and/or reimbursed by the Adviser, for the periods indicated:

	Management Fee Paid to the Adviser	Waived by the Adviser	Reimbursed by the Adviser
Fiscal Period Ended December 31, 2025	$—	$—	$—

CALCULATION OF NET ASSET VALUE
The Fund will calculate the NAV for its Shares at least monthly as of the last calendar day of each calendar month, although the Fund may calculate its NAV more frequently, in accordance with the procedures described below or as may be determined from time to time in accordance with policies approved by the Board (each, a “Determination Date”). In determining the Fund’s NAV, which the Fund will do within 20 business days of each Determination Date, the Adviser will value the Fund’s investments as of the relevant Determination Date. The NAV of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date.
The Board has designated the Adviser as the Fund’s valuation designee for purposes of Rule
2a-5
under the 1940 Act. The Board has approved the Adviser’s valuation policy for the Fund (the “Valuation Policy”). The Board has ultimate oversight responsibility for pricing the securities held in the Fund’s portfolio.
As a general matter, to value the Fund’s investments, the Adviser will use current market values when readily available, and otherwise will value the Fund’s investments with fair value methodologies set forth in the Valuation Policy.
Changes in our NAV will reflect factors including, but not limited to, accruals for net portfolio income, interest expense and unrealized/realized gains (losses) on assets, any applicable organization and offering costs and any expense reimbursements. In the event that the Adviser determines NAV as of a day that is not the last day of a month, the Fund intends to update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, the Adviser’s valuation team will generally value such assets at the most recent valuation unless the Adviser determines that a significant observable change has occurred since the most recent month-end
with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser will determine whether to update the value for each relevant investment in accordance with the Valuation Policy, pursuant to authority designated by the Board. Additionally, the Adviser may otherwise determine to update the most recent month-end
valuation of an investment without reliable market quotations that the Adviser considers to be material to the Fund in accordance with the Valuation Policy, pursuant to authority designated by the Board. The Adviser may use a range of values from an independent valuation firm to support the Adviser’s internal valuation determination.
Additionally, the values of the Fund’s direct loan investments may be adjusted based on the estimated total return that the asset will generate. The Adviser, as the Fund’s valuation designee, monitors these estimates regularly and updates them as necessary if macro or individual changes warrant any adjustments. At the end of the quarter, each direct loan’s value is adjusted based on the actual income and appreciation or depreciation realized by such loan when its quarterly valuation is reported. This information is updated as soon as the information becomes available.
These fair value calculations will involve significant professional judgment by the Adviser in the application of both observable and unobservable attributes, and it is possible that the fair value determined for an investment may differ materially from the value that could be realized upon the sale of the investment. There is no single standard for determining fair value of an investment. Likewise, there can be no assurance that the Fund will be able to purchase or sell an investment at the fair value price used to calculate the Fund’s NAV. Rather, in determining the fair value of an investment for which there are no readily available market quotations, the Adviser may consider several factors, including the below depending on the type of investment:
Publicly Traded Securities
For securities or investments that are quoted, traded or exchanged in an accessible, active market, the Adviser will value the asset by multiplying the number of securities held by the quoted market price as of the measurement (or reporting) date. The Adviser does not apply any liquidity or restriction discount regardless of ownership structure or the ability to control the sale of the asset.
Private Credit/Debt/Debt-Like Securities
In determining the estimated fair value of private credit/debt or debt-like securities for which there is no actively traded market, the Adviser’s estimate of fair value will consider such factors as the current market environment relative to that of the investment held, the tenor of maturity date of the investment, the operating performance of the issuer, the concern for maintaining any covenant levels embedded in the instrument, the ability of the issuer to call the security (and the associated redemption price) and the general overall credit quality of the security over the life of the investment. Expected cash flows are projected based on the contractual terms of the debt security and discounted back to the measurement date based on a market yield. A market yield is determined based upon an assessment of current and expected market yields for similar private credit/debt positions and risk profiles. The Fund considers the current contractual interest rate, the expected life and other terms of the private credit/debt position relative to risk of the company and the specific private credit/debt position.
The Adviser’s Valuation Committee will assign an internal credit rating on all private credit/debt and debt-like positions. The ratings are based on fundamental information available at the time of the Valuation Committee meeting and are used in conjunction with market inputs to create an estimate of fair value. For debt investments with higher internal credit ratings, no additional steps are taken, but assets with lower internal credit ratings are considered for additional or alternative procedures for obtaining a fair value, which will include but are not limited to a review of additional market inputs and performance and other relevant information on comparable assets.
Defaulted private credit/debt positions are valued using several methods including the following: discounting the expected cash flows of the investment; valuing the net assets of the company; reviewing comparable precedent transactions involving similar companies; and using a performance multiple or market-based approach.
For any defaulted private debt/credit positions, discounted cash flow valuation will use an internal analysis based on the Adviser’s expectation of future income and expenses, capital structure, exit multiples of a security, and other unobservable inputs which may include contractual loan factors, estimated future payments and credit rating. Generally, an increase in market yields or discount rates or a decrease in EBITDA multiples may result in a decrease in the fair value of certain of the Fund’s investments.
For securities of all investment types, if purchased less than 90 days before a Determination Date, the Advisor’s Valuation Committee will consider the purchase price, or cost, as an important indicator of fair value and may use that as the valuation of the investment.
The Adviser expects to engage third-party valuation firms to provide an independent valuation range for a portion of the portfolio each month or as necessary. Where appropriate, the Adviser may use a price within the independent valuation range as the fair value for an investment.

Private Equity Investments
In fair valuing certain equity investments, the Adviser may consider a number of factors such as the Fund’s cost, latest round of financing, company operating performance, market-based performance multiples, announced capital markets activity and any other relevant information available at the time the Adviser values the Fund’s portfolio.
Investment Funds
The Valuation Policy provides that the Adviser will value the Fund’s investments in Investment Funds at fair value. The fair value of such investments as of each Determination Date ordinarily will be the capital account value of the Fund’s interest in such investments as provided by the relevant investment manager as of or prior to the relevant Determination Date; provided that such values will be adjusted for any other relevant information available at the time the Adviser values the Fund’s portfolio, including capital activity and material events occurring between the reference dates of the investment manager’s valuations and the relevant Determination Date.
The valuation of the Fund’s investments in private fund or limited partnership (“LP”) investments is performed in accordance with Topic 820 —
Fair Value Measurements and Disclosures
. Generally, investment managers value investments at their market price if market quotations are readily available. In the absence of observable market prices, investment managers value investments using valuation methodologies applied on a consistent basis. For some investments little market activity may exist. The investment managers’ determination of fair value is then based on the best information available in the circumstances and may incorporate management’s own assumptions and involves a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for nonperformance and liquidity risks. Investments for which market prices are not observable include private investments in the equity of operating companies, projects, properties or certain debt positions. Market quotations will not be readily available for most of the Fund’s investments.
The actual realized returns on the investment managers’ unrealized investments will depend on, among other factors, future operating results, the value of the assets and market conditions at the time of disposition, any related transaction costs and the timing and manner of sale, all of which may differ from the assumptions on which the investment managers’ valuations are based. Neither the Fund nor the Adviser has oversight or control over the implementation of the investment managers’ valuation process.
In reviewing the valuations provided by investment managers, the Valuation Policy requires the consideration of all relevant information reasonably available at the time the Adviser values the Fund’s portfolio. The Adviser will consider such information and may conclude in certain circumstances that the information provided by the investment manager does not represent the fair value of a particular Private Credit Investment. In accordance with the Valuation Policy, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value such interests based on the NAV reported or expected to be reported by the relevant investment manager, or whether to adjust such value to reflect a premium or discount to such NAV.
Notwithstanding the above, investment managers unaffiliated with the Fund may adopt a variety of valuation bases and provide differing levels of information concerning Private Credit Investments, and there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. Neither the Board nor the Adviser will be able to confirm independently the accuracy of valuations provided by any investment managers (which are generally unaudited).
The Adviser may use independent pricing services to assist in calculating the value of the Fund’s investments. In addition, market prices for foreign securities are not determined at the same time of day as the NAV for the Fund. In computing the NAV, the Adviser values listed foreign securities held by the Fund at the latest closing price on the exchange in which they are traded immediately prior to closing of the New York Stock

Exchange (the “NYSE”). Prices of foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. If events materially affecting the value of a security in the Fund’s portfolio, particularly foreign securities, occur after the close of trading on a foreign market but before the Adviser prices the Fund’s Shares, the security will be valued at fair value. For example, if trading in a portfolio security is halted and does not resume before the Adviser calculates the Fund’s NAV, the Adviser may need to price the security using the Fund’s fair value pricing guidelines.
With respect to any portion of the Fund’s assets that are invested in one or more open-end
management investment companies registered under the 1940 Act, the Fund’s NAV is calculated based upon the NAVs of those open-end
management investment companies, and the prospectuses for these companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing.
As a result of investments by the Fund or other investment vehicles accessed by the Fund, if any, in foreign securities or other instruments denominated in currencies other than the U.S. dollar, the NAV of the Fund’s Shares may be affected by changes in the value of currencies in relation to the U.S. dollar.
Expenses of the Fund, including the Management Fee and Administration Fees are accrued on a monthly basis and taken into account for the purpose of determining the Fund’s NAV.
Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s NAV if the judgments of the Adviser or the investment managers regarding appropriate valuations, should prove incorrect.
Relationship between NAV and Our Transaction Price
Although the transaction price for Shares used in connection with drawdowns on Capital Commitments in our continuous private offering of Shares will be based on the then-current NAV per Share, such NAV may be significantly different from the current NAV per Share as of the date on which your investment decision is made (or repurchase occurs).
Each issuance of Shares will be subject to the limitations of Section 23(b) under the 1940 Act, which generally prohibits us from issuing Shares at a price below the then-current NAV of the Shares as determined within 48 hours, excluding Sundays and holidays, of such issuance (taking into account any investment valuation adjustments from the latest valuation date in accordance with the Adviser’s Valuation Policy), subject to certain exceptions.
In addition, we may suspend our offering in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events.
Limits on the Calculation of Our Per Share NAV
Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, the methodologies used are based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events because we may not be able to immediately quantify the financial impact of such events on our portfolio. The Adviser will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio, such as significant market events or disruptions or force majeure events. If required by applicable securities law, we will promptly disclose the occurrence of such event, and the Adviser will analyze the impact of such extraordinary event on our portfolio and determine the appropriate adjustment to be made to our NAV. We do not expect, however, to retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific investment, the Adviser will order a new valuation of the investment. It is not known whether any resulting disparity will benefit shareholders whose shares are or are not being repurchased or purchasers of the Shares.
We include no discounts to our NAV for the illiquid nature of the Shares, including the limitations on your ability to sell Shares under our discretionary share repurchase program and our ability to suspend the share repurchase program at any time.
Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of other closed-end
investment companies on stock exchanges.
We do not represent, warrant or guarantee that:

•	a shareholder would be able to realize the NAV per Share for the Shares a shareholder owns if the shareholder attempts to sell its Shares;

•	a shareholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event;

•	our Shares would trade at per share NAV on a national securities exchange;

•	a third party in an arm’s-length transaction would offer to purchase all or substantially all of our Shares at NAV; and

•	NAV would equate to a market price for a publicly traded closed-end investment company.
CONFLICTS OF INTEREST
The Adviser and the
Sub-Adviser
The Adviser, the Adviser’s Investment Committee, the
Sub-Adviser
and its senior investment professionals and their respective affiliates provide or may provide investment advisory and other services to various entities. The Advisers and certain of their and StepStone Group’s investment professionals and other principals, including the Adviser’s Investment Committee, may also carry on substantial investment activities for their own accounts, for the accounts of family members and for other investment companies, pooled investment vehicles, and/or other accounts (including institutional clients, pension plans and certain high net worth individuals) (collectively, with the other accounts advised by the Advisers and their affiliates, “Other Accounts”). The Fund has no interest in these activities. The Adviser, the Adviser’s Investment Committee, the
Sub-Adviser
and their respective affiliates may receive payments from Other Accounts or investment managers in connection with such activities. As a result of the foregoing, the Advisers and the investment professionals who, on behalf of the Advisers, will manage the Fund’s investment portfolio will be engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts. Such persons will devote only so much of their time as in their judgment is necessary and appropriate. See “Management of the Fund – Other Accounts Managed by the Portfolio Managers” for a description of the conflicts of interest between the investment strategy of the Fund and the investment strategy of other accounts managed by the Fund’s portfolio managers.
Because the Adviser, the
Sub-Adviser
and their respective affiliates may manage assets for Other Accounts, there may be an incentive to favor one client over another resulting in conflicts of interest. For instance, the Adviser, the
Sub-Adviser
or their respective affiliates may receive fees from certain accounts that are higher than the fee the Adviser receives from the Fund or the fee that the
Sub-Adviser
receives from the Adviser, or they may receive a performance-based fee on certain accounts. In those instances, the Adviser, the
Sub-Adviser
or their affiliate may have an incentive to favor the higher and/or performance-based fee accounts over the Fund. In addition, a conflict of interest could exist to the extent the Adviser or the
Sub-Adviser
has proprietary investments in certain accounts, where members of the Adviser’s Investment Committee or other senior investment professionals have personal investments in certain accounts or when certain accounts are investment options in the Adviser’s, the
Sub-Adviser’s
or StepStone Group’s employee benefits and/or deferred compensation plans. The portfolio managers may have an incentive to favor these accounts over others. If the Adviser, the
Sub-Adviser
or StepStone Group manage accounts that engage in short sales of securities of the type in which the Fund invests, the Adviser, the
Sub-Adviser
or StepStone Group could be seen as harming the performance of the Fund for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall.
There also may be circumstances under which the Adviser, the
Sub-Adviser
or their respective affiliates will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Advisers will commit the Fund’s assets. There also may be circumstances under which the Adviser, the
Sub-Adviser
or their respective affiliates will make investments for Other Accounts in which the Advisers do not invest on behalf of the Fund, or vice versa.
Investment opportunities are made available to the Fund and other StepStone clients where the investment is within the parameters of the applicable strategy. Further, investment opportunities may arise where there is more demand from the Fund and other StepStone clients for a particular investment opportunity than supply. The Adviser has adopted allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest. See “Investment Program — StepStone Group’s Allocation Policy.”
The 1940 Act imposes significant limits on
co-investments
with affiliates of the Fund. The Fund may be prohibited under the 1940 Act from conducting certain transactions with its affiliates without the prior approval of the Fund’s trustees who are not interested persons and, in some cases, the prior approval of the SEC. On March 9, 2026, the Fund, the Adviser and certain affiliated entities received the
Co-Investment
Exemptive Order. The
Co-Investment
Exemptive Order requires, among other things, that allocations be “fair and equitable” to the Fund and that the Adviser (or the applicable investment adviser) considers the interests of the Fund and other affiliated 1940
Act-regulated
funds that rely on the
Co-Investment
Exemptive Order in allocations. Under the
Co-Investment
Exemptive Order, among other requirements, the terms, conditions, price, class of securities to be purchased in respect of a particular investment, the date on which such investment is to be made and any registration rights applicable thereto, must be generally the same for the Fund and each other participating affiliated entity. The requirements of the
Co-Investment
Exemptive Order (including any requirements for board approval thereunder), as well as other regulatory requirements associated with the Fund and other affiliated 1940
Act-regulated
funds that rely on the
Co-Investment
Exemptive Order, potentially will impact the investment allocations among participating entities (including, for the avoidance of doubt, the Fund) or otherwise impact allocation results. Any changes to the
Co-Investment
Exemptive Order or the rules and other guidance promulgated by the SEC and its staff under the 1940 Act could impact allocations made available to the Fund and thereby affect (and potentially decrease) the allocation made to the Fund or otherwise impact the process for allocations in transactions in which the Fund participates.
The Adviser or its affiliates may pay additional compensation, out of their own funds and not as an additional charge to the Fund or investors, to selected brokers, dealers or other financial intermediaries, including affiliated broker dealers, in connection with the distribution of Shares and/or for the purpose of introducing a selling agent to the Fund, promoting the recommendation of an investment in the Shares or in connection with providing services intended to result in the sale of Shares and/or shareholder support services, and such payment amounts may be significant. The additional compensation may differ among the recipients in amount or in the amount of calculation. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested, the timing of investment or the overall NAV of the Fund, or a fee determined in some other method by negotiation between the Adviser and such financial intermediaries or service providers. The receipt of the additional compensation by a selling agent or financial intermediary may create potential conflicts of interest between an investor and its broker or dealer or other financial intermediary who is recommending the Shares over other potential investments. Financial intermediaries may also charge investors, at the financial intermediaries’ discretion, a placement fee based on the purchase price of Shares purchased by the investor. As a result of the various payments that financial intermediaries may receive from investors and the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.
While the Adviser or its affiliates have and may continue to pay compensation to such entities in connection with the offering of Shares, it is under no obligation to pay such fees and may decide not to do so in the future to the extent that any such compensation is permitted to be borne by the Fund. In return for this compensation, the Adviser and its affiliates expect to receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Fund on a list of funds offered as investment options to the intermediary’s or service provider’s clients (sometimes referred to as “shelf space”); access to the intermediary’s registered representatives; and/or ability to assist in training and educating the intermediary’s registered representatives. In addition, as a result of such additional compensation paid by the Adviser or its affiliates, our net assets will increase, which will result in increased management and advisory fees, and administration fees, payable to the Adviser and its affiliates.
Set out below are practices that the Advisers may follow. Although the Advisers anticipate that the investment managers will follow practices similar to those described below, no guarantee or assurances can be made that similar practices will be followed or that any such investment manager will abide by, and comply with, its stated practices. An investment manager may provide investment advisory and other services, directly or through affiliates, to various entities and accounts other than Private Credit.
Participation in Investment Activities
Directors, principals, officers, employees and affiliates of the Adviser and its affiliates may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund or its underlying investments. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Advisers, or by the Advisers for the Other Accounts, or any of their respective affiliates on behalf of their own other accounts (“Investment Manager Accounts”) that are the same as, different from or made at a different time than, positions taken for the Fund or a Private Credit Investment.
Other Matters
An investment manager may, from time to time, cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions. Future investment activities of the investment managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.
Future investment activities of the Adviser and its affiliates and their respective principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.
PURCHASES OF SHARES
Purchase Terms
The Fund is seeking to raise equity capital through private placements of its Shares on a continuous basis. The Fund will hold multiple closings at which it will accept Capital Commitments to purchase Shares from investors, pursuant to which arrangements investors will be required to fund drawdowns to purchase Shares up to the amount of their respective Capital Commitments each time the Fund delivers a drawdown notice.
Investors will be required to enter into a subscription agreement with the Fund in connection with their Capital Commitment. By executing a Subscription Agreement, the relevant investor attests that he, she or it meets the suitability standards as stated in the Subscription Agreement and agrees to be bound by all of its terms. Certain participating placement agents or brokers may require additional documentation.
Shares purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If an investor places an order to buy Shares and the investor’s payment is not received and collected, the investor’s purchase may be canceled, and the investor could be liable for any losses or fees the Fund has incurred.
We intend to issue Shares in our continuous private offering in connection with drawdown notices on Capital Commitments issued by us from time to time as determined in our or our Adviser’s discretion. Pursuant to such drawdown notices, one or more investors will be required to purchase Shares, in amounts to be determined in our or our Adviser’s discretion, in each case based upon reasons including, but not limited to, regulatory, tax or other reasons as may be determined to be appropriate by the Fund or the Adviser in their discretion, at a price per share based on the then-current NAV per Share.
We intend to sell our Shares at an offering price that we believe reflects the NAV per Share as determined in accordance with the Adviser’s Valuation Policy. In connection with the drawdowns for the continuous private offering of Shares, we expect that the Board will delegate to the Adviser the authority to conduct such drawdowns. We reserve the right, in our sole discretion and at any time, to sell Shares to investors subscribing after the initial closing date of this continuous private offering of Shares at a price set above the NAV per share in order to fairly allocate initial offering, organizational and other expenses to such investors. As such, there is no guarantee that this NAV will be equal to the offering price of our Shares in connection with any issuance of Shares on a single funding date. The price per Share in connection with any issuance of Shares on a single funding date will be the same for each investor.
Each issuance of Shares will be subject to the limitations of Section 23(b) under the 1940 Act, which generally prohibits us from issuing Shares at a price below the then-current NAV of the Shares as determined within 48 hours, excluding Sundays and holidays, of such issuance (taking into account any investment valuation adjustments from the latest valuation date in accordance with the Adviser’s Valuation Policy), subject to certain exceptions. We expect to determine our NAV for Shares at least monthly, as of the last day of each calendar month. The NAV per share is determined by dividing the value of total assets minus liabilities by the total number of Shares outstanding of the class at the date as of which the determination is made.
The Fund’s NAV may vary significantly from one month to the next. In contrast to securities traded on an exchange or over-the-counter,
where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, the Fund’s NAV will generally be calculated at least once monthly using our valuation methodology and the price at which we sell new Shares and repurchase outstanding Shares will not change depending on the level of demand by investors or the volume of requests for repurchases. See “Determination of Net Asset Value” for more information.
Below please find information about the Subscription Agreement and related matters and processes with respect to each.
Subscription Process
Investors who enter into Capital Commitment arrangements with the Fund must proceed as follows:

•	Read this entire Memorandum, any appendices and supplements accompanying this Memorandum, and all documents incorporated by reference into this Memorandum, as well as the Subscription Agreement.

•
Complete the execution copy of the Subscription Agreement with all required supporting materials, in accordance with the instructions to the Subscription Agreement. Subscription Agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the Fund. Should you execute the Subscription Agreement electronically, your electronic signature, whether digital or encrypted, included in the Subscription Agreement is intended to authenticate the Subscription Agreement and to have the same force and effect as a manual signature.

Drawdowns; No Commitment Period
Investors will be required to make capital contributions to fund drawdowns to purchase Shares up to the amount of their respective aggregate Capital Commitments each time the Fund delivers a drawdown notice, which must be funded within 5 business days of the date of the drawdown notice. Drawdown notices on Capital Commitments will be issued by us from time to time as determined in our or our Adviser’s discretion and will specify the amount of the required funding from each applicable investor for such drawdown. Drawdown purchases for Shares will generally be allocated among the Fund’s investors with unfunded Capital Commitments in amounts proportional to each investor’s Capital Commitment in such increments as the Adviser deems necessary to fund the Fund’s operations. However, the Subscription Agreements provide that the Fund retains the right, at its discretion or the Adviser’s discretion, to call drawdown capital on a non-pro
rata basis, including as the Adviser deems necessary or desirable to prevent the assets of the Fund from constituting “plan assets” under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, as otherwise necessary or desirable to comply with ERISA or any other applicable legal, regulatory, tax or similar regimes, or to otherwise accommodate the legal, tax, regulatory or fiscal concerns of certain Shareholders. The Fund may also from time to time, if determined in the Fund’s or the Adviser’s discretion, require capital contributions from some investors and not others.
The Fund may drawdown on unfunded Capital Commitments at any time prior to its liquidation and dissolution.
Catch-up
Purchases
In the event of any closing for Capital Commitments following the initial closing date, investors admitted or existing investors increasing their Capital Commitments at each such subsequent closing may be required, in the discretion of the Fund or the Adviser, to purchase Shares on one or more dates determined by the Fund with an aggregate purchase price necessary to ensure that all investors in the Fund have generally contributed the same percentage of their Capital Commitments to the Fund immediately following such purchase(s). Any such
“catch-up
purchase” may be made in multiple installments as determined by the Adviser based on the Fund’s capital or operational requirements. Investors that make a Capital Commitment prior to any such subsequent closing will not be required to fund drawdowns until all investors whose subscriptions were accepted at a subsequent closing have made their entire
“catch-up
purchase.”
Exclusion Right; Withdrawal
The Fund will have the right to exclude any investor from purchasing Shares in connection with any drawdown if in the reasonable discretion of the Fund, there is a substantial likelihood that such purchase at such time would (i) result in a violation of, or noncompliance with, any law or regulation applicable to such investor, the Fund, the Adviser, any other shareholders or any of the Fund’s portfolio companies or (ii) cause the investments of “benefit plan investors” in the Fund to be significant or otherwise cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Code.
In addition, the Fund will have the right to cover shortfalls arising from any such excluded investor in any manner the Fund deems appropriate, including by drawing down additional capital from non-excluded
investors; provided that (i) the amount of any shortfall funded by a non-excluded
investor in connection with any

investment may not exceed 125% of such
non-excluded
investor’s total capital contributions in respect of such investment in the absence of any such shortfall; and (ii) in no event will such non-excluded
investor’s total capital contributions exceed its aggregate Capital Commitment.
In addition, if the Adviser reasonably concludes that there is a substantial likelihood that a shareholder’s continued participation in the Fund would result in a violation of or non-compliance
with any law or regulation to which the Fund is or would be subject or would otherwise place an undue economic, compliance or other burden on the Fund, the Adviser may, in its sole discretion, purchase for the benefit of the Fund or the shareholders, or cause the Fund to purchase, some or all of a shareholder’s shares at any time at a price equal to the NAV of such shareholder’s shares as determined by the Board.
Default in Subscription for Shares
As set forth in the Subscription Agreement, if an investor fails to timely make a capital contribution to the Fund, and such default remains uncured for a period of 5 business days, then the Fund will be permitted to declare the investor to be in default on its obligations under such Subscription Agreement and will be permitted to take any actions available under the Subscription Agreement or at law or at equity.
Such investor shall be subject to interest on the defaulted amount as well as the potential imposition of various additional default penalties, which may include, among other things, the withholding of distributions, the forced sale of its interest in the Fund, the forfeiture of voting and approval rights and/or the termination of such investor’s right to make additional capital contributions.
The Fund will have the right to cover shortfalls arising from the default of an investor in any manner the Fund deems appropriate, including by drawing down additional capital from non-defaulting
investors;
provided
that (i) the amount of any shortfall funded by a
non-defaulting
investor in connection with any investment may not exceed 125% of such non-defaulting
investor’s total capital contributions in respect of such investment in the absence of any such shortfall; and (ii) in no event will such non-defaulting
investor’s total capital contributions exceed such investor’s aggregate Capital Commitment.
Eligible Investors
Each investor in the Fund is required to certify to the Fund that the Shares are being acquired for the account of an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. Investors who are “accredited investors” are referred to in this Memorandum as “Eligible Investors.” Existing shareholders who subscribe for additional Shares are required to qualify as Eligible Investors at the time of each additional purchase. Qualifications that must be met in becoming a shareholder are set out in the investor application. Financial intermediaries or other participating selling agents may impose additional eligibility requirements for investors who purchase Shares through such financial intermediary or selling agent.
Purchases
In-Kind
Under certain circumstances, you may purchase shares of the Fund by transferring securities to the Fund in exchange for Shares
(“in-kind
purchase”).
In-kind
purchases may be made only upon the approval of the Adviser and upon the determination that the securities are acceptable investments for the Fund. The Fund reserves the right to amend or terminate this practice at any time. Please contact the Fund at
212-351-6100
before sending any securities.
Outstanding Securities
The following table sets forth information about the Fund’s outstanding Shares as of April 1, 2026:

	Amount Authorized	Amount Held by the Fund for its Own Account	Amount Outstanding
Shares	Unlimited	—	19,692,334

REPURCHASES AND TRANSFERS OF SHARES
No Right of Redemption
No Shareholder or other person holding Shares acquired from a Shareholder has the right to require the Fund to repurchase any Shares. No public market for Shares exists, and none is expected to develop in the future. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund. Liquidity in assets that are not publicly traded is a rapidly evolving area, and the Fund may seek to create opportunities for Shareholders to achieve liquidity through any secondary market, listing service or similar mechanism that may become available.
Repurchase of Shares
No sooner than two years following commencement of operations, and subject to market conditions and the discretion of the Board, the Fund may commence a share repurchase program in which we intend to offer to repurchase, in each quarter, up to 5% of our Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. Our Board may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in the Fund’s best interest and the best interest of Shareholders. As a result, share repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. We intend to conduct such repurchase offers in accordance with the requirements of Rule
13e-4
promulgated under the Exchange Act and the 1940 Act. All Shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Shares.
You may tender all of the Shares that you own. In the event that the Shares tendered exceeds the repurchase offer amount, the Board may, in its sole discretion, approve the repurchase of Shares tendered in excess of the repurchase offer amount (including in amounts greater than 5% of outstanding Shares per quarter). If the Board does not approve the repurchase of Shares tendered in excess of the repurchase offer amount, Shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable. We will have no obligation to repurchase Shares, including if the repurchase would violate the restrictions on distributions under federal law or Delaware law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.
We will offer to repurchase Shares on such terms as may be determined by our Board in its complete and absolute discretion unless, in the judgment of the Board, such repurchases would not be in the best interests of our shareholders or would violate applicable law. There is no assurance that the Board will exercise its discretion to offer to repurchase Shares or that there will be sufficient funds available to accommodate all of our shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of Shares that you request to have repurchased. If we do not repurchase the full amount of your Shares that you have requested to be repurchased, or we determine not to make repurchases of our Shares, you will likely not be able to dispose of your Shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act.
The Fund will repurchase Shares from shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all shareholders. When the Board determines that the Fund will repurchase Shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. You will generally not know the exact price of Shares in the tender offer when you make your decision whether to tender your Shares.

Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Shares from shareholders by the applicable repurchase offer deadline. The Fund does not intend to impose any charges in connection with repurchases of Shares other than as stated above.
The majority of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. We may fund repurchase requests from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although we generally expect to fund distributions from cash flow from operations we have not established any limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our Shares is in the best interests of the Fund as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all.
In the event that any shareholder fails to maintain a minimum balance of $500 of our Shares, we may repurchase all of the Shares held by that shareholder at the repurchase price in effect on the date we determine that the shareholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.
Payment for repurchased Shares may require us to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by our Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.
DISTRIBUTION POLICY
As required in connection with the Fund’s intention to qualify as a RIC under Subchapter M of the Code, the Fund will, at a minimum, make distributions quarterly in amounts that represent substantially all of the net investment income and net capital gains, if any, earned each year. Any distributions we make will be at the discretion of our Board, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time. The NAV of each Share that you own will be reduced by the amount of the distributions or dividends that you receive from that Share.
Automatic Dividend Reinvestment Plan
Pursuant to the dividend reinvestment plan established by the Fund (the “DRIP”), each Shareholder whose Shares are registered in its own name will automatically be a participant under the DRIP and have all ordinary income dividends and/or capital gains dividend distributions automatically reinvested in additional Shares unless such Shareholder specifically elects to receive all ordinary income and capital gain dividend distributions paid in cash. A Shareholder is free to change this election at any time. If, however, a Shareholder requests to change its election within 30 days prior to a distribution, the request will be effective only with respect to distributions after the
30-day
period. A Shareholder whose Shares are registered in the name of a nominee must contact the nominee regarding its status under the DRIP, including whether such nominee will participate on such Shareholder’s behalf.
A Shareholder may elect to:

•	reinvest both ordinary income dividends and capital gain dividend distributions; or

•	receive both ordinary income dividends and capital gain dividend distributions in cash.

Generally, for U.S. federal income tax purposes, Shareholders receiving Shares under the DRIP will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the Shareholder not participated in the DRIP.
Shares will be issued pursuant to the DRIP at their NAV determined on the relevant Determination Date. There is no sales load or other charge for reinvestment, but distribution and/or shareholder servicing fees will be charged where applicable. The Fund may terminate the DRIP at any time. Any expenses of the DRIP will be borne by the Fund. The reinvestment of dividends pursuant to the DRIP will increase the Fund’s net assets on which the Management Fee and Administration Fee are payable.
VOTING
Each Shareholder has the right to cast a number of votes equal to the number of Shares held by such Shareholder at a meeting of Shareholders called by the Fund’s Board of Trustees. Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of a Trustee and approval of the Advisory Agreement, in each case to the extent that voting by shareholders is required by the 1940 Act. Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Fund’s business and may not act for or bind the Fund.
TAX ASPECTS
The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares. This discussion offers only a brief outline of the U.S. federal income tax consequences of investing in the Fund and is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. The discussion is limited to persons who hold their Shares as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular Shareholder or to Shareholders who may be subject to special treatment under U.S. federal income tax laws, such as U.S. financial institutions, insurance companies, broker-dealers, traders in securities that have made an election for U.S. federal income tax purposes to mark-to-market
their securities holdings,
tax-exempt
organizations, partnerships, Shareholders who are not “United States Persons” (as defined in the Code), Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar. No ruling has been or will be obtained from the Internal Revenue Service (“IRS”) regarding any matter relating to the Fund or the Shares. No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below. The discussion set forth herein does not constitute tax advice. Prospective Shareholders and Shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the acquisition, holding and disposition of Shares of the Fund, as well as the effects of state, local and
non-U.S.
tax laws.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS OR
CO-INVESTMENTS,
ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).

Qualification as a Regulated Investment Company; Tax Treatment
It is expected that the Fund will elect to be treated as a RIC under the Code. If the Fund so qualifies and distributes (or is deemed to have distributed) each taxable year to Shareholders dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) plus 90% of any net tax-exempt
income (if any) for the Fund’s taxable year, the Fund will not be subject to U.S. federal corporate income taxes on any amounts it distributes as dividends for U.S. federal income tax purposes, including distributions (if any) derived from the Fund’s net capital gain (
i.e
., the excess of the net long-term capital gains over net short-term capital losses) to Shareholders. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt
income, and net capital gains.
In addition, amounts not distributed on a timely basis in accordance with a separate calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund generally must be considered to have distributed dividends for U.S. federal income tax purposes in respect of each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (not taking into account any capital gains or losses), determined on a calendar year basis, (2) 98.2% of its capital gain net income, determined under prescribed rules for this purpose (which is generally determined on the basis of the one-year
period ending on October 31st of such calendar year, and adjusted for certain ordinary losses), and (3) any ordinary income and capital gain net income from previous years that was not distributed during those years and on which the Fund incurred no U.S. federal income tax. For U.S. federal income tax purposes, dividends declared by the Fund in October, November or December to Shareholders of record on a specified date in such a month and paid during January of the following calendar year are taxable to such Shareholders, and deductible by the Fund, as if paid on December 31 of the calendar year declared. The Fund generally intends to make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so.
In order to qualify as a RIC, the Fund must, among other things: (a) derive in each taxable year (the “gross income test”) at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies, and (ii) net income from interests in “qualified publicly traded partnerships” (as defined in the Code) (all such income items, “qualifying gross income”); and (b) diversify its holdings (the “asset diversification test”) so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code).
For the purpose of determining whether the Fund satisfies the gross income test, the character of the Fund’s distributive share of items of income, gain and loss derived through any Investment Funds that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) generally will be determined as if the Fund realized such tax items in the same manner as realized by those Investment Funds. Similarly, for the purpose of the asset diversification test, the Fund, in appropriate circumstances, will “look through” to the assets held by such Investment Funds.
A RIC that fails the gross income test for a taxable year shall nevertheless be considered to have satisfied the test for such taxable year if (i) the RIC satisfies certain procedural requirements, and (ii) the RIC’s failure to satisfy the gross income test is due to reasonable cause and not due to willful neglect. However, in such case, a tax is imposed on the RIC for the taxable year in which, absent the application of the above cure provision, it would have failed the gross income test equal to the amount by which the RIC’s non-qualifying
gross income exceeds
one-ninth
of the RIC’s qualifying gross income, each as determined for purposes of applying the gross income test for such taxable year.
Additionally, a RIC that fails the asset diversification test as of the end of a quarter of a taxable year shall nevertheless be considered to have satisfied the test as of the end of such quarter in the following circumstances. If the RIC’s failure to satisfy the asset diversification test at the end of the quarter is due to the ownership of assets the total value of which does not exceed the lesser of (i) one percent of the total value of the RIC’s assets at the end of such quarter and (ii) $10,000,000 (a “
de minimis
failure”), the RIC shall be considered to have satisfied the asset diversification test as of the end of such quarter if, within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of assets in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.
In the case of a failure to satisfy the asset diversification test at the end of a quarter of a taxable year under circumstances that do not constitute a de minimis
failure, a RIC shall nevertheless be considered to have satisfied the asset diversification test as of the end of such quarter if (i) the RIC satisfies certain procedural requirements; (ii) the RIC’s failure to satisfy the asset diversification test is due to reasonable cause and not due to willful neglect; and (iii) within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of the assets that caused the asset diversification failure in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test. However, in such case, a tax is imposed on the RIC, at the highest stated corporate income tax rate, on the net income generated by the assets that caused the RIC to fail the asset diversification test during the period for which the asset diversification test was not met. In all events, however, such tax will not be less than $50,000.
If before the end of any taxable quarter of its taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure. However, the action typically taken by RICs to avert such a failure (
e.g.
, the disposition of assets causing the asset diversification discrepancy) may be difficult for the Fund to pursue because of the limited liquidity of the interests in the Private Credit Investments. While the Code generally affords the Fund a
30-day
period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified
assets, the constraints on the Fund’s ability to do so may limit utilization of this statutory
30-day
cure period and, possibly, the extended cure period provided by the Code as discussed above.
If the Fund does not qualify as a RIC, it will be treated for tax purposes as an ordinary corporation. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions made to Shareholders. In addition, all distributions (including distributions of net capital gain) made to Shareholders generally would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits.
The Fund’s use of cash to repurchase shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income in connection with its liquidation of portfolio securities to fund Share repurchases. Any such income would be taken into account in determining whether the distribution requirements are satisfied, and to the extent that additional distributions are required, could generate additional taxable income for those Shareholders receiving such additional distributions. Furthermore, if the Fund is unable to liquidate portfolio securities in a manner that would enable the Fund to meet the income and asset diversification tests, the Fund could fail to qualify as a RIC, with the adverse consequences as set forth above.

Distributions
The Fund will ordinarily declare and pay distributions from its net investment income and distribute net realized capital gains, if any, quarterly. The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act. After the end of each calendar year, Shareholders subject to information reporting will be provided a Form 1099, containing information regarding the amount and character of distributions received from the Fund during the calendar year.
Shareholders normally will be subject to U.S. federal income taxes, and any state and/or local income taxes, on any distributions that they receive from the Fund. Distributions from net investment income and net short-term capital gain generally will be characterized as ordinary income (which generally cannot be offset with capital losses from other sources), and, to the extent attributable to dividends from U.S. corporations, may be eligible for a dividends-received deduction for Shareholders that are corporations. Further, to the extent the dividends are attributable to dividends from U.S. corporations and certain foreign corporations, such dividends may, in certain cases, be eligible for treatment as “qualified dividend income,” which is generally subject to tax at rates equivalent to long-term capital gain tax rates, by Shareholders that are individuals. The Fund’s distributions generally are not expected to be attributable to dividends received by the Fund and, therefore, generally are not expected to be eligible for the dividends-received deduction or treatment as “qualified dividend income.” Distributions from net capital gain (typically referred to as a “capital gain dividend”) will be characterized as long-term capital gain, regardless of how long Shares have been held by the Shareholder. However, if the Shareholder received any long-term capital gain distributions in respect of the repurchased Shares (including, for this purpose, amounts credited as undistributed capital gains in respect of those Shares) and held the repurchased Shares for six months or less, any loss realized by the Shareholder upon the repurchase will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distributions. Distributions by the Fund that are or are considered to be in excess of the Fund’s current and accumulated earnings and profits for the relevant period will be treated as a tax-free
return of capital to the extent of (and in reduction of) a Shareholder’s tax basis in its Shares and any such amount in excess of such tax basis will be treated as gain from the sale of Shares, as discussed below. Similarly, as discussed below in “Income from Repurchases and Transfers of Shares,” if a repurchase of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may, in connection with such repurchase, be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares repurchased. In such case, the tax basis in the Shares repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be added to the basis of any remaining Shares held by the Shareholder. The tax basis of Shares must be reduced by the amount of any return of capital distributions, which will result in an increase in the amount of any taxable gain (or a reduction in any deductible loss) on the sale of such Shares.
The tax treatment of the Fund’s distributions from net investment income and capital gains generally will be the same whether the Shareholder takes such distributions in cash or reinvests them to buy additional Shares.
The Fund may elect to retain its net capital gain or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, the Fund may report the retained amount as undistributed capital gains to its Shareholders, who will be treated as if each Shareholder received a distribution of his or her pro rata
share of such gain, with the result that each Shareholder will (i) be required to report his or her pro rata
share of such gain on his or her tax return as long-term capital gain, (ii) receive a refundable tax credit for his or her pro rata
share of tax paid by the Fund on the gain, and (iii) increase the tax basis for his or her Shares by an amount equal to the deemed distribution less the tax credit.
Individuals (and certain other
non-corporate
entities) are generally eligible for a 20% deduction with respect to taxable ordinary real estate investment trust (“REIT”) dividends. Applicable Treasury Regulations allow RICs to pass through to shareholders such taxable ordinary REIT dividends. Accordingly, individual (and certain other non-corporate)
Shareholders of the Fund that have received such taxable ordinary REIT dividends may be able to take advantage of this 20% deduction with respect to any such amounts passed through.
Certain distributions reported by the Fund as section 163(j) interest dividends may be treated as interest income by Shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the Shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.
An additional 3.8% tax will be imposed in respect of the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts to the extent such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. For these purposes, “net investment income” will generally include, among other things, dividends (including dividends paid with respect to the Shares to the extent paid out of the Fund’s current or accumulated earnings and profits as determined under U.S. federal income tax principles) and net gain attributable to the disposition of property not held in a trade or business (which could include net gain from the sale, exchange or other taxable disposition of Shares), but will be reduced by any deductions properly allocable to such income or net gain.
Shareholders are advised to consult their own tax advisors regarding the additional taxation of net investment income.
Income from Repurchases and Transfers of Shares
A repurchase or transfer of Shares by the Fund generally will be treated as a taxable transaction for U.S. federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend.” In general, the transaction should be treated as a sale or exchange of the Shares if the receipt of cash results in a meaningful reduction in the Shareholder’s proportionate interest in the Fund or results in a “complete redemption” of the Shareholder’s Shares, in each case applying certain constructive ownership rules in the Code. Alternatively, if a Shareholder does not tender all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and the gross amount of such repurchase may constitute a dividend to the Shareholder to the extent of such Shareholder’s pro rata
share of the Fund’s current and accumulated earnings and profits.
If the repurchase or transfer of a Shareholder’s Shares qualifies for sale or exchange treatment, the Shareholder will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased or transferred Shares and the adjusted tax basis of those Shares. Such gain or loss will be capital gain or loss if the repurchased or transferred Shares were held by the Shareholder as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for more than one year, or as short-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for one year or less.
Notwithstanding the foregoing, any capital loss realized by a Shareholder will be disallowed to the extent the Shares repurchased or transferred by the Fund are replaced (including through reinvestment of dividends) either with Shares or substantially identical securities within a period of 61 days beginning 30 days before and ending 30 days after the repurchase or transfer of the Shares. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Shares acquired. The deductibility of capital losses may be subject to statutory limitations.

If the repurchase or transfer of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares. The tax basis in the Shares repurchased or transferred by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be added to the tax basis of any remaining Shares held by the Shareholder. In such a case, there is a risk that Shareholders who are not seeking to have their Shares repurchased, and Shareholders who seek to have some but not all of their Shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such repurchase offer, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the share repurchase program, and in particular whether such program is a single and isolated event or is part of a plan for periodically repurchasing Shares of the Fund.
The Fund generally will be required to report to the IRS and each Shareholder the cost basis and holding period for each respective Shareholder’s Shares repurchased or transferred by the Fund. The Fund has elected the average cost method as the default cost basis method for purposes of this requirement. If a Shareholder wishes to accept the average cost method as its default cost basis calculation method in respect of Shares in its account, the Shareholder does not need to take any additional action. If, however, a Shareholder wishes to affirmatively elect an alternative cost basis calculation method in respect of its Shares, the Shareholder must contact the Administrator to obtain and complete a cost basis election form. The cost basis method applicable to a particular Share repurchase or transfer may not be changed after the valuation date established by the Fund in respect of that repurchase or transfer. Shareholders should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them.
A sale of Shares, other than in the context of a repurchase or transfer of Shares by the Fund, generally will have the same tax consequences as described above in respect of a Share repurchase that qualifies for “sale or exchange” treatment.
If a Shareholder recognizes a loss with respect to Shares in excess of certain prescribed thresholds (generally, $2,000,000 or more for an individual Shareholder or $10,000,000 or more for a corporate Shareholder), the Shareholder must file with the IRS a disclosure statement on an IRS Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.
Other Considerations
Unless and until the Fund is considered under the Code to be a “publicly offered regulated investment company,” for purposes of computing the taxable income of U.S. Shareholders that are individuals, trusts or estates, (1) the Fund’s earnings will be computed without taking into account such U.S. Shareholders’ allocable shares of the Management Fees and certain other expenses, (2) each such U.S. Shareholder will be treated as having received or accrued a dividend from the Fund in the amount of such U.S. Shareholder’s allocable share of these fees and expenses for such taxable year, (3) each such U.S. Shareholder will be treated as having paid or incurred such U.S. Shareholder’s allocable share of these fees and expenses for the calendar year and (4) each such U.S. Shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. Shareholder. Miscellaneous itemized deductions generally are not deductible by a U.S. Shareholder that is an individual, trust or estate. In addition, if the Fund is not treated as a “publicly offered regulated investment company,” the Fund will be subject to limitations on the deductibility of certain “preferential dividends” that are distributed to U.S. stockholders on a non-pro-rata
basis. A “publicly offered regulated investment company” is a RIC whose equity interests are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by at least 500 persons at all times during the RIC’s taxable year.

Investment Funds
It is intended that the Fund will invest a portion of its assets in Investment Funds, some of which may be classified as partnerships for U.S. federal income tax purposes. An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) generally is not subject to an entity-level U.S. federal income tax. Instead, each partner of the partnership is required to take into account its distributive share of the partnership’s net capital gain or loss, net short-term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year. Each such item will have the same character to a partner and will generally have the same source (either United States or foreign), as though the partner realized the item directly. Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions for such taxable year. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Fund and certain Investment Funds (including in circumstances where investments by the Investment Funds generate income prior to a corresponding receipt of cash). In such case, the Fund may have to dispose of interests in Investment Funds that it would otherwise have continued to hold, or devise other methods of cure, to the extent certain Investment Funds earn income of a type that is not qualifying gross income for purposes of the gross income test or hold assets that could cause the Fund not to satisfy the RIC asset diversification test.
Some of the income that the Fund may earn directly or through an Investment Fund, such as income recognized from an equity investment in an operating partnership, may not satisfy the gross income test. To manage the risk that such income might jeopardize the Fund’s tax status as a RIC resulting from a failure to satisfy the gross income test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related investment. Such subsidiary entities generally will be required to incur entity-level income taxes on their earnings, which ultimately will reduce the return to Shareholders. The Fund’s special purpose vehicles and subsidiaries include entities that engage in investment activities in securities or other assets that are primarily controlled by the Fund.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS OR
CO-INVESTMENTS,
ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
Fund Investments — General
Ordinarily, gains and losses realized from portfolio transactions will be characterized as capital gains and losses. However, because the functional currency of the Fund for U.S. federal income tax purposes is the U.S. dollar, a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and
non-U.S.
dollar denominated securities (including debt instruments, certain futures or forward contracts and options, and similar financial instruments) is generally characterized as ordinary income or loss under Section 988 of the Code. Section 988 of the Code similarly provides that gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time such receivables are collected or the time that the liabilities are paid would be generally characterized as ordinary income or loss. In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be characterized as ordinary income. Finally, all or a portion of any gain realized from engaging in “conversion transactions” (as defined in the Code to generally include certain transactions designed to convert ordinary income into capital gain) may be characterized as ordinary income.

If the Fund uses debt financing, the Fund may be prevented by financial covenants contained in the Fund’s debt financing agreements from making distributions to Shareholders in certain circumstances. In addition, under the 1940 Act’s Asset Coverage Requirement, the Fund is generally not permitted to make distributions to Shareholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Types of Investments and Related Risks — Principal Investment Related Risks — Leverage Utilized by the Fund.” Limits on the Fund’s distributions to Shareholders may prevent the Fund from satisfying the distribution requirements and, therefore, may jeopardize the Fund’s qualification for taxation as a RIC or subject the Fund to the excise tax. Moreover, the Fund’s ability to dispose of assets to meet the distribution requirements may be limited by (1) the illiquid nature of the Fund’s portfolio and/or (2) other requirements relating to the Fund’s qualification as a RIC, including the diversification requirements. If the Fund disposes of assets in order to meet the distribution requirements, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s deductible expenses in a given taxable year exceed the Fund’s investment company taxable income, the Fund may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, the Fund may for tax purposes have aggregate taxable income for several taxable years that the Fund is required to distribute and that is taxable to Shareholders even if such taxable income is greater than the net income the Fund actually earns during those taxable years.
For federal income tax purposes, the Fund is generally permitted to carry forward a net capital loss in any taxable year to offset its own capital gains, if any. These amounts are available to be carried forward to offset future capital gains to the extent permitted by the Code and applicable tax regulations. Any such loss carryforwards will retain their character as short-term or long-term. In the event that the Fund were to experience an ownership change as defined under the Code, the capital loss carryforwards and other favorable tax attributes of the Fund, if any, may be subject to limitation.
Hedging and Derivative Transactions
Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions (“Section 1256 Contracts”) generally is treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss. Gain or loss will arise upon exercise or lapse of Section 1256 Contracts. In addition, any Section 1256 Contracts remaining unexercised both at October 31 of each calendar year as well as at the end of the Fund’s taxable year are treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.
While not a principal investment strategy of the Fund, the Fund may acquire certain foreign currency forward contracts, enter into certain foreign currency futures contracts, acquire put and call options on foreign currencies, or acquire or enter into similar foreign currency-related financial instruments. Generally, foreign currency regulated futures contracts and option contracts that qualify as Section 1256 Contracts will not be subject to ordinary income or loss treatment under Section 988 of the Code. However, if the Fund acquires or enters into any foreign currency futures contracts or options contracts that are not Section 1256 Contracts, or any foreign currency forward contracts or similar foreign currency-related financial instruments, any gain or loss realized by the Fund with respect to such contract or financial instruments generally will be characterized as ordinary gain or loss unless the contract or financial instrument in question is a capital asset in the hands of the Fund and is not part of a straddle transaction (as described below), and an election is made by the Fund (before the close of the day the transaction is entered into) to characterize the gain or loss attributable to such contract or financial instrument as capital gain or loss.

Offsetting positions held by the Fund, or the Investment Funds, involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for tax purposes, to constitute “straddles.” In addition, investments by the Fund in particular combinations of Investment Funds may also be treated as a “straddle.” To the extent the straddle rules apply to positions established by the Fund, or the Investment Funds, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions. Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income. Certain of the straddle positions held by the Fund, or the Investment Funds, may constitute “mixed straddles.” One or more elections may be made in respect of the U.S. federal income tax treatment of “mixed straddles,” resulting in different tax consequences. In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.
If the Fund, or possibly an Investment Fund, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests (“appreciated financial position”), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a “Contract”) with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, or such Investment Fund, enters into the financial position or acquires the property, respectively. The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (
i.e.
, at no time during that
60-day
period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).
If the Fund, or possibly an Investment Fund, enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-thru entities (including other RICs, REITs, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-thru entity been held directly during the term of the derivative contract. Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge. The U.S. Treasury Department (the “Treasury”) and the IRS have the authority to issue regulations expanding the application of these rules to derivatives with respect to debt instruments and/or stock in corporations that are not pass-thru entities.
Passive Foreign Investment Companies and Controlled Foreign Corporations
The Fund may indirectly hold equity interests in
non-U.S.
Investment Funds and/or
non-U.S.
portfolio companies that may be treated as “passive foreign investment companies” (each, a “PFIC”) under the Code. A PFIC is generally defined as a
non-U.S.
entity which is classified as a corporation for U.S. federal income tax purposes, and which earns at least 75% of its annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or which holds at least 50% of its total assets in assets producing such passive income. The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any “excess distribution” or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its Shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If an election is made to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), then the Fund would be required, in lieu of the foregoing requirements, to include in its income each taxable year a portion of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund. If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund. The QEF election may not be able to be made with respect to many PFICs because of certain requirements that the PFICs themselves would have to satisfy. Alternatively, in certain cases, an election can be made to mark-to-market
the shares of a PFIC held by the Fund at the end of the Fund’s taxable year (as well as on certain other dates prescribed in the Code). In this case, the Fund would recognize as ordinary income its share of any increase in the value of such PFIC shares, and as ordinary loss its share of any decrease in such value, to the extent such loss did not exceed its share of prior increases in income derived from such PFIC shares. Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable taxable year and such income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above). Dividends paid by PFICs will not be treated as “qualified dividend income.” In certain cases, the Fund will not be the party legally permitted to make the QEF election or the mark-to-market
election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market
election will do so.
If the Fund holds 10% or more (by vote or value) of the interests treated as equity for U.S. federal income tax purposes in a foreign entity classified as a corporation for U.S. federal income tax purposes and considered a controlled foreign corporation (“CFC”) under the Code, the Fund may be treated as receiving a deemed distribution (
i.e
., characterized as ordinary income) each taxable year from such foreign corporation in an amount equal to its pro rata
share of such entity’s income for such taxable year (including both ordinary earnings and capital gains), whether or not the entity makes an actual distribution during such taxable year. The Fund would be required to include the amount of a deemed distribution from a CFC when computing its investment company taxable income as well as in determining whether the Fund satisfies the distribution requirements applicable to RICs, even to the extent the amount of the Fund’s income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and the proceeds from any sales or other dispositions of CFC stock during the Fund’s taxable year. In general, a foreign entity classified as a corporation for U.S. federal income tax purposes will be considered a CFC if greater than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a foreign entity classified as a corporation for U.S. federal income tax purposes.
Under Treasury Regulations, certain income derived by the Fund from a CFC or a PFIC with respect to which the Fund has made a QEF election would generally constitute qualifying income under the gross income test for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the CFC or the PFIC makes current distributions of that income to the Fund or the included income is derived with respect to the Fund’s business of investing in stocks and securities. The Fund may be restricted in its ability to make QEF elections with respect to the Fund’s holdings in
non-U.S.
Investment Funds and other issuers that could be treated as PFICs or implement certain restrictions with the respect to any
non-U.S.
Investment Funds or other issuers that could be treated as CFCs in order to limit the Fund’s tax liability or maximize the Fund’s after-tax
return from these investments.
State and Local Taxes
In addition to the U.S. federal income tax consequences summarized above, Shareholders and prospective Shareholders should consider the potential state and local tax consequences associated with an investment in the Fund. The Fund may become subject to income and other taxes in states and localities based on the Fund’s investments in entities that conduct business in those jurisdictions. Shareholders will generally be taxable in their state of residence with respect to their income or gains earned and distributed by the Fund as dividends for U.S. federal income tax purposes, or the amount of their investment in the Fund.

Foreign Taxes
The Fund’s investment in
non-U.S.
stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States. In that case, the Fund’s yield on those stocks or securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund’s assets at year-end
consists of the stock or securities of foreign corporations, the Fund may elect to permit its Shareholders to claim a credit or deduction on their income tax returns for their pro rata
portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code. In such a case, Shareholders of the Fund will include in gross income from foreign sources their pro rata
shares of such taxes. The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.
Information Reporting and Backup Withholding
Information returns will generally be filed with the IRS in connection with distributions made by the Fund to Shareholders unless Shareholders establish they are exempt from such information reporting (
e.g
., by properly establishing that they are classified as corporations for U.S. federal tax purposes). Additionally, the Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable dividends and repurchase proceeds payable to Shareholders who fail to provide the Fund with their correct taxpayer identification numbers, generally on an IRS Form
W-9,
or who otherwise fail to make required certifications, or if the Fund or the Shareholder has been notified by the IRS that such Shareholder is subject to backup withholding. Certain Shareholders specified in the Code and the Treasury Regulations promulgated thereunder are exempt from backup withholding but may be required to demonstrate their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the Shareholder’s U.S. federal income tax liability if the appropriate information is provided to the IRS.
U.S. Federally
Tax-Exempt
Shareholders
Under current law, the Fund serves to “block” (that is, prevent the attribution to Shareholders of) unrelated business taxable income (“UBTI”) from being realized by its U.S. federally tax-exempt
Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a U.S. federally tax-exempt
Shareholder could realize UBTI by virtue of its investment in Shares of the Fund if the U.S. federally tax-exempt
Shareholder has engaged in a borrowing or other similar transaction to acquire its Shares. A U.S. federally tax-exempt
Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools. If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on the trust.
Foreign Shareholders
U.S. taxation of a Shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (each, a “Foreign Shareholder”) as defined in the Code, depends on whether the income of the Fund is “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder.
Income Not Effectively Connected.
If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder, distributions of investment company taxable income will generally be subject to a U.S. tax of 30% (or lower treaty rate, except in the case of any “excess inclusion income” allocated to the Foreign Shareholder), which tax is generally withheld from such distributions. However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to Foreign Shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of certain interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a Foreign Shareholder, and that satisfy certain other requirements. Interest-related dividends do not include distributions paid in respect of a RIC’s
non-U.S.
source interest income or its dividend income (or any other type of income other than generally non-contingent
U.S.-source interest income received from unrelated obligors). In the case of shares of the Fund held through a financial intermediary, the financial intermediary may withhold U.S. federal income tax even if the Fund reports the payment as interest-related dividends or short-term capital gain dividends. There can be no assurance as to whether any of the Fund’s distributions will be eligible for an exemption from withholding of U.S. federal income tax or, as to whether any of the Fund’s distributions that are eligible, will be reported as such by the Fund. Capital gain dividends and any amounts retained by the Fund which are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or lower applicable treaty rate), unless the Foreign Shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. In order to qualify for any reduction or exemption from U.S. withholding tax, a Foreign Shareholder must comply with applicable certification requirements relating to its
non-U.S.
status (including, in general, furnishing an IRS Form
W-8BEN,
IRS Form
W-8BEN-E,
IRS Form
W-8ECI,
IRS Form
W-8IMY
or IRS Form
W-8EXP,
or an acceptable substitute or successor form).
Any capital gain that a Foreign Shareholder realizes upon a repurchase of Shares or otherwise upon a sale or exchange of Shares will ordinarily be exempt from U.S. tax unless, in the case of a Foreign Shareholder that is a nonresident alien individual, the gain is U.S. source income and such Foreign Shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. However, this 30% tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% tax. In addition, a repurchase of Shares may be subject to U.S. federal income tax withholding to the extent such repurchase is treated as a taxable distribution, as described above.
Income Effectively Connected.
If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a Foreign Shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund which are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Shares of the Fund will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations.
Corporate Foreign Shareholders may also be subject to the branch profits tax imposed by the Code.
In the case of a Foreign Shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the Foreign Shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption in the manner discussed above. In addition, dividend reinvestments will be made net of any applicable U.S. withholding taxes.
The tax consequences to a Foreign Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

Foreign Account Tax Compliance Act
The Fund is required under the Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code to withhold U.S. tax (at a 30% rate) on payments of amounts treated as dividends for U.S. federal income tax purposes made to certain
non-U.S.
entities (including financial intermediaries) that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the Treasury of U.S.-owned foreign investment accounts unless various U.S. information reporting and diligence requirements (that are in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (
e.g
., IRS Form
W-8BEN))
and certain other requirements have been satisfied. The information required to be reported includes the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Persons located in jurisdictions that have entered into an intergovernmental agreement with the U.S. to implement FATCA may be subject to different rules. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.
Other Taxation
The foregoing represents a summary of the general tax rules and considerations affecting Shareholders and the Fund’s operations, and neither purports to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, other state, local, and foreign taxes, estate and inheritance taxes, or intangible property taxes, which may be imposed by various jurisdictions. The Fund also may be subject to additional state, local, or foreign taxes that could reduce the amounts distributable to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Shareholders should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Shares and the particular tax consequences to them of an investment in the Fund. In addition to the particular matters set forth in this section, tax-exempt
entities should carefully review those sections of this Memorandum regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans.
ERISA CONSIDERATIONS
Persons who are fiduciaries with respect to an employee benefit plan, individual retirement account (“IRA”), Keogh plan, or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”, and such plans being referred to as “ERISA Plans”), or the Code (collectively referred to as “Plans”) should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions, and other standards.
The fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code, discussed below, may apply to certain entities in which a Plan purchases or holds an equity interest as described further in 29 CFR
2510.3-101,
as modified by Section 3(42) of ERISA. U.S. registered investment companies are generally excepted from such look-through treatment.
Nevertheless, the Board of Trustees may require an ERISA Plan proposing to invest in the Fund to represent that it, and any fiduciaries responsible for the ERISA Plan’s investments, are aware of and understand the Fund’s investment objectives, policies, and strategies; that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and that the decision to invest plan assets in the Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and the Code, as applicable.
Certain prospective ERISA Plan investors may currently maintain relationships with the Advisers or one or more investment managers in which the Fund invests, or with other entities that are affiliated with the Advisers or such investment managers. Each of such persons may be deemed to be a party in interest (within the meaning of ERISA) or disqualified person (within the meaning of Section 4975 of the Code) to or a fiduciary of any Plan to which it provides investment management, investment advisory, or other services. The Fund may itself be deemed to constitute a party in interest or disqualified person if 50 percent or more of the interests in the Fund are held by a party in interest or disqualified person (or certain affiliates) with respect to the Plan. ERISA and the Code prohibit and penalize the use of Plan assets for the benefit of a party in interest, and also prohibits and penalizes an ERISA Plan fiduciary from using its position to cause such ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan Shareholders should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. Fiduciaries of ERISA Plan Shareholders may be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that are duly authorized to make such investment decisions, and that have not relied on any individualized advice of such affiliated persons, as a basis for the decision to invest in the Fund. In addition, each Plan Shareholder by its purchase or holding of any interest in the Fund will be deemed to represent on each date on which it purchases or holds any interest in the Fund that either (i) it is not and will not band will not be acting with respect to the assets of any Plan or (ii) its acquisition, holding and disposition of such interest in the Fund is consistent with its fiduciary duties and do not and will not constitute or result in a non-exempt
prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Employee benefit plans that are not subject to ERISA or the related provisions of the Code may be subject to other rules governing such plans, and such plans are not addressed above; fiduciaries of employee benefit plans that are not subject to ERISA, whether or not subject to the Code, should consult with their own counsel and other advisors regarding such matters.
The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.
THE FUND’S SALE OF SHARES TO ERISA PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISERS, OR ANY OF ITS AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY ANY ERISA PLAN MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO ERISA PLANS GENERALLY OR TO ANY PARTICULAR ERISA PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR ERISA PLANS GENERALLY OR FOR ANY PARTICULAR ERISA PLAN.
ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST
The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office with cause only by action taken by a majority of the remaining Trustees. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

ADDITIONAL INFORMATION ABOUT THE FUND
Each Share represents a proportional interest in the assets of the Fund. Each Share has one vote at Shareholder meetings, with fractional Shares voting proportionally on matters submitted to the vote of Shareholders. There are no cumulative voting rights. Shares do not have pre-emptive
or conversion or redemption provisions.
INQUIRIES
Inquiries concerning the Fund and Shares (including information concerning subscription and repurchase procedures) should be directed to:
StepStone Group Private Debt LLC
277 Park Avenue, 44th Floor
New York, NY, 10172

STEPSTONE GROUP PRIVATE DEBT LLC PRIVACY POLICY
Data privacy is a primary concern for each of StepStone Group LP (“SSG”), StepStone Group Private Wealth LLC (“SPW”), StepStone Group Real Assets LP (“SIRA”), StepStone Group Real Estate LP (“SRE”), StepStone Group Private Debt LLC (“SPD”), and StepStone Group Private Debt AG (“SPD AG”) together with their affiliates and related entities (collectively, “StepStone”). This data privacy notice (the “Notice”) details StepStone’s practices for collecting, using, and disclosing the personal information of clients and others, to both affiliates of SSG, SPW, SIRA, SRE, SPD, and SPD AG as applicable, and nonaffiliated third parties. Recipients of this Notice include, among others, current clients and investors, prospective clients, visitors to our websites, former clients, employees of managers with whom StepStone has conducted business, customers, as defined by Regulation
S-P,
and employees of StepStone or any of StepStone’s affiliates (each a “Notice Recipient”). For purposes of this Notice, an affiliate is an entity that (i) controls SSG, SPW, SIRA, SRE, SPD, or SPD AG, (ii) is controlled by SSG, SPW, SIRA, SRE, SPD, or SPD AG, or (iii) is under common control with SSG, SPW, SIRA, SRE, SPD, or SPD AG. Nonaffiliated third parties are parties who are not affiliates of any of SSG, SPW, SIRA, SRE, SPD, or SPD AG.
Confidentiality of Personal Information
StepStone maintains reasonable physical, electronic and procedural safeguards to guard a Notice Recipient’s personal information. StepStone endeavors to procure that third parties that handle information agree to abide by confidentiality obligations, and use personal information only in accordance with the purpose for which it is shared. In addition, StepStone employees are trained to handle a Notice Recipient’s information properly in order to maintain its security, and only employees who reasonably need to know personal information about a Notice Recipient to provide services to such Notice Recipient are designed to have access to such information.
Categories of Personal information that StepStone Collects
StepStone collects personal information about Notice Recipients from the following sources: (i) information it receives from Notice Recipients on applications or other forms, including contact forms and application forms; (ii) information about Notice Recipients’ transactions with StepStone, its affiliates, or others; and (iii) information collected automatically from website visitors.
StepStone is a data controller within the meaning the General Data Protection Regulation (“GDPR”), the Swiss Federal Act on Data Protection (“FADP”) and other applicable data protection legislation in force in the European Economic Area (“EEA”), and a business within the meaning of the California Consumer Privacy Act of 2018 (“CCPA”) and undertakes to hold any personal information provided in accordance with EEA data protection legislation, the CCPA, the Australian Privacy Act 1988, or any other applicable privacy law.
Use of Your Personal Information
Personal information will be used by StepStone for the following purposes:

•	to respond to and communicate with you;

•	to provide the services you request and manage our relationship with you;

•
to manage and administer holdings in StepStone managed or advised funds, separately managed accounts, advisory engagements and any related business relationships (and, in each case, the investments made pursuant thereto) on an ongoing basis in accordance with the terms agreed between a Notice Recipient and SSG, SPW, SIRA, SRE, SPD, or SPD AG, as applicable;

•	to provide user and technical support;

•	to carry out statistical analysis and market research; and

•
to comply with legal and regulatory obligations applicable to the Notice Recipient, StepStone or its managed or advised funds, separately managed accounts, advisory engagements or any related business relationship with the Notice Recipient from time to time, including applicable anti-money laundering and counter terrorist financing legislation, investor qualification legislation and tax legislation.

To understand our practices regarding information that is collected automatically from visitors to our website, please review our Cookie Consent Policy.
We only use personal information in connection with StepStone’s legitimate business interests and accordingly Notice Recipients’ specific consent is not required.
Job Applicants
If you apply for a job with us, we will collect additional information in connection with your application. This may include:

•	Name and contact information;

•	Username and password;

•	Work authorization status;

•	Resume, CV, cover letter, work experience, and education information;

•	Skills;

•	Professional and work-related licenses, permits, and certifications held;

•	Reference-related information; and

•	Any other information that is publicly available or that you elect to provide to us.
Such information may be collected from you directly, from your references, from your prior employers, or from your places of education. We will only use this information to evaluate your candidacy, including by processing your application, assessing your qualifications, corresponding with you, and complying with legal obligations.
Disclosure of Personal information to Affiliates
StepStone generally may share all of a Notice Recipient’s personal information with StepStone’s affiliates, provided that such affiliates will be obligated to keep such personal information confidential to the same extent as StepStone. StepStone shares information with its affiliates in order to serve its Notice Recipients better, including for business continuity purposes. If a Notice Recipient prefers that StepStone not disclose personal information about such Notice Recipient to its affiliates, such Notice Recipient may opt out of those general disclosures; that is, such Notice Recipient may direct StepStone not to make such disclosures (other than disclosures permitted or required by applicable law or otherwise permitted by StepStone’s privacy policy). However, notwithstanding any such opt-out,
StepStone will be permitted to disclose personal information to its affiliates to the extent necessary or appropriate for such affiliates to perform services for the benefit of the Notice Recipient.
Disclosure of Personal information to
Non-Affiliates
StepStone does not sell, share, or market a Notice Recipient’s personal information to nonaffiliated third parties. StepStone’s intent is to respect the Notice Recipients’ expectations that their personal information will be kept confidential. However, in order to serve the Notice Recipients better, StepStone will disclose personal information to nonaffiliated third parties (including service providers to StepStone) to the extent necessary or appropriate for such third parties to perform services for the benefit of the Notice Recipient. In addition,

StepStone only shares personal information with unaffiliated third parties if StepStone believes that such personal information will be kept confidential by such third parties after such disclosure, and that the third parties will use the personal information only for the purposes identified by contract between StepStone and the nonaffiliated third party.
StepStone may also disclose information:

•	In connection with any merger, sale of stock or assets, financing, acquisition, divestiture, or dissolution of all or a portion of our business; and

•
If we believe that disclosure is reasonably necessary to: (a) comply with any applicable law, regulation, legal process or governmental request; (b) enforce or comply with our Terms of Use or other applicable agreements or policies, (c) protect our rights or property, or the security or integrity of our services, or (d) protect us, users of our services or the public from harm or potentially prohibited or illegal activities.

Except as required by applicable law and described in this privacy notice, StepStone will not share any other personal information about a Notice Recipient with its affiliates or nonaffiliated third parties.
Personal information of Former Investors and Prospective Clients
This Notice and StepStone’s policy regarding treatment of personal information of Notice Recipients also apply to former clients, business prospects, potential clients and current and former employees.
Disclosure of Personal information outside the EEA (excluding Switzerland)
Personal information may be transferred to countries which may not have the same or equivalent data protection laws as that required under EEA data protection legislation. Any such transfer will be made in compliance with applicable data protection legislation, and appropriate measures are in place to facilitate this, such as entering into Model Contractual Clauses (as published by the European Commission). For more information on the means of transfer of data or a copy of the relevant safeguards, please contact us at
privacy@stepstonegroup.com
.
Pursuant to EEA data protection legislation, investors have the right to object to processing of personal information and a number of other rights which may be exercised in certain circumstances,
i.e.
:

•	the right of access to personal information held;

•	the right to amend and rectify any inaccuracies in personal information held;

•	the right to erase personal information held;

•	the right to data portability of personal information held; and

•	the right to request restriction of the processing of personal information.
These rights will be exercisable, subject to limitations as provided for in EEA data protection legislation. Any Notice Recipient may make a request to StepStone to exercise these rights by contacting us at
privacy@stepstonegroup.com
.
Rights for California Residents
The California Consumer Privacy Act of 2018, California Civil Code Sections 1798.100
et seq
. (CCPA) additionally affords data protection rights to persons who are California residents. California residents, please see our California Consumer Privacy Act Disclosures here
.

Rights for Swiss and Australian Residents
Personal information may be transmitted to StepStone’s affiliates and non-affiliates
outside of Switzerland or Australia (as described in the sections on disclosure above). The countries in which personal information may be transmitted are the following: Australia; Brazil; Canada; Chile; China; Germany; Ireland; Italy; Japan; Kingdom of Saudi Arabia; Korea; Luxembourg; Malaysia; Mexico; Netherlands; Singapore; Spain; Switzerland; the United States; United Arab Emirates; and the United Kingdom. Any such transfers will be made in compliance with applicable data protection legislation, and appropriate measures are in place to facilitate this, such as entering into a data transfer agreement or Model Contractual Clauses (as published by the European Commission and for Switzerland with the Swiss Addendum).
Pursuant to Australian privacy legislation, a Notice Recipient has the right of access to personal information held and the right to amend and rectify any inaccuracies in personal information held.
These rights will be exercisable, subject to limitations as provided for in Australian privacy legislation. Any Notice Recipient may make a request to StepStone to exercise these rights by contacting us at privacy@stepstonegroup.com.
Retention of Personal Information
Please note that personal information may be retained by StepStone for the duration of a Notice Recipient’s investment or engagement with StepStone, and afterwards in accordance with StepStone’s legal and regulatory obligations and policies.
Links to Other Sites
Our websites may contain links to other sites. Please be aware that we are not responsible for the content or privacy practices of such other sites. We encourage our users to be aware when they leave our site and to read the privacy statements of any other linked sites that collect personal information.
Contact Us
For queries, requests, complaints or comments in respect of this Notice, or the way in which StepStone uses personal information, or if you need to access the policy in an alternative format due to a disability, please contact us at privacy@stepstonegroup.com, fill out our Contact Us form available on our website, or call
+1-888-995-0350.
StepStone will verify your identity using at least two data points and try to respond to you as soon as possible. You may also authorize an agent to submit a request on your behalf, so long as you provide the authorized agent written permission to request on your behalf, and your authorized agent is able to verify their identity with us.
Note that Notice Recipients have the right to lodge a complaint with the appropriate regulator.
Changes to Privacy Policy
StepStone may modify its privacy policy at any time. If we make any changes to this Privacy Policy, we will provide notice of such changes, as appropriate (e.g., on our website or by an email notification to the address you have provided).

INVESTMENT POLICIES, PRACTICES AND ADDITIONAL RISKS
The Fund is a diversified,
closed-end
management investment company. The Fund was organized as a Delaware statutory trust on February 19, 2025. The Fund currently offers one class of shares of beneficial interest (“Shares”) only to eligible investors. The Fund’s investment strategy involves investments in private credit investments (“
Private Credit Investments
”), which the Fund defines to consist of the following:

(1)
direct Loans to U.S. and international private companies that are privately originated and negotiated directly by a non-bank
lender (for example, traditional direct lenders include asset management firms (on behalf of their investors), insurance companies, BDCs and specialty finance companies) primarily including (a) first lien senior secured and unitranche loans, (b) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans, club deals (generally investments made by a small group of investment firms), and (c) other lending instruments;

(2)	investments in bank Loans to U.S. and international private companies, including securities representing ownership or participation in a pool of such Loans;

(3)
notes or other pass-through obligations representing the right to receive the principal and interest payments on direct Loans to U.S. and international private companies (or fractional portions thereof);

(4)
privately offered structured products, such as collateralized loan obligations (“CLOs”), which are backed by any of the investments described in clauses (1), (2) and (3) (the investments described in clauses (1), (2), (3) and (4) collectively referred to as the “Lending Strategy”);

(5)
privately
non-corporate
lending (including, for example, core real estate (debt financing for stabilized, income-generating properties in prime locations with long-term leases and strong tenant profiles) and transitionary real estate (financing for properties undergoing renovation, repositioning, lease-up,
or development) and infrastructure-related debt);

(6)
other privately originated lending (including, for example, trade and supply chain finance, marketplace lending (consumers, lending to lenders, etc.), royalty-backed lending, aviation financing, shipping, residential whole loan real estate, regulatory capital financing and net asset value lending);

(7)	privately originated non-performing loans (including, for example, US residential mortgage loans and business loans in the EU); and

(8)
privately offered structured products, such as CLOs, which are backed by any of the investments described in clauses (5), (6) and (7) (the investments described in clauses (5), (6), (7) and (8) collectively referred to as the “Specialty Credit Strategy”).

Fundamental Policies
The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund, are listed below. As defined by the 1940 Act, as amended (the “1940 Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Fund’s Shareholders duly called, (a) of
66-2/3%
or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund may not:
(1) invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry or group of industries (for purposes of this restriction, the Fund’s investments in Private Credit Investments are not deemed to be investments in a single industry). To the extent that the Fund’s investments in Private Credit Investments are investments in a single industry, such investments will comply with this restriction;
(2) borrow money, except to the extent permitted by the 1940 Act (which currently limits borrowing to no more than
33-
1/3% of the value of the Fund’s total assets);
(3) issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than
33-1/3%
of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets);
(4) underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in connection with the disposition of its portfolio securities;
(5) make loans to other persons, except that (i) the Fund will not be deemed to be making a loan to the extent that the Fund makes debt investments in accordance with its stated investment strategies; (ii) the Fund may take short positions in any security or financial instrument; and (iii) the Fund may lend its portfolio securities in an amount not in excess of 33
1 /3
% of its total assets, taken at market value, provided that such loans shall be made in accordance with applicable law; or
(6) purchase or sell commodities or commodity contracts, except that it may purchase and sell
non-U.S.
currency, options, futures and forward contracts, including those related to indices, swaps and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.
Other Fundamental Policies
The Fund may engage in short sales, purchases on margin and the writing of put and call options to the fullest extent permitted by applicable law, including the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time.
The Fund may invest in real estate or interests in real estate, securities that are secured by or represent interests in real estate (
e.g.
, mortgage loans evidenced by notes or other writings defined to be a type of security), mortgage-related securities or investing in companies engages in the real estate business or that has a significant portion of their assets in real estate (including real estate investment trusts) to the fullest extent permitted by applicable law, including the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC, as such statute, rules, regulations or orders may be amended from time to time.
With respect to these investment restrictions and other policies described in this Memorandum (except the Fund’s policy on borrowings set forth above), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. The Fund’s investment policies and restrictions do not apply to the activities and transactions of Investment Funds in which assets of the Fund are invested.
Non-Principal
Risks
The following disclosure supplements the disclosure set forth under the caption “Types of Investments and Related Risks” earlier in the Memorandum and does not, by itself, present a complete or accurate explanation of the matters disclosed. Prospective investors must refer also to “Types of Investments and Related Risks” earlier in the Memorandum for a complete presentation of the matters disclosed below.

Substantial Fees and Expenses.
The Fund will allocate to multiple Investment Funds. A Shareholder in the Fund that meets the eligibility conditions imposed by one or more Investment Funds, including minimum initial investment requirements, could potentially invest directly in primaries of such Investment Funds. By investing in the Investment Funds through the Fund, a Shareholder in the Fund will bear a portion of the Management Fee and other expenses of the Fund. A Shareholder in the Fund will also indirectly bear a portion of the asset-based management fees, carried interests or incentive allocations (which are a share of an Investment Fund’s returns which are paid to the investment manager) and fees and expenses borne by the Fund as an investor in the Investment Funds. Although not part of the Fund’s primary strategy, to the extent that the Fund invests in an Investment Fund that is itself a “fund of funds,” the Fund will bear a third layer of fees. These layered fees may result in higher Fund fees and expenses than if the Fund invested in other types of securities. Each investment manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Fund generally. As a result, an Investment Fund with positive performance may receive compensation from the Fund, even if the Fund’s overall returns are negative.
Incentive Allocation Arrangements.
Investment managers of an Investment Fund may receive a performance fee, carried interest or incentive allocation generally equal up to 20% of the net profits earned by the Investment Fund that it manages, typically subject to a preferred return. These performance incentives may create an incentive for the investment managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance fee, carried interest, or incentive allocation.
Control Positions
. Private Credit Investments may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject the Private Credit Investments to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adversely to the Private Credit Investment, the Fund likely would suffer losses on its investments.
Inadequate Return
. No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund. Shareholders should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.
Inside Information
. From time to time, the Fund or its affiliates may come into possession of material, non-public
information concerning an entity in which the Fund has invested or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of the entity.
Recourse to the Fund’s Assets
. The Fund’s assets, including any investments made by the Fund and any interest in the Private Credit Investments held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.
Possible Exclusion of a Shareholder Based on Certain Detrimental Effects
. The Fund may repurchase Shares held by a Shareholder or other person acquiring Shares from or through a Shareholder, if:

•
the Shares have been transferred or have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder or with the consent of the Fund;

•
ownership of the Shares by the Shareholder or other person likely will cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of the Shares by the Shareholder or other person may be harmful or injurious to the business or reputation of the Fund, the Board of Trustees, the Advisers or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

•
the Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the U.S. Bank Holding Company Act of 1956, as amended, certain Federal Communications Commission regulations, or ERISA (as hereinafter defined) (collectively, “Special Laws or Regulations”), and the Fund determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold the Shares; or

•	the Fund, the Adviser or the Board of Trustees determine that the repurchase of the Shares would be in the best interest of the Fund.
The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return.
Limitations on Transfer; Shares Not Listed; No Market for Shares
. The transferability of Shares is subject to certain restrictions contained in the Fund’s Agreement and Declaration of Trust and is affected by restrictions imposed under applicable securities laws. Shares are not traded on any national securities exchange or other market. No market currently exists for Shares, and the Fund contemplates that one will not develop. The Shares are, therefore, not readily marketable. Although the Adviser and the Fund expect to recommend to the Board of Trustees that the Fund offer to repurchase Shares quarterly after an initial period, no assurances can be given that the Fund will do so. Consequently, Shares should only be acquired by investors able to commit their funds for an indefinite period of time.
Closed-end
Fund; Liquidity Risks
. The Fund is a diversified
closed-end
management investment company designed primarily for long-term investors and is not intended to be a trading vehicle. An investor should not invest in the Fund if the investor needs a liquid investment.
Closed-end
funds differ from
open-end
management investment companies (commonly known as mutual funds) in that investors in a closed-end
fund do not have the right to redeem their shares on a daily basis at a price based on NAV.
Qualified Purchaser Exemption.
The Fund may be unsuccessful in quickly raising sufficient capital for the Fund to be deemed a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act. Because certain investments that are part of the Fund’s investment strategies require that the Fund meet the definition of qualified purchaser, the Fund may not be able to fully implement its investment strategies and the Fund’s investment performance may be negatively impacted until the Fund raises the $25,000,000 required capital to meet the definition of a qualified purchaser.
Repurchase Procedures Risks.
If modification of the Fund’s repurchase procedures as described in the Memorandum is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures reasonably designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described in the Memorandum. The Fund’s investments in Investment Funds are subject to lengthy lock-up
periods where the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to NAV and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions, and the Fund may require and be unable to obtain any Investment Manager’s consent to affect such transactions. The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Private Credit Investments in a timely manner.
In addition, the Fund’s investments in Private Credit Investments are subject to lengthy lock-up
periods where the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to NAV and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions, and the Fund may require and be unable to obtain the consents to transfer that may be required from investment managers, the issuers of a
Co-Investment,
or other investors in a
Co-Investment
needed to effect such transactions. Such parties may have no incentive to grant such consents. The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Private Credit Investments in a timely manner. See “Investment Policies, Practices and Risks – Mandatory Redemptions.”
Substantial Repurchases
. Substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.
To the extent the Fund obtains repurchase proceeds by disposing of its interest in certain Private Credit Investments, the Fund will thereafter hold a larger proportion of its assets in the remaining Private Credit Investments, some of whose interests at times may be less liquid or illiquid. This could adversely affect the ability of the Fund to fund subsequent repurchase requests of Shareholders or to conduct future repurchases at all. In addition, after giving effect to such dispositions, the remaining Private Credit Investments may not reflect the Advisers’ ideal judgments as to the desired portfolio composition of the Fund’s Private Credit Investments, in that the Fund’s performance may be tied to the performance of fewer Private Credit Investments and/or may not reflect the Advisers’ judgment as to the Fund’s optimal exposure to particular asset classes or investment strategies. These consequences may be particularly applicable if the Fund received requests to repurchase substantial amounts of Shares and may have a material adverse effect on the Fund’s ability to achieve its investment objectives and the value of the Shares. In addition, substantial repurchases of Shares could result in a sizeable decrease in the Fund’s net assets, resulting in an increase in the Fund’s total annual operating expense ratio.
Special Tax Risks
. Special tax risks are associated with an investment in the Fund. The Fund intends to satisfy the requirements each taxable year necessary to qualify as a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income
and annual distribution requirements. Each of these ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Fund obtain information from the Investment Funds in which the Fund is invested. However, Investment Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund’s income and the diversification of its assets, and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of Investment Funds in which the Fund can invest. Furthermore, although the Fund expects to receive information from each investment manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information.
If before the end of any quarter of its taxable year, the Fund believes that it may fail any of the asset diversification requirements, the Fund may seek to take certain actions to avert such a failure. However, certain actions typically taken by RICs to avert such a failure (
e.g.
, the disposition of assets causing the diversification discrepancy) may be difficult for the Fund to pursue because the Fund may be unable to liquidate its interest in Private Credit promptly. While the Code ordinarily affords the Fund a
30-day
period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified
assets, the constraints on the Fund’s ability to liquidate a specific asset may limit utilization of this cure period.
If the Fund fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a RIC under the Code. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to Shareholders. In addition, all distributions (including distributions of net capital gain) to Shareholders would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a material adverse effect on the value of the Fund’s Shares and the amount of the Fund’s distributions.

Additional Tax Considerations; Distributions to Shareholders and Potential Fund-Level Tax Liabilities
. The Fund expects to distribute substantially all of its investment company taxable income and net capital gains to Shareholders. These distributions are respectively characterized as ordinary dividend income or long-term capital gain when distributed as dividends for U.S. federal income tax purposes to Shareholders. The Fund will inform Shareholders of the amount and character of its distributions to Shareholders. See “Tax Aspects” below for more information. If the Fund distributes (or is deemed to have distributed) in respect of any calendar year less than an amount at least equal to the sum of 98% of its calendar year ordinary income (taking into account certain deferrals and elections), 98.2% of its capital gain net income (determined on the basis of a one-year
period ended on October 31 of such calendar year, and adjusted for certain ordinary losses), plus any such amounts that were not distributed in previous calendar years, then the Fund will generally be subject to a nondeductible 4% excise tax with respect to the Fund’s undistributed amounts. The Fund will not be subject to this excise tax on any amount which the Fund incurred an entity-level U.S. federal income tax.
For U.S. federal income tax purposes, the Fund is required to recognize taxable income in some circumstances in which the Fund does not receive a corresponding payment in cash and to make distributions with respect to such income to maintain its qualification as a RIC. Under such circumstances, the Fund may have difficulty meeting the annual distribution requirement necessary to maintain its qualification as a RIC. As a result, the Fund may have to sell some of its investments at times and/or at prices that the Advisers would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify as a RIC and thus become subject to corporate-level income tax.
In addition, the Fund may invest in Investment Funds located outside of the U.S. or other
non-U.S.
portfolio company or entities which may be considered passive foreign investment companies (“PFICs”) or controlled foreign corporations (“CFCs”) for U.S. federal income tax purposes. As a result, the Fund may, in a particular taxable year, be required to make ordinary income distributions in excess of the net economic income from such investments with respect to such taxable year. Under Treasury Regulations, certain income derived by the Fund from a CFC or a PFIC with respect to which the Fund has made a qualified electing fund (“QEF”) election would generally constitute qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC to the extent the CFC or the PFIC makes current distributions of that income to the Fund or the included income is derived with respect to the Fund’s business of investing in stocks and securities. As such, the Fund may be restricted in its ability to make QEF elections with respect to the Fund’s holdings in Investment Funds and other issuers that could be treated as PFICs or implement certain restrictions with the respect to any Investment Funds or other issuers that could be treated as CFCs in order to limit the Fund’s tax liability or maximize the Fund’s after-tax
return from these investments. Moreover, income or gain from such Investment Funds or other entities may be subject to
non-U.S.
withholding or other taxes. Any such withholding or other taxes would reduce the return on the Fund’s investment in such Investment Funds and thus on the Shareholders’ investment in the Fund. See “Tax Aspects.”
Lack of Financial Reporting Related to
Non-U.S.
Investments; Adverse
Non-U.S.
Taxes.
The Fund may invest indirectly through Investment Funds in
non-U.S.
entities. Because
non-U.S.
entities are not subject to uniform reporting standards, practices and disclosure comparable with those applicable to U.S. companies, there may be different types of, and lower quality, information available about
non-U.S.
companies. In particular, the assets and profits appearing on the financial statements of a company may not reflect its financial position or results of operation in the way they would be reflected had such financial statements been prepared in accordance with the U.S. generally accepted accounting principles. This limitation may be particularly true for private equity investments, where there may be little or no publicly available information about private companies. In addition, financial data related to
non-U.S.
investments may be affected by both inflation and local accounting standards and may not accurately reflect the real condition of companies and securities markets. Moreover, the Fund and its Shareholders may be subject to tax, reporting and other filing obligations in
non-U.S.
jurisdictions in which
non-U.S.
companies reside or operate.

Capital Markets Risk.
From time to time, capital markets may experience periods of disruption and instability. Such disruptions may result in, amongst other things, write-offs, the re-pricing
of credit risk, the failure of financial institutions or worsening general economic conditions, any of which could materially and adversely impact the broader financial and credit markets and reduce the availability of debt and equity capital for the market as a whole and financial services firms in particular. There can be no assurance these market conditions will not occur or worsen in the future, including economic and political events in or affecting the world’s major economies, such as the ongoing war between Russia and Ukraine and conflicts in the Middle East. Sanctions imposed by the U.S. and other countries in connection with hostilities between Russia and Ukraine and the tensions between China and Taiwan have caused additional financial market volatility and affected the global economy. Concerns over future increases in inflation, economic recession, as well as interest rate volatility and fluctuations in oil and gas prices resulting from global production and demand levels, as well as geopolitical tension, have exacerbated market volatility.
Significant disruption or volatility in the capital markets may also have a negative effect on the valuations of the Fund’s investments. While our investments are generally not publicly traded, applicable accounting standards may require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity) and impairments of the market values or fair market values of our investments, even if unrealized, must be reflected in our financial statements for the applicable period, which could result in significant reductions to our net asset value for the period. Significant disruption or volatility in the capital markets may also affect the pace of our investment activity and the potential for liquidity events involving our investments. Thus, the illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital could have a material adverse effect on our business, financial condition or results of operations.
Regulatory Change.
Legal and regulatory changes could occur during the term of the Fund, which may materially adversely affect the Fund. The regulation of the U.S. and
non-U.S.
securities, derivatives and futures markets and investment funds such as the Fund has undergone substantial change in recent years and such change may continue. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”) was signed into law in July 2010. The Dodd-Frank Act contains changes to the existing regulatory structure in the United States and is intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses. The Dodd-Frank Act requires additional regulation of private equity fund managers, including requirements for such managers to register as investment advisers under the Advisers Act, and to disclose various information to regulators about the positions, counterparties and other exposures of the private equity funds managed by such managers.
The Dodd-Frank Act significantly alters the regulation of commodity interests and comprehensively regulates the OTC derivatives markets for the first time in the U.S. Provisions in the new law include: new registration requirements with the SEC and/or the CFTC, recordkeeping, capital, and margin requirements for “swap dealers” and “major swap participants” as determined by the new law and applicable regulations, and the requirement that certain standardized OTC derivatives, such as interest rate swaps, be executed in regulated markets and submitted for clearing through regulated clearinghouses. OTC derivatives transactions traded through clearinghouses will be subject to margin requirements set by clearinghouses and possibly to additional requirements set by the SEC and/or the CFTC. Regulators also have discretion to set margin requirements for OTC derivative transactions that do not take place through clearinghouses. OTC derivatives dealers will be required to post margin to the clearinghouses through which they clear their customer trades instead of using such margin in their operations as they are currently permitted to do. This will increase the dealers’ costs and may be passed through to other market participants, such as an Investment Fund, in the form of higher fees or spreads and less favorable dealer valuations.

The CFTC, along with the SEC and other U.S. federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above. The Dodd-Frank Act and the rules already promulgated or to be promulgated thereunder may negatively impact the ability of an Investment Fund and, in turn, the Fund, to meet its investment objectives either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on an Investment Fund or its counterparties may impact an Investment Fund’s ability to invest in a manner that most efficiently meets its investment objectives, and new requirements, including capital and mandatory clearing, may increase the cost of the Investment Fund’s investments and doing business.
The effect of the Dodd-Frank Act or other regulatory change on the Fund and/or Investment Funds, while impossible to predict, could be substantial and adverse. In addition, the practice of short selling has been the subject of numerous temporary restrictions, and similar restrictions may be promulgated at any time. Such restrictions may adversely affect the returns of Investment Funds that utilize short selling. Certain tax risks associated with an investment in the Fund are discussed in “Tax Aspects.”
The Fund has an exemption from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act, as amended (“CEA”). Therefore, neither the Fund nor the Adviser (with respect to the Fund) is subject to registration or regulation as a commodity pool or CPO, respectively, under the CEA. If the exemption no longer applies, to the extent the Fund is not otherwise eligible to claim an exclusion from regulation by the CFTC, the Fund will operate subject to CFTC regulation. If the Adviser and the Fund become subject to CFTC regulation, as well as related National Futures Association rules, the Fund may incur additional compliance and other expenses.
The impact of changes in legislation, if any, on shareholders, the Fund, and the entities through which the Fund invests is uncertain. Prospective investors are urged to consult their tax advisors regarding an investment in the Fund.
Under Rule
18f-4,
the Fund is required to trade derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements and similar financing transactions) subject to a value-at-risk
(“VaR”) leverage limit, certain other testing and derivatives risk management program requirements and requirements related to board reporting. These requirements applies unless the Fund qualifies as a “limited derivatives user,” as defined in Rule
18f-4.
Reverse repurchase agreements and similar financing transactions continue to be subject to the asset coverage requirements, and a fund trading reverse repurchase agreements needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio (unless the fund treats such agreements and transactions as derivatives for all purposes under the rule). Reverse repurchase agreements and similar financing transactions will not be included in the calculation of whether the Fund is a limited derivatives user (unless the Fund determines to treat such agreements and transactions as “derivative transactions” for all purposes under the rule), but if the Fund is subject to the VaR testing, reverse repurchase agreements and similar financing transactions will be included for purposes of such testing. In addition, under Rule
18f-4,
the Fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a nonstandard settlement cycle, and the transaction will be deemed not to involve a “senior security,” provided that (i) the Fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date). The Fund may otherwise engage in such transactions that do not meet these conditions so long as the Fund treats any such transaction as a “derivatives transaction” for purposes of compliance with Rule
18f-4.
Furthermore, under Rule
18f-4,
the Fund will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the limits on borrowings as described in the “Investment Program—Leverage” section above, if the Fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. The SEC also provided guidance in connection with the rule regarding the use of securities lending collateral that may limit the Fund’s securities lending activities. These requirements may limit the Fund’s ability to use derivatives and reverse repurchase agreements and similar financing transactions as part of the Fund’s investment strategies.

Emerging and Changing Technology.
The Fund’s, the Advisers’ and the Fund’s portfolio companies’ future success depends, in part, on their ability to anticipate and respond effectively to the risk of, and the opportunity presented by, digital disruption and other technology change. These may include new applications based on artificial intelligence, machine learning, or new approaches to data mining.
Risks related to artificial intelligence, including Fund’s, the Advisers’ and the Fund’s portfolio companies’ use of third-party products incorporating artificial intelligence, include the generation of factually incorrect or biased results, also known as hallucinations, data security vulnerabilities, potential IP infringement, mishandling of confidential, proprietary, or private information, and potentially problematic third-party license terms. In addition, the SEC has recently proposed new rules on the use of artificial intelligence by investment advisers that, if enacted, could add to the compliance risks and burdens of using this technology.
The Fund’s, the Advisers’ and the Fund’s portfolio companies may also be exposed to competitive risks related to the adoption and application of new technologies by established market participants or new entrants. The Fund’s, the Advisers’ and the Fund’s portfolio companies may not be successful in anticipating or responding to these developments on a timely and cost-effective basis. Additionally, the effort to gain technological expertise and develop new technologies in their respective businesses may be costly. Investments in technology systems and data analytics capabilities may not deliver the benefits or perform as expected or may be replaced or become obsolete more quickly than expected, which could result in operational difficulties or additional costs. If the Fund’s, the Advisers’ and the Fund’s portfolio companies cannot offer new artificial intelligence-facilitated technologies or data analytics solutions as quickly as their competitors, or if their competitors develop more cost-effective technologies, data analytics solutions or other product offerings, the Fund’s, the Advisers’ and the Fund’s portfolio companies could experience a material adverse effect on their business, financial condition or results of operations.
Poor implementation of new technologies, including artificial intelligence, by the Fund’s, the Advisers’ and the Fund’s portfolio companies, or any of their third-party service providers, could subject the Fund’s, the Advisers’ and the Fund’s portfolio companies to additional risks we do not understand or cannot adequately mitigate, which could have an impact on the Fund’s results of operations and financial condition.
Indemnification of Investment Funds, Investment Managers and Others.
The Fund may agree to indemnify certain of the Private Credit Investments and their respective managers, officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Private Credit Investments. If the Fund were required to make payments (or return distributions) in respect of any such indemnity, the Fund could be materially adversely affected. Indemnification of sellers of secondaries may be required as a condition to purchasing such securities.
Other Investment Companies.
The Fund may invest in the securities of other investment companies to the extent that such investments are consistent with the Fund’s investment objectives and permissible under the 1940 Act. Under one provision of the 1940 Act, the Fund may not acquire the securities of other investment companies if, as a result, (i) more than 10% of the Fund’s total assets would be invested in securities of other investment companies, (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one investment company being held by the Fund or (iii) more than 5% of the Fund’s total assets would be invested in any one investment company. In some instances, the Fund may invest in an investment company in excess of these limits. For example, the Fund may invest in other registered investment companies, such as mutual funds, closed-end
funds and exchange-traded funds, and in BDCs in excess of the statutory limits imposed by the 1940 Act in reliance on Rule
12d1-4
under the 1940 Act. These investments would be subject to the applicable conditions of Rule
12d1-4,
which in part would affect or otherwise impose certain limits on the investments and operations of the Investment Fund. Accordingly, if the Fund serves as an “Investment Fund” to another investment company, the Fund’s ability to invest in other investment companies, private funds and other investment vehicles may be limited and, under these circumstances, the Fund’s investments in other investment companies, private funds and other investment vehicles will be consistent with applicable law and/or exemptive relief obtained from the SEC. The Fund, as a holder of the securities of other investment companies, will bear its pro rata
portion of the other investment companies’ expenses, including advisory fees. These expenses will be in addition to the direct expenses incurred by the Fund.
Limited Operating History of Fund Investments.
Many of our Private Credit Investments may have limited operating histories, and the information the Fund will obtain about such investments may be limited. As such, the ability of the Advisers to evaluate past performance or to validate the investment strategies of such Investment Funds will be limited.
Limitations on Performance Information.
Performance of Private Credit Investments are difficult to measure and therefore such measurements may not be as reliable as performance information for other investment products because, among other things: (i) there is often no market for underlying investments, (ii) Private Credit Investments take years to achieve a realization event and are difficult to value before realization, (iii) Private Credit Investments are made over time as capital is drawn down from investments, (iv) the performance record of Fund Investments are not established until the final distributions are made, which may be
10-12
years or longer after the initial closing and (v) industry performance information for Fund Investments may be skewed upwards due to survivorship bias lack of reporting by underperforming managers (
i.e.
, underperforming managers that have closed or been merged out of existence due to poor performance are often not included in performance data, which can lead to an artificially inflated view of the overall industry’s success).
Reverse Repurchase Agreements
. Reverse repurchase agreements involve a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. Reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund’s investment portfolio.
Dilution
. The Fund may accept additional subscriptions for Shares as determined by the Board, in its sole discretion. Additional purchases will dilute the indirect interests of existing Shareholders in the Fund’s investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent investments underperform the prior investments.
MANDATORY REDEMPTIONS AND TRANSFERS OF SHARES
Mandatory Redemptions
The Fund has the right to redeem Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances. Such mandatory redemptions may be made if:

•
Shares have been transferred or vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder or with the consent of the Fund;

•
ownership of Shares by a Shareholder or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the U.S. or any other relevant jurisdiction;

•
continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal consequences;

•	any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true;

•	the Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the U.S. Bank Holding Company Act of 1956, as amended, certain Federal Communications

Commission regulations, or ERISA (as hereinafter defined) (collectively, “Special Laws or Regulations”), and the Fund determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold the Shares; or

•	it would be in the best interests of the Fund to redeem Shares, subject to the conditions of Rule 23c-2 of the 1940 Act.
Transfers of Shares
Shares are subject to restrictions on transferability. No transfer of Shares will be permitted by the Fund unless the transferee is an “Eligible Investor” (as defined in the Memorandum), and, after the transfer, the value of the Shares beneficially owned by each of the transferor and the transferee is at least equal to the Fund’s minimum balance requirement.
The Fund’s organizational documents provide that each Shareholder has agreed to indemnify and hold harmless the Fund, the Board, the Adviser, each other Shareholder and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Shareholder in violation of these provisions or any misrepresentation made by such Shareholder in connection with any such transfer.

MANAGEMENT OF THE FUND
The Trustees supervise the Fund’s affairs under the laws governing statutory trusts in the State of Delaware. The Trustees have approved the contracts under which certain companies provide essential management, administrative and shareholder services to the Fund.
Trustees and Officers
The Board of the Fund consists of five Trustees. Three Trustees have no affiliation or business connection with the Advisers or any of their affiliated persons and do not own any stock or other securities issued by the Advisers. These are the
“non-interested”
or “Independent Trustees.” The other two Trustees (the “Interested Trustees”) are affiliated with the Advisers. The biographies of each Trustee are described below.
Board Structure and Oversight Function
The Board’s leadership structure features a “Chairperson” and the “Board Committees” described below. The Chairperson participates in the preparation of the agenda for meetings of the Board and the preparation of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairperson also presides at all meetings of the Board and is involved in discussions regarding matters pertaining to the oversight of the management of the Fund between meetings. Presently, Darren Friedman serves as the Chairperson of our Board of Trustees. Mr. Friedman is an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Fund, and therefore, is an Interested Trustee. The Board believes that Mr. Friedman’s extensive knowledge of the financial services industry and capital markets in particular qualify him to serve as the Chairperson of the Board. The Board believes that it is best served through this existing leadership structure, as Mr. Friedman’s relationship with the Advisers and StepStone provides an effective bridge and encourages an open dialogue between management and the Board, ensuring that both groups act with a common purpose.
The Board does not currently have a designated lead Independent Trustee. The Board believes that its leadership structure is appropriate in light of the characteristics and circumstances of the Fund because the structure allocates areas of responsibility among the individual Trustees and the committees in a manner that enhances effective oversight. The Board also believes that its relatively small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between the Advisers and the Board. During the fiscal year ended December 31, 2025, the Board held three meetings.
The Board of Trustees operates using a system of committees to facilitate the timely and efficient consideration of all matters of importance to the Trustees, the Fund and Shareholders, and to facilitate compliance with legal and regulatory requirements and oversight of the Fund’s activities and associated risks. The Board of Trustees has established two standing committees: the “Audit Committee” and the “Nominating and Governance Committee.” The Audit Committee and the Nominating and Governance Committee are comprised exclusively of Independent Trustees. Each committee charter governs the scope of the committee’s responsibilities with respect to the oversight of the Fund. The responsibilities of each committee, including their oversight responsibilities, are described further under “Independent Trustees and the Committees.”
The Fund is subject to a number of risks, including investment, compliance, operational and valuation risk, among others. The Board of Trustees oversees these risks as part of its broader oversight of the Fund’s affairs through various Board and committee activities. The Board has adopted, and periodically reviews, policies and procedures designed to address various risks to the Fund. In addition, appropriate personnel, including but not limited to the Fund’s Chief Compliance Officer, members of the Fund’s administration and accounting teams, representatives from the Fund’s independent registered public accounting firm, and portfolio management personnel and independent valuation and brokerage evaluation service providers, make regular reports regarding the Fund’s activities and related risks to the Board of Trustees and the committees, as appropriate. These reports include, among others, quarterly performance reports and risk reports and discussions with members of the risk teams relating to each asset class. The Board’s committee structure allows separate committees to focus on different aspects of risk and the potential impact of these risks on the Fund and then report back to the full Board. In between regular meetings, Fund officers also communicate with the Trustees regarding material exceptions and items relevant to the Board’s risk oversight function.
The Board recognizes that it is not possible to identify all of the risks that may affect the Fund, and that it is not possible to develop processes and controls to eliminate all of the risks that may affect the Fund. Moreover, the Board recognizes that it may be necessary for the Fund to bear certain risks (such as investment risks) to achieve its investment objectives.
As needed between meetings of the Board, the Board, or a specific committee, receives and reviews reports relating to the Fund and engages in discussions with appropriate parties relating to the Fund’s operations and related risks.
Independent Trustees
The Fund seeks as Trustees individuals of distinction and experience in business and finance, government service or academia. In determining that a particular Trustee was and continues to be qualified to serve as Trustee, the Board has considered a variety of criteria, none of which, in isolation, was controlling. Based on a review of the experience, qualifications, attributes or skills of each Trustee, including those enumerated in the table below, the Board has determined that each of the Trustees is qualified to serve as a Trustee of the Fund. In addition, the Board believes that, collectively, the Trustees have balanced and diverse experience, qualifications, attributes and skills that allow the Board to operate effectively in governing the Fund and protecting the interests of Shareholders. Information about the Fund’s committees is provided below under “Independent Trustees and the Committees.”
The Trustees of the Fund, their birth years, addresses, positions held, lengths of time served, their principal business occupations during the past five years, the number of portfolios in the “Fund Complex” (defined below) currently overseen by each Independent Trustee and other directorships, if any, held by the Trustees, are shown below. The Fund Complex includes all open-end
and
closed-end
funds (including all of their portfolios) advised by the Advisers and any registered funds that have an adviser that is an affiliate of the Advisers.

Name, Address and Birth Year	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/ Directorships Held Outside the Fund Complex**
Independent Trustees

Edward U. Gilpin Stepstone Private Credit Co-Investment Fund 277 Park Ave, 45th Floor New York, NY 10172 Birth Year: 1961	Trustee	Indefinite Length- Since Inception	Chief Financial Officer AGL Credit Management, Managing Director Onex Credit, CFO SEC Registered Funds, BC Partners	2	None

Name, Address and Birth Year	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/ Directorships Held Outside the Fund Complex**

Julie Persily Stepstone Private Credit Co-Investment Fund 277 Park Ave, 45th Floor New York, NY 10172 Birth Year: 1965	Trustee	Indefinite Length — Since Inception	Retired	2	Runway Growth Finance Corp. (NASDAQ: RWAY), a BDC (since 2017); Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB), a BDC (since 2013); Investcorp US Institutional Private Credit Fund, a BDC (from 2022 until 2024); SEACOR Marine Holdings Inc. (NYSE: SMHI), a global marine and support transportation services company (since 2018)

Michael J. Zupon Stepstone Private Credit Co-Investment Fund 277 Park Ave, 45th Floor New York, NY 10172 Birth Year: 1960	Trustee	Indefinite Length — Since Inception	Senior Advisor, DigitalBridge Credit; CEO, MJZ Group, an investment management and advisory services company; President, Zupon Family Foundation	2	None

*	Each Trustee serves an indefinite term, until his or her successor is elected.
**	This includes any directorships at public companies and registered investment companies held by the Trustee over the past five years.

The Trustees who are affiliated with the Advisers or affiliates of the Advisers (as set forth below) and their age, address, positions held, length of time served, principal business occupations during the past five years, the number of portfolios in the Fund Complex overseen by each Interested Trustee and the other directorships, if any, held by each Interested Trustees, are shown below.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/ Directorships Held Outside the Fund Complex**
Interested Trustees
Darren Friedman Stepstone Private Credit Co-Investment Fund 277 Park Ave, 45th Floor New York, NY 10172 Birth Year: 1968	Chairperson of the Board of Trustees	Indefinite Length — Since Inception	Partner, StepStone	2	Agiliti, Inc. (NYSE: AGTI), a service provider to the U.S. healthcare industry (from 2019 until 2024)

Ariel Goldblatt Stepstone Private Credit Co-Investment Fund 277 Park Ave, 45th Floor New York, NY 10172 Birth Year: 1982	Trustee	Indefinite Length — Since Inception	CEO; StepStone Group Private Debt LLC (2023- present);	2	None

*	Each Trustee serves an indefinite term, until his or her successor is elected.
**	This includes any directorships at public companies and registered investment companies held by the Trustee over the past five years.
The executive officers of the Fund, their birth years, addresses, positions held, lengths of time served and their principal business occupations during the past five years are shown below.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years
Executive Officers
Ariel Goldblatt Stepstone Private Credit Co-Investment Fund 277 Park Ave, 45th Floor New York, NY 10172 Birth Year: 1968	President and Chief Executive Officer	Indefinite Length — Since Inception	See above

Joseph Cambareri Stepstone Private Credit Co-Investment Fund 277 Park Ave, 45th Floor New York, NY 10172 Birth Year: 1978	Chief Financial Officer	Indefinite Length — Since Inception	Chief Financial Officer, StepStone Private Credit Fund LLC

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years
Dean Caruvana Stepstone Private Credit Co-Investment Fund 277 Park Ave, 45th Floor New York, NY 10172 Birth Year: 1979	Secretary and Chief Compliance Officer	Indefinite Length — Since Inception	General Counsel, StepStone Group Private Wealth LLC (Since 2023); Principal, Blue Owl Capital (2022-2023); Vice President, BlackRock (2018-2022)

*	Each officer serves an indefinite term, until his or her successor is elected.
For each Trustee, the dollar range of equity securities beneficially owned by the Trustee in the Fund and in the Family of Investment Companies (Family of Investment Companies includes all of the registered investment companies advised by the Advisers) as of December 31, 2025, is set forth in the table below.

Name of Trustee	Dollar Range of Equity Securities in the Fund (1), (2)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies (1), (2), (3)
Independent:
Edward U. Gilpin	None	None
Julie Persily	None	None
Michael J. Zupon	None	None

Name of Trustee	Dollar Range of Equity Securities in the Fund (1), (2)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies (1), (2), (3)
Interested:
Darren Friedman	None	None
Ariel Goldblatt	None	None

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or Over $100,000.
(2)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.
(3)
The Family of Investment Companies is defined as any two or more registered investment companies that (a) share the same investment adviser or principal underwriter; and (b) hold themselves out to investors as related companies for purposes of investment and investor services.

As to each Independent Trustee and his or her immediate family members, no person owned beneficially or of record securities of an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.
As of April 1, 2026, all Trustees and Officers of the Fund, as a group, owned less than 1% of the outstanding Shares of the Fund.
Independent Trustees and the Committees
Law and regulation establish both general guidelines and specific duties for the Independent Trustees. The Board has two committees: the Audit Committee and the Nominating and Governance Committee.
The Independent Trustees are charged with recommending to the full Board approval of management, advisory and administration contracts, and distribution and underwriting agreements; continually reviewing fund performance; overseeing on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance and trading among funds in the same complex; and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time.
The Board of Trustees has a separately-designated standing Audit Committee. The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Fund’s independent registered public accounting firm; directing investigations into matters within the scope of the independent registered public accounting firm’s duties, including the power to retain outside specialists; reviewing with the independent registered public accounting firm the audit plan and results of the auditing engagement; approving professional services provided by the independent registered public accounting firm and other accounting firms prior to the performance of the services; reviewing the independence of the independent registered public accounting firm; considering the range of audit and non-audit
fees; reviewing the adequacy of the Fund’s system of internal controls; and reviewing the valuation process. The Fund has adopted a formal, written Audit Committee Charter.
The members of the Audit Committee of the Fund are Edward U. Gilpin, Julie Persily and Michael J. Zupon. None of the members of the Fund’s Audit Committee is an “interested person,” as defined under the 1940 Act, of the Fund (with such disinterested Trustees being “Independent Trustees” or individually, “Independent Trustee”). Each Independent Trustee is also “independent” from the Fund under the listing standards of the New York Stock Exchange, Inc. (“NYSE”). The Chairperson of the Audit Committee of the Fund is Mr. Gilpin. During the fiscal year ended December 31, 2025, the Audit Committee held three meetings.
The Board also has a Nominating and Governance Committee. The members of the Nominating and Governance Committee of the Fund are Edward U. Gilpin, Julie Persily and Michael J. Zupon, each of whom is an Independent Trustee. The Chairperson of the Nominating and Governance Committee is Mr. Zupon. The Nominating and Governance Committee identifies individuals qualified to serve as Independent Trustees on the Board and on committees of the Board and recommends such qualified individuals for nomination by the Fund’s Independent Trustees as candidates for election as Independent Trustees, advises the Board with respect to Board composition, procedures and committees, develops and recommends to the Board a set of corporate governance principles applicable to the Fund, monitors and makes recommendations on corporate governance matters and policies and procedures of the Board and any Board committees and oversees periodic evaluations of the Board and its committees.
The Fund’s Nominating and Governance Committee recommends qualified candidates for nominations as Independent Trustees. Persons recommended by the Fund’s Nominating and Governance Committee as candidates for nomination as Independent Trustees shall possess such experience, qualifications, attributes, skills and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Fund, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law or regulation. While the Nominating and Governance Committee expects to be able to continue to identify from their own resources an ample number of qualified candidates for the Fund’s Board as they deem appropriate, they will consider nominations from Shareholders to the Board. Nominations from Shareholders should be in writing and sent to the Nominating and Governance Committee as described below under “Shareholder Communications.” During the fiscal year ended December 31, 2025, the Nominating and Governance Committee held one meeting.
Experience, Qualifications and Attributes
The Board has concluded, based on each Trustee’s experience, qualifications and attributes that each Board member should serve as a Trustee. The following is a brief summary of the information that led to and/or supports this conclusion.

Biographies
Interested Trustees
Darren Friedman
is a Partner at StepStone, working across the private equity and private debt businesses. Mr. Friedman co-Chairs
the firm’s Private Equity Investment Committee and is a member of several Private Debt Investment Committees. He also co-leads
the firm’s private equity
co-investment
practice and is a member of the private equity executive committee. Prior to joining StepStone in 2010, Mr. Friedman was a Managing Partner at Citi Private Equity, a US$10+ billion private equity and mezzanine asset management business. Before that he worked in the investment banking division at Salomon Smith Barney, where he managed the firm’s relationships with private equity funds and their portfolio companies, completing numerous capital market and M&A transactions. Mr. Friedman received his BS from the University of Illinois and MBA from the Wharton School of the University of Pennsylvania.
Ariel Goldblatt
is a partner and member of the private debt team at StepStone Group. Prior to joining StepStone Group in April 2019, Ms. Goldblatt was a director of business development at CNBC, Inc., where she led business development and M&A activity. Prior to that, Ms. Goldblatt was a senior analyst at Eachwin Capital, L.P. an institutionally oriented investment management firm, from February 2013 to February 2017. Before that she worked in private equity, private credit and investment banking at Apax Partners LLP, Crescent Capital Group L.P. and Merrill Lynch & Co.
Ms. Goldblatt received her MBA from The Wharton School, University of Pennsylvania and her BS in finance from the Schreyer Honors College, Pennsylvania State University.
Independent Trustees
Edward U. Gilpin
has served as Chief Financial Officer of AGL US DL Management LLC (together with its affiliates, “AGL”) and the AGL Private Credit Income Fund since October 2024. Prior to joining AGL, Mr. Gilpin served as the Managing Director, Finance of Onex Credit Advisor, LLC, and Chief Financial Officer and Treasurer of Onex Direct Lending BDC Fund from April of 2022 to October 2024. Prior to joining Onex Falcon full time, Mr. Gilpin was a financial consultant at Onex Falcon from June of 2021 to April of 2022. Mr. Gilpin was also a financial consultant at Advantage Capital Holdings, Inc. from January 2021 to May 2022, and was at BC Partners from April 2019 until March 2021, where he was the Chief Financial Officer of Portman Ridge Finance Corp. a public BDC, of BC Partners Lending Corporation a non-traded
BDC, and of Mount Logan Capital a Canadian Public Company. Prior to joining BC Partners, Mr. Gilpin served as the Executive Vice President and Chief Financial Officer of KCAP Financial Inc. (NASDAQ: KCAP), an internally managed, publicly traded BDC from June 2012 to April 2019. Prior to KCAP, he served as Executive Vice President and Chief Financial Officer of Ram Holdings, Ltd. (NASDAQ: RAMR), a provider of financial guaranty reinsurance, and prior to that he was the Executive Vice President, Chief Financial Officer and Director of ACA Capital Holdings, Inc. (NYSE: ACA), a holding company that provided asset management services and credit protection products. Mr. Gilpin has also served as: Vice President in the Financial Institutions Group at Prudential Securities, Inc.’s investment banking division; CFO of WCA, an affiliate of ACA Capital; Director, Chief of Staff for MBIA Insurance Company; and Vice President in the Mutual Funds Department of BHC Securities, Inc. Mr. Gilpin holds an M.B.A. from Columbia University and a B.S. from St. Lawrence University.
Julie Persily
has served since 2017 as a member of the board of directors of Runway Growth Finance Corp. (NASDAQ: RWAY), a BDC, has served since 2013 as a member of the board of directors of Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB), a BDC, and has served since 2018 on the board of directors of SEACOR Marine Holdings Inc. (NYSE: SMHI), a global marine and support transportation services company. Ms. Persily served as the
Co-Head
of Leveraged Finance and Capital Markets of Nomura Securities North America, a unit of Nomura Holdings Inc. (NYSE: NMR), a securities and investment banking company, from July 2010 until her retirement in 2011. Ms. Persily previously served in various capacities at Citigroup Inc. (NYSE: C), a financial services company, including as the
Co-Head
of Leveraged Finance Group from

December 2006 to November 2008, the Head of Acquisition Finance Group from December 2001 to November 2006 and as Managing Director from July 1999 to November 2001. From 1990 to 1999, Ms. Persily served in various capacities including as a Managing Director, Leveraged Finance at BT Securities Corp., a financial services company and a subsidiary of Bankers Trust Corp., which was acquired by Deutsche Bank in April 1999. From 1987 to 1989, Ms. Persily served as an analyst at Drexel Burnham Lambert, a securities and investment banking company. Ms. Persily received a B.A. in psychology and economics from Columbia College and a M.B.A. in financing and accounting from Columbia Business School.
Michael J. Zupon
is a Senior Advisor to DigitalBridge Credit (“DigitalBridge”), a private credit platform focused on funding global opportunities in digital infrastructure. Mr. Zupon has over 30 years of investment experience managing leveraged loan, high yield bond, distressed debt, mezzanine debt and private equity investments.
Prior to joining DigitalBridge in 2020, Mr. Zupon was a managing director and the Chief Investment Officer of the Allianz Global Investors’ (“AllianzGI”) US Private Credit Solutions team. Mr. Zupon joined AllianzGI in January 2017 following the acquisition by AllianzGI of Sound Harbor Partners’ investment funds. Mr. Zupon founded Sound Harbor Partners’ in 2009 to provide private credit to US companies.
Prior to founding Sound Harbor in 2009, Mr. Zupon was a managing director at The Carlyle Group from 1999-2009 and was a partner and member of its management committee. Mr. Zupon founded Carlyle’s Leveraged Finance business and led its growth to over $13 billion of assets under management. As head of U.S. Leveraged Finance, Mr. Zupon served as Chief Investment Officer, loan portfolio manager and special situations portfolio manager. Mr. Zupon developed and led Carlyle’s global expansion in credit and entry into secured loans, mezzanine debt and distressed investing. Mr. Zupon was a member of the Investment Committees to Carlyle Strategic Partners, a distressed fund and Carlyle Mezzanine Partners and served on the board of Carlyle Europe Leveraged Finance.
Prior to Carlyle, Mr. Zupon was a Managing Director at Merrill Lynch and Banc of America Securities (f.k.a. NationsBanc Markets, Inc.), where he managed a department responsible for its leveraged loan underwriting business. Earlier, Mr. Zupon worked at Canadian Imperial Bank of Commerce’s Acquisition Finance Group (CIBC). Mr. Zupon earned a B.S. in Business from Miami University of Ohio.
Shareholder Communications
Shareholders may send communications to the Fund’s Board of Trustees. Shareholders should send communications intended for the Fund’s Board by addressing the communications directly to that Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Fund’s office or directly to such Board member(s) at the address specified for each Trustee previously noted. Other Shareholder communications received by the Fund not directly addressed and sent to the Board of Trustees will be reviewed and generally responded to by management, and they will be forwarded to the Board only at management’s discretion based on the matters contained therein.
Compensation
The Independent Trustees are paid an annual retainer of $30,000. All Trustees are reimbursed for their reasonable out-of-pocket
expenses. The Trustees do not receive any pension or retirement benefits from the Fund.
The following table shows information regarding the compensation received by the Trustees, none of whom is an employee of the Fund, for services as a Trustee for the fiscal year ended December 31, 2025. The Trustees who are “interested persons,” as defined in the 1940 Act, of the Fund and the Fund’s officers do not receive compensation from the Fund.

Name of Trustee	Aggregate Compensation from the Fund	Total Compensation from the Fund Complex Payable to Trustees
Independent:
Edward U. Gilpin	$7,500	$70,000
Julie Persily	$7,500	$57,500
Michael J. Zupon	$7,500	$57,500

Name of Trustee
Interested:
Darren Friedman	None	None
Ariel Goldblatt	None	None
Code of Ethics
Pursuant to Rule
17j-1
under the 1940 Act, the Board of Trustees has adopted a “Code of Ethics” for the Fund and approved Codes of Ethics adopted by the Adviser and the
Sub-Adviser
(collectively the “Codes”). The Codes are intended to ensure that the interests of Shareholders and other clients are placed ahead of any personal interest, that no undue personal benefit is obtained from the person’s employment activities and that actual and potential conflicts of interest are avoided.
The Codes apply to the personal investing activities of Trustees and officers of the Fund, the Adviser, and the
Sub-Adviser
(“Access Persons”). Rule
17j-1
under the 1940 Act and the Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by Access Persons, including with respect to securities that may be purchased or held by the Fund (which may only be purchased by Access Persons so long as the requirements set forth in the Codes are complied with). Under the Codes, Access Persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings or private placements. The Codes are available on the EDGAR database on the SEC’s internet site www.sec.gov and copies of the Codes may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
Investment Advisory,
Sub-Advisory
and Distribution Agreements
StepStone Group Private Debt LLC is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). The Adviser was established in 2022 and is a wholly owned business of StepStone Group Private Debt AG. The Adviser acts as a discretionary or non-discretionary
investment manager to institutional entities and pooled investment vehicles worldwide, primarily with respect to investments in private debt.
The Adviser serves as investment adviser to the Fund pursuant to an investment advisory agreement entered into between the Fund and the Adviser (the “Advisory Agreement”). The Adviser is responsible for the overall management of the Fund’s activities. The Adviser is responsible for formulating and updating (as needed) the overall investment strategy of the Fund. The Adviser is also responsible for the structuring and distribution functions for the Fund. In addition, the Adviser is responsible for the operational and governance aspects of the Fund, including the selection and management of the Fund’s service providers and the management of the Fund’s tender offers and distributions and dividend reinvestment plan. The Adviser is also responsible for the Fund’s SEC and other regulatory reporting obligations. The Adviser is subject to the ultimate supervision of, and any policies established by, the Board of Trustees.

StepStone Group Europe Alternative Investments Limited (“SGEAIL”) is an investment adviser registered with the SEC under the Advisers Act and an affiliate of StepStone Group. SGEAIL serves as the
Sub-Adviser
of the Fund and will provide ongoing research, recommendations and portfolio management regarding the Fund’s investment portfolio.
As affiliates of StepStone Group, StepStone Private Debt and SGEAIL (together, the “Advisers”) benefit from the organization’s scale and depth across private markets.
StepStone Group LP is a global private markets investment firm focused on providing customized investment solutions and advisory and data services to its clients. StepStone Group LP’s clients include some of the world’s largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients. StepStone Group LP partners with its clients to develop and build portfolios designed to meet their specific objectives across private infrastructure, private equity, private real estate and private debt asset classes.
StepStone Group Inc. is the sole managing member of StepStone Group Holdings LLC, which in turn is the general partner of StepStone Group LP. StepStone Group Inc. is listed and trades on the Nasdaq Global Select Market under the trading symbol STEP. Please see StepStone Group Inc’s website at www.stepstonegroup.com for more information.
StepStone Group advises and/or manages accounts other than that of the Fund, which may give rise to certain conflicts of interest. See “Conflicts of Interest.”
The
Sub-Adviser
has entered into a
sub-advisory
agreement
(“Sub-Advisory
Agreement”) with the Adviser and will be responsible for the day-to-day
management of the Fund’s assets and activities. The
Sub-Adviser
will provide ongoing research, recommendations, and portfolio management regarding the Fund’s investment portfolio subject to the overall supervision of the Adviser and the Fund’s officers and Board of Trustees.
The offices of the Adviser are located at 277 Park Ave, 45th Floor, New York, NY 10172, and its telephone number is
212-351-6100.
The Adviser or its designee maintains the Fund’s accounts, books and other documents required to be maintained under the 1940 Act at 277 Park Ave, 45th Floor, New York, NY 10172.
Approval of the Advisory Agreement
The Advisory Agreement was approved by the Fund’s Board (including a majority of the Independent Trustees) at a meeting held in person on March 25, 2025. The Advisory Agreement of the Fund has an initial term of two years from the date of its execution. The Advisory Agreement will continue in effect from year to year thereafter so long as such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement is terminable by the Fund without penalty, on 60 days’ prior written notice: by the Board; by vote of a majority of the outstanding voting securities of the Fund; or by the Adviser. The Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.
In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund will pay the Adviser a Management Fee equal to 0.60% on an annualized basis of the Fund’s month-end
net assets. The Management Fee will be payable monthly within ten (10) business days after the end of the month. The Management Fee is an expense paid out of the Fund’s assets. For the avoidance of doubt, the Management Fee is applied to any assets in respect of Shares that will be repurchased by the Fund on such date.
The Adviser will pay 20% of the Management Fee proceeds to the
Sub-Adviser
on a monthly basis.

The Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the Advisory Agreement, the Adviser is not liable for any loss the Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security.
A discussion of the factors considered by the Fund’s Board of Trustees in approving the Advisory Agreement is available in the Fund’s Form
N-CSR
for the fiscal period ended June 30, 2025.
Approval of the
Sub-Advisory
Agreement
The Adviser has entered into a
Sub-Advisory
Agreement with SGEAIL. The
Sub-Adviser
provides the Fund with
non-discretionary
investment advisory services subject to the overall supervision of the Adviser and the Fund’s officers and Board of Trustees. As consideration for services provided by the
Sub-Adviser,
the Adviser will pay 20% of the Management Fee proceeds to the
Sub-Adviser
on a monthly basis.
A description of the factors considered by the Fund’s Board of Trustees in approving the
Sub-Advisory
Agreement is available in the Fund’s Form
N-CSR
for the fiscal period ended June 30, 2025.
Purchases
In-Kind
Securities received by the Fund in connection with an
in-kind
purchase will be valued in accordance with the Fund’s valuation procedures as of the time of the next-determined NAV per Share of the Fund following receipt in good form of the order. In situations where the purchase is made by an affiliate of the Fund with securities received by the affiliate through a redemption in-kind
from another fund, the redemption
in-kind
and purchase
in-kind
must be effected simultaneously, the Fund and the redeeming fund must have the same procedures for determining their NAVs, and the Fund and the redeeming fund must ascribe the same value to the securities. Please call
212-351-6100
before attempting to purchase Shares
in-kind.
The Fund reserves the right to amend or terminate this practice at any time.
Other Accounts Managed by the Portfolio Managers
Because the portfolio managers may manage assets for other investment companies, pooled investment vehicles, and/or other accounts (including institutional clients, pension plans and certain high-net-worth
individuals), there may be an incentive to favor one client over another resulting in conflicts of interest. For instance, the Advisers may receive fees from certain accounts that are higher than the fee it receives from the Fund, or it may receive a performance-based fee on certain accounts. In those instances, the portfolio managers may have an incentive to favor the higher and/or performance-based fee accounts over the Fund. In addition, a conflict of interest could exist to the extent the Advisers have proprietary investments in certain accounts, where a portfolio manager has personal investments in certain accounts or when certain accounts are investment options in the Advisers’ employee benefits and/or deferred compensation plans. The portfolio managers may have an incentive to favor these accounts over others. If the Advisers manage accounts that engage in short sales of securities of the type in which the Fund invests, the Advisers could be seen as harming the performance of the Fund for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. The Advisers have adopted allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

The following table shows information regarding accounts (other than the Fund) managed by the named portfolio managers as of December 31, 2025:

	Number of Other Accounts Managed and Total Assets by Account Type						Number of Accounts and Total Assets for Which Advisory Fee is Performance Based
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Name of Portfolio Manager	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed
Gary Gipkhin	—	$—	—	$—	1	$1.2B	1	$1.0B	—	$—	—	$—
Ariel Goldblatt	—	$—	—	$—	2	$1.2B	1	$1.0B	—	$—	1	$1.9B
Securities Ownership of Portfolio Managers
As of December 31, 2025, the dollar range of securities beneficially owned by the named portfolio managers in the Fund is shown below:

Name	Aggregate Dollar Range of Equity Securities in the Fund (1)
Gary Gipkhin	None
Ariel Goldblatt	None

(1)	Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, $100,001–$500,000, $500,001–$1,000,000 or Over $1,000,000.
Portfolio Manager Compensation Structure
The Adviser’s philosophy on compensation is to provide senior professionals’ incentives that are tied to both short-term and long-term performance of the Adviser. All investment professionals are salaried. Further, all investment professionals are eligible for a short-term incentive bonus each year that is discretionary and based upon the professional’s performance, as well as the performance of the business.
Proxy Voting Policies and Procedures and Proxy Voting Record
Investments in the Investment Funds and some
Co-Investments
do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Fund may receive notices or proposals seeking the consent of or voting by holders (“proxies”). The Fund has delegated any voting of proxies in respect of portfolio holdings to the Adviser, which has adopted the proxy voting policies of StepStone Group LP (the “Proxy Voting Policy”). In general, the Adviser believes that voting proxies in accordance with the policies described below will be in the best interests of the Fund.
The Adviser will generally vote to support management recommendations relating to routine matters, such as the election of board members (where no corporate governance issues are implicated) or the selection of independent auditors. The Adviser will generally vote in favor of management or investor proposals that the Adviser believes will maintain or strengthen the shared interests of investors and management, increase value for investors and maintain or increase the rights of investors. On non-routine
matters, the Adviser will generally vote in favor of management proposals for mergers or reorganizations and investor rights plans, so long as it believes such proposals are in the best economic interests of the Fund. In exercising its voting discretion, the Adviser will seek to avoid any direct or indirect conflict of interest presented by the voting decision. If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving the Adviser, the Adviser will make written disclosure of the conflict to the Independent Trustees indicating how the Adviser proposes to vote on the matter and its reasons for doing so.

Under certain circumstances, the Fund may hold its interests in the Investment Funds in non-voting
form. In such cases where only voting securities are available for purchase by the Fund, in all, or substantially all, instances, the Fund will seek to create by contract the same result as owning a non-voting
security by entering into a contract, typically before the initial purchase, to relinquish the right to vote in respect of its investment.
To assist in its responsibility for voting proxies, the Adviser may from time to time retain experts in the proxy voting and corporate governance area as proxy research providers (“Research Providers”). The services provided to the Adviser by the Research Providers would include in depth research, global issuer analysis, and voting recommendations. While the Adviser may review and utilize recommendations made by the Research Providers in making proxy voting decisions, it is in no way obligated to follow any such recommendations. In addition to research, the Research Providers could provide vote execution, reporting and recordkeeping. The Board would carefully monitor and supervise the services provided by any Research Providers.
For a copy of the Proxy Voting Policy, see Annex A to this Memorandum. A copy of the Proxy Voting Policy is also available on our website at www.stepstonepw.com and on the SEC’s website at www.sec.gov. The Fund shall file an annual report of each proxy voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form
N-PX
not later than August 31 of each year.
PORTFOLIO TRANSACTIONS
Since the Fund generally acquires and disposes of its investments in privately negotiated transactions, it infrequently uses brokers in the normal course of business.
Subject to policies established by the Fund’s Board, the Advisers are primarily responsible for the execution of any traded securities in the Fund’s portfolio and the Fund’s allocation of brokerage commissions. The Advisers do not expect to execute transactions through any particular broker or dealer but seek to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operations facilities of the firm, and the firm’s risk and skill in positioning blocks of securities.
While the Advisers generally seek reasonably competitive trade execution costs, the Fund will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Advisers may select a broker based partly upon brokerage or research services provided to the Advisers and the Fund and any other clients. In return for such services, the Fund may pay a higher commission than other brokers would charge if the Advisers determine in good faith that such commission is reasonable in relation to the services provided.
Information about the brokerage commissions paid by the Fund, including commissions paid to affiliates, is set forth in the table below:

	Aggregate Brokerage Commissions Paid	Commissions Paid to Affiliates
Fiscal Period Ended December 31, 2025	$—	$—
For the fiscal year ended December 31, 2025, the brokerage commissions paid to affiliates by the Fund represented 0% of the aggregate brokerage commissions paid and involved 0% of the dollar amount of transactions involving payment of commissions during the period.

The following table shows the dollar amount of brokerage commissions paid to brokers for providing third-party research services and the approximate dollar amount of the transactions involved for the fiscal year ended December 31, 2024. The provision of third-party research services was not necessarily a factor in the placement of all brokerage business with such brokers.

Amount of Commissions Paid to Brokers for Providing Research Services	Amount of Brokerage Transactions Involved
—	$—

As of December 31, 2025, the Fund did not hold any securities of its “regular brokers or dealers” (as defined in Rule
10b-1
under the Investment Company Act) if any portion of such holdings were purchased during the fiscal year ended December 31, 2025.
ADMINISTRATOR AND SUB-ADMINISTRATOR
The Administrator, when providing services under the administration agreement, serves as the Fund’s administrator and will provide certain administrative and fund accounting services to the Fund. Under the terms of an administration agreement between the Fund and the Administrator (the “Administration Agreement”), the Administrator is responsible for, among other things, certain administration, accounting and investor services for the Fund. In consideration for these services, the Fund pays the Administrator the Administration Fee in an amount up to 0.175% on an annualized basis of the Fund’s net assets. The Administration Fee is calculated based on the Fund’s month-end
net asset value and payable monthly in arrears. The Administration Fee is an expense paid out of the Fund’s net assets. The Administrator’s principal business address is 277 Park Avenue, 44th Floor, New York, NY, 10172.
The Administration Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the responsibilities, obligations or duties thereunder, neither the Administrator nor its shareholders, officers, directors, employees, agents or control persons shall be liable for any act or omission in connection with or arising out of any services rendered under the Administration Agreement.
SEI Investments Global Funds Services serves as the Fund’s
sub-administrator
(the
“Sub-Administrator”)
and performs certain
sub-administration
and
sub-accounting
services for the Fund. In consideration of the
sub-administrative
services and
sub-accounting
services provided by the
Sub-Administrator
to the Fund, the Administrator pays the
Sub-Administrator
from the proceeds of the Administration Fee a
sub-administration
fee (the
“Sub-Administration
Fee”) in an amount up to 0.065% on an annualized basis of the Fund’s net assets, subject to a minimum annual fee. The
Sub-Administration
Fee is calculated based on the Fund’s
month-end
net asset value and payable monthly in arrears. The
Sub-Administrator’s
principal business address is 1 Freedom Valley Drive, Oaks, Pennsylvania 19456.
The table below sets forth information about the amounts paid by the Fund to the Administrator (which include amounts paid by the Administrator to the
Sub-Administrator)
for the periods indicated:

Paid to the Administrator
Fiscal Period Ended December 31, 2025	$126,862

CUSTODIAN AND TRANSFER AGENT
UMB Bank, N.A. (the “Custodian”) serves as the custodian of the Fund’s assets and may maintain custody of the Fund’s assets with domestic and foreign sub-custodians
(which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees. Assets of the Fund are not held by the Advisers or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 928 Grand Blvd., 5th Floor, Kansas City, Missouri 64106.
UMB Fund Services, Inc. serves as Transfer Agent with respect to maintaining the registry of the Fund’s Shareholders and processing matters relating to subscriptions for, and repurchases of, Shares. The Transfer Agent’s principal business address is 235 West Galena Street, Milwaukee, Wisconsin 53212.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is One Manhattan West, New York, NY 10001.
LEGAL COUNSEL
Dechert LLP, acts as legal counsel to the Fund. Its principal business address is 1095 Avenue of the Americas, New York, NY 10036.
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
As of April 1, 2026, except as noted below, no persons owned of record or beneficially 5% or more of the outstanding Shares of the Fund as of that date. The Adviser has provided the initial investment in the Fund. For so long as the Adviser has a greater than 25% interest in the Fund, it may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

Name	Percentage of Shares
Stepstone Private Credit Co-Investment Feeder Fund LP	99.99%
REPORTS TO SHAREHOLDERS
By January 31 of the following year, Shareholders will be provided a Form 1099, containing information regarding the amount and character of distributions received from the Fund during the preceding calendar year. The Fund will prepare and transmit to its Shareholders, a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act. Quarterly reports from the Adviser regarding the Fund’s operations during such period also will be made available to the Fund’s Shareholders.
FISCAL YEAR
For accounting purposes, the fiscal year of the Fund is the
12-month
period ending on December
31. The
12-month
period ending December 31 of each year will be the taxable year of the Fund unless otherwise determined by the Fund.

FINANCIAL STATEMENTS
The audited financial statements of the Fund and related report of Ernst & Young LLP, the independent registered public accounting firm, are herein incorporated by reference from the Fund’s annual report for the period ended December 31, 2025. The Fund’s annual report and semi-annual reports are available upon request, without charge, by calling (704)
215-4300,
by visiting the Fund’s website at www.stepstonepw.com or on the SEC’s website at
www.sec.gov
.

ANNEX A STEPSTONE GROUP LP
PROXY VOTING POLICY
StepStone, as a matter of policy and as a fiduciary to our discretionary clients (generally the Funds), has responsibility for voting proxies for portfolio securities consistent with the best economic interest of the client (StepStone generally does not have the legal authority to vote proxies on behalf of advisory clients). Our policy and practice include the responsibility to monitor corporate actions, receive and vote client proxies and disclose any potential conflicts of interest as well as making information available to investors about the voting of proxies for their portfolio securities and maintaining relevant and required records. There is a separate voting policy for Stepstone Group Europe Alternative Investments Limited which deals with proxy voting due to its registration as an alternative investment fund manager, which is available upon request.
StepStone has adopted the following procedures to implement the Firm’s policy.
Voting Procedures

•	All Supervised Persons will forward any proxy materials received on behalf of clients to proxyvoting@stepstonegroup.com.

•	Upon receipt, the internal legal and compliance team will coordinate with the applicable investment team to get voting instructions.

•
Absent material conflicts, the legal and compliance team, in consultation with the investment professionals responsible for the investment to which the proxy materials relate, will determine how StepStone should vote the proxy in accordance with applicable voting guidelines, complete the proxy, and vote the proxy in a timely and appropriate manner.

Voting Guidelines

•
In the absence of specific voting guidelines from the client, StepStone will vote proxies in the best interests of each particular client. StepStone’s policy is to vote all proxies from a specific issuer the same way for each client absent qualifying restrictions from a client or as documented in the file by the CCO or SGEAIL CCO, as applicable. Clients are permitted to place reasonable restrictions on StepStone’s voting authority in the same manner that they may place such restrictions on the actual selection of account securities.

•
StepStone will generally vote in favor of routine corporate housekeeping proposals such as to change capitalization (e.g., increase the authorized number of common or preferred shares of stock (to the extent there are not disproportionate voting rights per preferred share)), the election of directors, setting the time and place of the annual meeting, change of fiscal year, change of name, and selection of auditors absent conflicts of interest raised by an auditor’s non-audit
services.

•
In the case of
non-routine
matters, voting decisions will generally be made in support of management, unless it is believed that such recommendation is not in the best interests of the client. On a case-by-case
basis, the Firm will decide
non-routine
matters, taking into account the opinion of management and the effect on management, and the effect on shareholder value and the issuer’s business practices. These matters include, but are not limited to, change of domicile, change in preemptive rights or cumulative voting rights, compensation plans, investment restrictions for social policy goals, precatory proposals, classification of the board of directors, poison pill proposals or amendments, recapitalizations, and super-majority voting.

StepStone will abstain from voting if it is determined to be in the best interests of the client. In making such a determination, various factors will be considered, including, but not limited to, the costs associated with exercising the proxy (e.g., travel or translation costs) and any legal restrictions on trading resulting from the exercise of the proxy. In consultation with the CCO or SGEAIL CCO, as applicable, the Firm may also consider any special regulatory implications applicable to the client or the Firm resulting from the exercise of the proxy.
Private Markets Investments
Investments in private markets are often subject to contractual agreements among the investors in the fund or company. If StepStone has the authority to vote with respect to the interests, it will exercise its rights in accord with its contractual obligations and, if its vote is not constrained by contract, the Firm will determine how to vote based on the principles described above. Records relating to the vote will be kept for the five-year retention period.

PART C: OTHER INFORMATION

Item 25. Financial Statements and Exhibits

(1)

Financial Statements:

Part A: The audited financial highlights of the Registrant contained in the Fund’s annual report for the period ended December 31, 2025 are incorporated by reference in this registration statement in the section entitled “Financial Highlights.”

Part B: Incorporated by reference to the Fund’s annual report for the period ended December 31, 2025, filed electronically pursuant to Section 30(b)(2) of the Investment Company Act of 1940.

(2)	Exhibits:

	(a)	(1) Certificate of Trust(1)

(2) Amended and Restated Declaration of Trust(1)

	(b)	By-Laws(1)

	(c)	Not applicable

	(d)	Not applicable

	(e)	Dividend Reinvestment Plan(2)

	(f)	Not applicable

	(g)	(1) Investment Advisory Agreement between the Registrant and StepStone Group Private Debt LLC(1)

(2) Investment Sub-Advisory Agreement between the Registrant, StepStone Group Private Debt LLC and StepStone Group Europe Alternative Investments Limited(1)

	(h)	Not applicable

	(i)	Not applicable

	(j)	Custody Agreement between the Registrant and UMB Bank, N.A.(2)

	(k)	(1) Administration Agreement between the Registrant and StepStone Group Private Debt LLC(1)

(2) Sub-Administration Agreement between StepStone Group Private Debt LLC and SEI Investments Global Funds Services(2)

(3) Transfer Agency and Shareholder Services Agreement between the Registrant and UMB Fund Services, Inc.

(4) Expense Support and Conditional Reimbursement Agreement*

	(l)	Not applicable

	(m)	Not applicable

	(n)	Consent of Independent Registered Public Accounting Firm for the Registrant*

	(o)	Not applicable

	(p)	Form of Subscription Agreement(2)

	(q)	Not applicable

(r)	(1) Code of Ethics of the Registrant(2)

(2) Code of Ethics of StepStone Group LP And its Operating Subsidiaries and Affiliates(2)

(3) Code of Ethics Addendum of StepStone Group Europe Alternative Investments Limited(2)

(s)	Not applicable

*	Filed herewith
(1)	Incorporated by reference to the corresponding exhibit of the Registrant’s Registration Statement on Form N-2 filed on April 25, 2025.
(2)	Incorporated by reference to the corresponding exhibit of the Registrant’s Registration Statement on Form N-2 filed on June 9, 2025.

Item 26. Marketing Arrangements

Not applicable

Item 27. Other Expenses of Issuance or Distribution

Not applicable

Item 28. Persons Controlled by or Under Common Control with the Registrant

None.

Item 29. Number of Holder of Securities

As of April 1, 2026:

Title of Class	Number of Record Holders
Common Shares	2

Item 30. Indemnification

Reference is made to Article 5.2 of the Fund’s Amended and Restated Agreement and Declaration of Trust filed as Exhibit (a)(2) to this Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Advisers, officers and controlling persons of the Fund pursuant to the foregoing provisions or otherwise, the Fund has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Fund of expenses incurred or paid by the Advisers, officer or controlling person of the Fund in the successful defense of any action, suit or proceeding) is asserted by the Advisers, officer or controlling person, the Fund will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The Fund hereby undertakes that it will apply the indemnification provisions of the Agreement and Declaration of Trust in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect. The Fund, in conjunction with the Advisers and the Fund’s Board of Trustees, maintains insurance on behalf of any person who is or was an Independent Trustee, officer, employee, or agent of the Fund, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. In no event, however, will the Fund pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which the Fund itself is not permitted to indemnify.

Item 31. Business and Other Connections of Investment Adviser

A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each executive officer or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set out in Registrant’s accompanying Memorandum in the section entitled “Management of the Fund.” The information required by this Item 31 with respect to each director, officer or partner of the Adviser is incorporated by reference to Form ADV with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (File No. 801-126880).

Item 32. Location of Accounts and Records

The books, accounts and other documents required by Section 31(a) under the Investment Company Act of 1940, as amended, and the rules promulgated thereunder will be maintained at the offices of:

(1)	StepStone Private Credit Co-Investment Fund, 277 Park Avenue, 44th Floor, New York, NY 10172.

(2)	StepStone Group Private Debt LLC, 277 Park Avenue, 44th Floor, New York, NY 10172.

Item 33. Management Services

Not applicable.

Item 34. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, and the State of New York, on the 30th day of April, 2026.

STEPSTONE PRIVATE CREDIT CO-INVESTMENT FUND (A Delaware statutory trust)

By:	/s/ Ariel Goldblatt
Ariel Goldblatt
Trustee, President, and Chief Executive Officer

II-4